     As filed with the Securities and Exchange Commission on July 12, 2001
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              __________________

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              __________________
                            EarthWatch Incorporated
            (Exact name of registrant as specified in its charter)
       Delaware                            3663                 31-1420852
(State or other jurisdiction of       (Primary Standard     (I.R.S. Employer
                                         Industrial          Identification
 incorporation or organization)  Classification Code Number)      Number)

                            EarthWatch Incorporated
                                1900 Pike Road
                           Longmont, Colorado 80501
                                (303) 682-3800
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Herbert F. Satterlee III
                     President and Chief Executive Officer
                            EarthWatch Incorporated
                                1900 Pike Road
                           Longmont, Colorado 80501
                                (303) 682-3800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:
                             Alan G. Harvey, Esq.
                               Baker & McKenzie
                           2300 Trammell Crow Center
                               2001 Ross Avenue
                              Dallas, Texas 75201
                                (214) 978-3000

                                  __________
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If any of the securities being registered onthis form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ______________
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_____________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                ______________
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
    Title of each class of        Amount to be       Proposed maximum offering        Proposed maximum aggregate      Amount of
 securities to be registered       registered         price per unit (1)(2)            offering price (1)(2)        registration fee
------------------------------------------------------------------------------------------------------------------------------------
13% Senior Discount Notes        $19,500,000                88%                           $17,160,000                   $4,290
    due 2007.............
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f).
(2) The 13% Senior Discount Notes due 2007 were initially sold at a substantial discount from their principal amount at maturity. The registration fee with respect to such notes was calculated based on their approximate accreted value as of July 12, 2001.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                               EXPLANATORY NOTE

     The prospectus included in this Registration Statement also relates to the registrant's Registration Statement No. 333-39202 pursuant to Rule 429 under the Securities Act.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell securities, and we are not soliciting offers to buy securities, +
+in any state where the offer or sale is not permitted.                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  SUBJECT TO COMPLETION, DATED JULY 12, 2001

PROSPECTUS

                            EarthWatch Incorporated
                      13% SENIOR DISCOUNT NOTES DUE 2007


         This prospectus relates to the offering for resale from time to time by the selling holders described in this prospectus of 13% Senior Discount Notes due 2007 of EarthWatch Incorporated. There are $71.65 million in aggregate principal amount at maturity of notes outstanding. The notes were issued on August 11, 2000, and were registered under the Securities Act. They were issued in exchange for notes with substantially similar terms to these notes that had not been registered.

         The notes rank equally in right of payment with all of our existing and future unsubordinated and unsecured indebtedness.

                            ______________________


    Investing in the notes involves risks. See "Risk factors" beginning on page 8.

                            ______________________


         The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ______________________


         Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc. (collectively, "Morgan Stanley Dean Witter") will use this prospectus in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Morgan Stanley Dean Witter may act as principal or agent in the transactions. EarthWatch will receive no portion of the proceeds of the sales of the notes and will bear the expenses incident to the registration of the notes. If Morgan Stanley Dean Witter conducts any market-making activities, it may be required to deliver a "market-making prospectus" when effecting offers and sales of the notes because of the equity ownership of EarthWatch by affiliates of Morgan Stanley Dean Witter. For so long as a market-making prospectus is required to be delivered, the ability of Morgan Stanley Dean Witter to make a market in the notes may be dependent, in part, on the ability of EarthWatch to maintain a current market-making prospectus.

         In addition, other selling holders named in this prospectus, directly or through agents, dealers, or underwriters to be designated from time to time, will use this prospectus in connection with offers and sales of notes that they hold. EarthWatch will receive no portion of the proceeds of the sales of the notes and will bear the expenses incident to the registration of the notes.


              The date of this prospectus is_____________, 2001.

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
Summary...........................................................................................................      1
Risk factors......................................................................................................      8
Special note regarding forward-looking statements.................................................................     18
Use of proceeds...................................................................................................     19
Dividend policy...................................................................................................     19
Capitalization....................................................................................................     20
Selected historical financial data................................................................................     21
Management's discussion and analysis of financial condition and results of operations.............................     22
Business..........................................................................................................     30
Management........................................................................................................     41
Limitation of liability and indemnification matters...............................................................     49
Certain relationships and related transactions....................................................................     50
Principal stockholders............................................................................................     53
Recapitalizations.................................................................................................     55
Description of material indebtedness..............................................................................     58
Form of notes.....................................................................................................     59
Description of the notes..........................................................................................     60
Selling holders...................................................................................................     90
Description of capital stock......................................................................................     91
United States federal income tax consequences.....................................................................     95
Plan of distribution..............................................................................................     99
Legal matters.....................................................................................................    100
Experts...........................................................................................................    100
Where you can find more information...............................................................................    101
Index to financial statements.....................................................................................    F-1

                           _________________________

You should rely only on the information provided in this prospectus. We have authorized no one to provide you with different information. We, Morgan Stanley Dean Witter and the other selling holders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

                                    SUMMARY

     You should read the following summary together with the detailed information regarding EarthWatch, including "Risk factors" and the financial statements, including the notes to the financial statements, appearing elsewhere in this prospectus. Digital Globe(R) and Your Planet Online(R) are our registered trademarks, and Seconds on Orbit(TM) is our trademark. References herein to the "EarthWatch system" refer collectively to our planned satellite, ground stations, the Digital Globe, and our distribution system.

                             EarthWatch Incorporated

     We plan to create and market a variety of information products derived from satellite imagery of the earth's surface. We are currently building one satellite capable of collecting high-resolution digital imagery of the earth's surface, as well as a comprehensive image collection, enhancement, and digital archive system known as our Digital Globe database. Our QuickBird satellite is designed to collect 0.6-meter resolution gray scale and 2.5-meter resolution color imagery of the earth and will have an ability to revisit most areas within three to five days. Although we launched the QuickBird 1 satellite on November 20, 2000, it failed to achieve orbit. The QuickBird 1 satellite was not recoverable. Our previous satellite, the EarlyBird 1, was launched in December 1997, but we lost contact with it and determined that it was a total loss. We plan to launch the QuickBird 2 satellite in October 2001.

     We believe that our system will allow us to provide high-resolution imagery-based products at a low cost and in the forms most useful to our targeted customer segments. For sophisticated government, scientific, and commercial users, we expect to deliver raw imagery data on a near real-time basis in response to specific customer requests. In addition, we can process and enhance the imagery data to make them more useful to our customers. For example, we can add precision correction, elevation, terrain, and topographic information or integrate information from other sources such as political borders or utility infrastructure. We also expect to collect and store imagery for resale in our Digital Globe archive. This will allow us to produce satellite imagery at negligible incremental cost, facilitating an array of new geographic information, mapping, multimedia applications, and markets that do not currently use geographic imagery.

     Geographic imagery is used in a broad and increasing range of applications. Most governments and businesses need geographic information. The United States and foreign governments use geographic imagery for national security reconnaissance. Local and municipal governments use geographic imagery for land use and infrastructure planning, resource management, and environmental monitoring. Geographic imagery products are also important to a variety of industries, including mapping, surveying, agriculture, forestry, environmental protection, and mineral and oil exploration.

     Industry estimates of worldwide revenues for aerial imagery exceed $2 billion annually, according to Frost & Sullivan. We believe the broader market for geographic imagery and derivative products and services significantly exceeds this amount and that the near-term world market for high spatial resolution satellite imagery will exceed $1 billion annually. We believe this market will grow as low-cost, high-quality satellite imagery becomes commercially available, stimulating demand for satellite imagery-based products and services and encouraging development of new products and applications.

     High-resolution satellites have significant advantages over aerial photography and low-resolution satellites that are currently used to collect geographic imagery. Aerial photography provides accurate, high-resolution overhead imagery of discrete areas, but can be subject to a number of limitations, including:

     .    limited coverage area;

     .    slow delivery time;

     .    restricted ability to fly over certain areas; and

     .    high marginal cost of images.

     In addition, we believe that many aerial providers still have a limited ability to produce imagery in a digital format, which constrains their ability to process and enhance images and to maintain a low cost, readily accessible image archive.

     Existing low spatial resolution satellite imagery systems, such as Landsat and the French satellite consortium SPOT, can provide imagery that is less costly and covers wider areas than aerial photography, but the low spatial resolution of these satellite systems significantly limits their usefulness for many applications.

     High spatial resolution satellite imagery has fewer of these limitations and has several additional advantages. In addition to providing high spatial resolution gray scale (panchromatic) imagery, high-resolution satellites can take precise color and infrared (multispectral) images, enabling a wide range of monitoring, detection, and exploration applications. The digital format of satellite imagery facilitates quick delivery, enables low-cost archiving, allows for image enhancement and manipulation, and preserves much more of the information value than analog imagery.

     We are not aware of any additional competitors that plan to enter this market other than our three announced competitors:

     . Space Imaging, Inc., which successfully launched its first 1-meter resolution satellite in September 1999 and has begun serving the commercial market;

     . Orbital Imaging Corp., or Orbimage, which is developing two 1-meter high-resolution imaging systems, which are scheduled for launch during the third and fourth quarters of 2001, as publicly announced; and

     . ImageSat International (formerly known as West Indian Space Ltd.), which successfully launched a 1.8-meter resolution satellite in December 2000 and has announced plans to launch a 1-meter high-resolution satellite for commercial use during the third quarter of 2001.

     We believe there are significant barriers for other potential entrants. The design, creation, launch, and operation of an integrated high-resolution commercial satellite system require significant expertise and knowledge. We and each of our three announced competitors have been developing commercial satellite imagery systems for more than five years. We believe it would take a new potential competitor more than two years and significant capital to develop and construct a high-resolution commercial imaging satellite. Most aerospace companies capable of constructing such a satellite have already aligned themselves with one of the announced entrants. As a result, we believe that EarthWatch, together with the other announced entrants, will have a significant advantage over new market entrants.

     Initially, we expect to provide imagery primarily to the United States and foreign governments and agencies. The United States government supports the development of a commercial satellite imaging industry and is now taking steps to include commercial providers in several major security, mapping, and earth monitoring programs. For example, the United States government is currently upgrading its EagleVision mobile reconnaissance ground stations to accommodate high-resolution commercial satellite imagery. Between NASA and the Department of Defense, the United States government has identified over $1 billion in prospective purchases of imagery products and related value-added services that it expects to obtain from commercial vendors in the next five years. As one of three announced United States entrants, we believe we are well positioned to secure a portion of this business. We have already provided commercial imagery products to NASA and the National Imagery and Mapping Agency, or NIMA.

     Governments of many foreign countries have a strong national security interest in obtaining near real-time high-resolution imagery of their borders and neighboring countries. This type of imagery has generally not been available to governments other than those of the United States, France, Israel, and the former Soviet Union. We have submitted proposals to foreign governments and commercial entities, with several of these being prospective customers. We have entered into contracts with agencies in two countries, have outstanding proposals for contracts with agencies in fifteen countries, and are in discussions with many other countries to provide them with a wide range of images and other products when QuickBird 2 has been launched. We believe that once QuickBird 2 is operational, we will be able to quickly convert customer interest into contracts and revenue opportunities.

     We are also targeting as potential customers civilian agencies and local and municipal governments that currently use aerial and low-resolution satellite imagery for mapping, environmental monitoring, land use, and infrastructure planning. In the longer term, we expect that our customers will include commercial users in industries such as mapping and surveying, oil, gas, and mineral exploration, agriculture, forestry, scientific and environmental monitoring, and insurance risk analysis and damage assessment. We also expect value-added resellers to develop products based on satellite imagery from our Digital Globe archive for various commercial and consumer-oriented applications, such as real estate assessment, travel planning, commodities forecasting, economic intelligence, and entertainment.

     We are committed to achieving leadership positions in specific markets for digital imagery and derivative information products. Our strategy to achieve our objectives includes the following elements:

     .    become a leading provider of imagery-driven solutions;

     .    pursue targeted market entry and expansion;

     . maintain leadership through partnerships with leading technology companies;

     .    leverage our technical advantages;

     .    build direct relationships with key customers and market influencers;
          and

     .    develop a comprehensive Digital Globe archive.

     EarthWatch is a Delaware corporation. Our principal executive offices are located at 1900 Pike Road, Longmont, Colorado 80501-6700. Our telephone number is (303) 682-3800.

                     Recent recapitalization transactions

     On February 28, 2001, as required by the indentures governing the notes and our then-outstanding 12 1/2% Senior Notes due 2005, we offered to purchase all of the outstanding notes and our then-outstanding 12 1/2% notes at their accreted value on the date of purchase, using the insurance proceeds relating to the loss of our QuickBird 1 satellite. The offer expired on April 2, 2001, and we repurchased $127.4 million in principal amount at maturity of the notes and all outstanding 12 1/2% notes on April 3, 2001. The combined repurchase price totaled $172.9 million.

     In connection with the offer, we entered into a Recapitalization Agreement and Consent dated as of April 2, 2001 with certain holders of the notes. Pursuant to the Recapitalization Agreement, these holders agreed to refrain from tendering their notes in the offer, thus allowing us to have the use of the funds that would otherwise be used to repurchase their notes. Pursuant to the Recapitalization Agreement, we also:

     . granted registration rights to certain holders of notes and Series C preferred stock;

     . pledged government securities to secure certain repurchase rights of the noteholders;

     . obtained the consent of the holders of notes and amended the indenture governing the notes in certain respects;

     . obtained $9 million of vendor financing from Ball Aerospace & Technologies Corp., or Ball Aerospace;

     .    amended our certificate of incorporation in certain respects;

     . issued 10,843,297 additional shares of our Series C preferred stock to the holders of the notes that signed the Recapitalization Agreement and their assignees;

     .    purchased launch and in-orbit insurance for our QuickBird 2 satellite;
          and

     . pledged the QuickBird 2 insurance in favor of The Bank of New York, as collateral agent for (a) the holders of notes and for Ball Aerospace, and (b) the holders of our Series A preferred stock and Series B preferred stock.

     See "Recapitalizations - 2001 Recapitalization" for a further discussion of the recent recapitalization transactions.

                       Summary of the terms of the notes

The notes.................................  13% Senior Discount Notes due 2007,
                                            which have an aggregate principal
                                            amount at maturity of $71,650,000.

Maturity..................................  July 15, 2007.

Interest payment dates ...................  The notes will not begin to accrue cash interest until July 15, 2002.
                                            Beginning on January 15, 2003,
                                            interest on the notes will be
                                            payable semiannually in cash on
                                            January 15 and July 15 of each year.

Optional redemption.......................  We may, at our option, redeem the notes beginning on July 15, 2004.
                                            The initial redemption price is
                                            106.5% of the principal amount at
                                            maturity, plus accrued interest. The
                                            redemption price of the notes will
                                            then decline each year until
                                            maturity. See "Description of the
                                            notes - Optional redemption."

Change of control.........................  Upon a change of control of
                                            EarthWatch, we will be required to
                                            make an offer to purchase the notes
                                            at a purchase price equal to 101% of
                                            their accreted value on the date of
                                            repurchase, plus any accrued and
                                            unpaid interest. We cannot assure
                                            you that we will have sufficient
                                            funds available at the time of any
                                            change of control to make any
                                            required debt repayment, including
                                            repurchases of the notes.

Insurance collateral......................  We have obtained insurance policies for the QuickBird 2 satellite to
                                            cover $155 million of risks
                                            associated with the launch and first
                                            year of operations of QuickBird 2.
                                            The notes are secured equally with
                                            up to $9 million in principal amount
                                            of vendor financing by any proceeds
                                            of insurance policies covering
                                            certain aspects of our QuickBird 2
                                            satellite.

                                            If the trustee for the notes
                                            receives proceeds from the insurance
                                            policy covering risks related to
                                            QuickBird 2, we will make an offer
                                            to repay the vendor financing
                                            described above and purchase the
                                            notes at a purchase price equal to
                                            their accreted value, plus any
                                            accrued and unpaid interest to the
                                            date of purchase. To the extent that
                                            the aggregate accreted value and
                                            accrued interest of the notes
                                            tendered in response to the offer to
                                            purchase and the amount of vendor
                                            financing requested to be repaid
                                            exceeds the amount of insurance
                                            proceeds available for such offer,
                                            holders of the notes that subscribe
                                            to the offer to purchase and the
                                            lender in the vendor financing will
                                            receive a ratable portion of the
                                            insurance proceeds. To the extent
                                            the accreted value and interest on
                                            the notes tendered, together with
                                            the vendor financing to be repaid,
                                            are less than the available
                                            proceeds, the excess will be placed
                                            into a similar pledge account to
                                            secure a put right on behalf of the
                                            holders of our Series A and B
                                            preferred stock, and any remaining
                                            funds after exercise of this put
                                            right will be returned to
                                            EarthWatch.

Ranking...................................  The notes rank equally in right of payment with all of our
                                            unsubordinated and unsecured
                                            indebtedness. At April 30, 2001, we
                                            had no indebtedness outstanding
                                            which ranked equally in right of
                                            payment with the notes.

Restrictive covenants.....................  The indenture under which the notes have been issued contains covenants
                                            that, among other things, restrict
                                            our ability and the ability of our
                                            subsidiaries to:

                                             .    incur additional debt;

                                             .    incur liens;

                                             .    engage in sale-leaseback
                                                  transactions;

                                             .    pay dividends or make other
                                                  distributions in respect of
                                                  our capital stock;

                                             .    redeem capital stock; or

                                             .    make investments or restricted
                                                  payments.

                                             However, these limitations are
                                             subject to a number of important
                                             qualifications and exceptions. We
                                             are, among other things, permitted
                                             to incur additional indebtedness,
                                             including secured debt, under
                                             specified circumstances.

Form of notes.............................   The notes have been issued in fully
                                             registered form, without coupons.
                                             The notes have been deposited with
                                             The Bank of New York, as custodian
                                             for The Depository Trust Company,
                                             and registered in the name of Cede
                                             & Co. in the form of one or more
                                             global notes. Holders of the notes
                                             own book-entry interests in the
                                             global note, and evidence of these
                                             interests is kept in the records
                                             maintained by The Depository Trust
                                             Company. See "Form of notes."

Use of proceeds...........................   We will not receive any proceeds
                                             from this offering.

                       Summary historical financial data

     The following summary financial data are qualified by reference to, and should be read in conjunction with, our consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The consolidated balance sheet data as of December 31, 1999 and 2000, and the consolidated statement of operations data for each of the three years ended December 31, 2000, are derived from our audited consolidated financial statements and the notes thereto included elsewhere in this prospectus. The consolidated balance sheet data as of December 31, 1996, 1997, and 1998, and the consolidated statement of operations data for each of the two years ended December 31, 1997, are derived from our historical consolidated financial statements not included in this prospectus. The consolidated balance sheet data as of March 31, 2001, and the consolidated statement of operations data for the three-month periods ended March 31, 2000 and 2001 and for the period from January 1, 1995 (inception) to March 31, 2001, are derived from unaudited consolidated financial statements which have been prepared on the same basis as the audited consolidated financial statements and, in our opinion, include all adjustments, consisting only of normal recurring adjustments, which are necessary to present fairly the results of operations and financial position of EarthWatch for the period in accordance with generally accepted accounting principles. Historical results may not be indicative of results for any future period.


                                                                            Year Ended December 31,
                                                      ------------------------------------------------------------------
                                                         1996          1997          1998          1999          2000
                                                      ----------    ----------    ----------    ----------    ----------
                                                                                               (in thousands)
Consolidated Statement of Operations Data:
Revenue                                               $    1,900    $      437    $    1,809    $    5,913    $    3,336
                                                      ----------    ----------    ----------    ----------    ----------
Cost of goods sold                                         1,922           382         1,905         5,120         2,099
Selling, general, and administrative                       5,992         8,588         4,975        12,763        15,333
Research and development                                  20,178        19,121         9,113         6,956        13,442
Gain (loss) from impairment of fixed assets,
     net of insurance recoveries                               -       (25,519)         (599)            -       107,608
Gain from arbitration settlement                               -             -         1,515             -             -
Gain (loss) from operations                              (26,192)      (53,173)      (13,268)      (18,926)       80,070
Interest expense                                             (63)          (86)       (1,340)       (5,482)       (4,492)
Interest income                                            2,549         2,528         1,688         4,089         4,104
Income tax provision                                           -             -             -             -         3,000
                                                      ----------    ----------    ----------    ----------    ----------
Net income (loss)                                     $  (23,706)   $  (50,731)   $  (12,920)   $  (20,319)   $   76,682
                                                      ==========    ==========    ==========    ==========    ==========

Other Consolidated Financial Data:
Capital expenditures                                  $   33,952    $   54,271    $   26,037    $   75,238    $   82,640
Cash provided (used) by operating activities             (20,967)      (14,192)      (10,864)       (6,420)      (18,891)
Cash provided (used) by investing activities             (33,951)      (68,290)       11,471       (97,070)      (57,534)
Cash provided (used) by financing activities              68,452        53,668        (1,972)      180,639           (43)
Ratio of earnings to fixed charges                             -             -             -             -         2.89x
Deficiency of earnings to fixed charges                  (23,851)      (56,401)      (18,976)      (31,659)            -

Consolidated Balance Sheet Data (end of period):
Cash and cash equivalents                             $   35,224    $    6,410    $    5,045    $   82,193    $    5,726
Total assets                                              90,547       104,299        85,328       271,469       379,378
Total debt                                                 1,188        51,511        49,804       167,148       195,485
Mandatorily redeemable preferred stock                         -             -             -       129,978       141,246
Stockholders' equity (deficit)                            83,107        39,737        26,831       (40,114)       26,387

                                                                                     Period From
                                                                                   January 1, 1995
                                                         Three Months               (Inception) to
                                                        Ended March 31,                March 31,
                                                        -------------------------
                                                          2000           2001           2001
                                                       -----------    -----------    -----------
Consolidated Statement of Operations Data:
Revenue                                                $     2,019    $     3,818    $    20,205
                                                       -----------    -----------    -----------
Cost of goods sold                                           1,343          2,970         16,110
Selling, general, and administrative                         3,016          2,794         52,875
Research and development                                     2,380          2,158         74,094
Gain (loss) from impairment of fixed assets,
     net of insurance recoveries                                 -              -        (81,490)
Gain from arbitration settlement                                 -              -         (1,515)
Gain (loss) from operations                                 (4,720)        (4,105)       (39,870)
Interest expense                                            (1,984)        (4,726)       (16,215)
Interest income                                              1,332          1,626         16,977
Income tax provision                                             -              -         (3,000)
                                                       -----------    -----------    -----------
Net income (loss)                                      $    (5,372)   $    (7,205)   $   (42,108)
                                                       ===========    ===========    ===========

Other Consolidated Financial Data:
Capital expenditures                                   $    15,800    $     1,591    $   283,007
Cash provided (used) by operating activities                (6,070)       (10,874)       (83,762)
Cash provided (used) by investing activities               (12,986)        32,943       (221,709)
Cash provided (used) by financing activities                   (19)           (14)       333,251
Ratio of earnings to fixed charges                               -              -              -
Deficiency of earnings to fixed charges                    (10,668)       (10,783)       (90,226)

Consolidated Balance Sheet Data (end of period):
Cash and cash equivalents                              $    63,119    $    27,781
Total assets                                               268,412        372,550
Total debt                                                 174,216        203,592
Mandatorily redeemable preferred stock                     132,788        144,175
Stockholders' equity (deficit)                             (48,229)        16,301

                                 RISK FACTORS

     The notes entail a high degree of risk, including the following risks.

     If any of the events described in the following risks actually occur, our business, operating results, financial condition, or ability to pay principal or interest on the notes could be materially adversely affected. In that event, you may lose all or part of your investment. You should carefully consider the following factors and other information in this prospectus before deciding to purchase the notes.

Risks related to our financial history, condition, and requirements.

     Our limited operating history makes an evaluation of our prospects difficult and the notes a highly speculative investment.

     We have a limited operating history from which you can evaluate our business and prospects. Our company is in a development stage. As a young company, we face risks and uncertainties relating to our ability to successfully implement our business plan. You should consider the significant risks, expenses, and difficulties encountered by companies like us in their early stages of development in a highly regulated, high technology industry. Specifically, we must successfully deploy our satellite and introduce new services and products on a commercial basis in an industry that is still evolving. If we do not successfully address these risks and uncertainties, our business, operating results, and financial condition will be materially adversely affected.

     Since commencing operations on March 31, 1995, we have invested in research and development and incurred substantial operating costs, as well as selling and general and administrative expenses. Four days after launching our first satellite, EarlyBird 1, in December 1997, we lost contact with it, resulting in a total loss of that satellite. Our second satellite, QuickBird 1, was lost on launch on November 20, 2000, due to a failure to achieve orbit. As a result, we have not generated significant revenue from the sale of licenses for the use of imagery products. Given our limited operating history, you have only limited operating and financial data on which to evaluate our performance. Also, our historical financial results are not representative of what we expect to achieve after our launch of QuickBird 2. Our business plan depends upon:

     . the timely construction and deployment of QuickBird 2 and the development of related ground systems;

     . our ability to develop a customer base and distribution channels for our imagery products and services; and

     .    demand for commercially available satellite imagery we plan to offer.

     We have a history of losses, we expect to incur additional losses in the near future, and we may not achieve or sustain profitability.

     We have not achieved profitability and, since inception, we have generated no significant revenues from our proposed satellite imaging business. We had accumulated net losses of approximately $42 million at March 31, 2001.

     Our business strategy requires substantial capital and operating expenditures before we can begin to realize any significant revenues. We expect to incur significant operating losses as we continue to develop our satellite and imaging network and as we begin to market our products. We expect to continue to incur negative cash flow and substantial operating losses at least through the third quarter of 2002. Our ability to become profitable and to generate positive cash flow will depend on our ability to sell imagery to existing markets for geographic imagery and develop new markets for geographic imagery. In addition, our revenues and operating results could vary significantly from period to period.

     We expect to experience a delay in generating revenue for some time after the QuickBird 2 satellite is launched. We will need several months to test the system prior to serving our customers. In addition, we anticipate that many customers will wait to commit to enter into contracts until after QuickBird 2 is successfully launched and fully operational. We also expect that many customers will wait until satellite operations are assured before investing in new and upgraded ground stations. Although construction time varies, it usually ranges from six months for an upgrade to two years for a new facility. Until such customers upgrade or construct their own ground stations, they will need to receive delivery of our imagery through our ground stations and distribution systems.

     We experienced significant delays in launching QuickBird 1 and EarlyBird 1, a predecessor satellite to QuickBird 1, and incurred greater than anticipated costs in designing, building and launching those satellites. In addition, we have experienced delays in building QuickBird 2 and have incurred greater than anticipated costs for its design and construction. If we experience any additional delays or a failure in the launch of QuickBird 2, we could incur losses for a longer period and may require significant additional financing. If we experience a delay or cannot obtain additional financing, we may not be able to continue our operations.

     We may need additional financing.

     Based on our current operating plan, we believe that existing capital resources will meet our anticipated cash needs through fiscal 2002. However, we cannot assure you that we will have sufficient funds to service the notes or our other indebtedness or to fund our other liquidity needs, including our anticipated capital expenditures, or that these expenditures will fall within our estimates.

     If we face any launch delays, if the system takes longer to become operational, if technical or regulatory developments require that we modify the design of the EarthWatch system, if we are unable to achieve our revenue targets, or if we incur other additional unforeseen costs, we will likely require additional capital. In addition, a significant delay in the launch of QuickBird 2 would require us to modify our operating plan and to defer substantial amounts of planned capital expenditures. This, in turn, would delay deployment of the complete EarthWatch system and may prevent us from continuing as a going concern. We may also need to raise additional capital to support the construction and deployment of our next generation satellites.

     We do not have a revolving credit facility or other source of readily available capital. Therefore, any shortfall in funds available for our operations or to service our debt would cause us serious liquidity problems. In such case, we would need to seek additional financing which we may not be able to obtain on commercially reasonable terms or at all. Failure to obtain such additional financing may result in a material adverse effect on our business and could prevent us from continuing as a going concern.

     Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our payment obligations under the notes.

     We currently have a significant amount of indebtedness. As of May 31, 2001, we had approximately $65.7 million of debt. This amount includes $62.4 million in accreted value of notes, which will have a fully accreted value of $71.7 million on July 15, 2002. The notes will begin to accrue cash interest on July 15, 2002, which interest will be payable semiannually in cash on January 15 and July 15 of each year, beginning on January 15, 2003. In addition, we have obtained $9.0 million of vendor financing which we intend to use to fund the completion of QuickBird 2, under which we had borowed $3.3 million as of May 31, 2001. This vendor financing facility will accrue interest at an annual rate of 11%, which will become payable seven months following the launch of QuickBird 2. Beginning with the eighth month and ending with the eighteenth month following the launch of QuickBird 2, principal, in equal monthly amounts, and interest are payable in cash each month. We may also raise additional financing in the future.

     The amount of our indebtedness could have important consequences to you. For example, it could:

     . make it more difficult for us to satisfy our obligations with respect to payments on the notes;

     . require us to dedicate a substantial portion of our cash flow from operations, if any, to repaying indebtedness, thereby reducing the availability of cash flow to fund operating expenses, working capital, capital expenditures, and other general corporate purposes;

     . limit our flexibility in planning for or reacting to changes in our business and the satellite imaging industry, placing us at a competitive disadvantage;

     . limit our ability to borrow additional funds for working capital, capital expenditures, debt service requirements, or other purposes; and

     . limit our ability to react to changing market conditions, changes in our industry, or economic downturns.

     We will require a significant amount of cash to service our indebtedness.

     Our ability to make scheduled payments of principal and interest on our indebtedness and to fund planned capital expenditures, development expenses, and operating costs will depend on our ability to generate cash in the future through sales of imagery products and services. Our ability to generate cash will depend on our successful deployment of high-resolution satellites, implementation of our marketing and distribution strategy, customer demand for our imagery products and services, and, to a certain extent, general economic, financial, competitive, regulatory, and other factors beyond our control. If we are unable to generate sufficient cash from our operations, we will be required to identify and secure additional financing. However, we cannot assure you that additional financing will be available to us on acceptable terms or at all. Consequently, we could be required to significantly reduce or suspend our operations, seek a merger partner, sell the business, or seek additional financing.

     We must make significant additional capital expenditures.

     We expect to incur significant capital expenditures to construct and launch the QuickBird 2 satellite and to upgrade both our ground stations and other operating systems. The QuickBird 2 satellite is now in final assembly and testing. We expect to spend approximately $80.1 million to complete, launch, and insure QuickBird 2 and its related systems, in addition to the approximately $59.6 million that has been spent through March 31, 2001. The QuickBird 2 satellite is scheduled for launch in 2001 and has a designed useful life of five years. We have begun to develop plans for the next-generation satellites that will replace QuickBird 2. The first replacement satellite is planned for launch by 2005. We expect to incur in excess of $400 million of research and development costs and capital expenditures to develop our next-generation satellites. However, we cannot assure you that such funds will be available to us on acceptable terms or at all. Consequently, we could be required to significantly reduce or suspend our operations, seek a merger partner, sell the business, or seek additional financing.

     Our cost to insure future launches may increase.

     Due to the launch failure of QuickBird 1 and the failure of EarlyBird 1 on orbit, we have made claims on the insurance policies covering both of these satellites. Although we did obtain insurance for QuickBird 2, these claims may hinder or prevent us from obtaining insurance for future launches on commercially reasonable terms or at all.

     The cost of launch insurance for a particular satellite is based on many factors, including failure rates of similar launch vehicles or satellite components. An adverse change in insurance market conditions, or the failure of a satellite using similar components or a similar launch vehicle, could significantly increase the cost of insurance on future launches. Recently, there have been several commercial satellite launch failures. Additionally, there have been numerous government launch failures which were not insured. Consequently, the launch insurance industry is assessing the impact of failed launches and examining the resulting claims. These factors could cause the market terms of future insurance policies to be significantly less favorable than those currently available, may result in limits on amounts of coverage that we can obtain, or may prevent us from obtaining insurance at all. We cannot assure you that launch insurance for our next generation satellites will be available on acceptable terms, or at all.

     Our current revenues depend on a limited number of customers.

     NASA accounted for approximately 39%, and NIMA accounted for approximately 54%, of our revenue during the fiscal year ended December 31, 2000. Any termination of our relationships with NASA and NIMA would have a material adverse effect on our current operating results and financial condition. NASA and NIMA retain our services on a case-by-case basis and may choose at any time to use another firm to provide the services that we perform. Therefore, any shift in either NASA's or NIMA's decisions to continue to use our services could also result in substantially reduced revenues for us.

     Our use of net operating losses to offset taxes may be limited.

     Under the Internal Revenue Code as currently in effect, utilization of our net operating loss carryforwards against future taxable income could be limited if we are treated as having experienced an ownership change, as defined in the Code. We believe that we may have experienced an ownership change as a result of certain prior transactions. Future events also may result in an ownership change that could result in limitations on our ability to utilize our net operating loss carryforwards. In addition, the Internal Revenue Code restricts our ability to utilize net operating losses to a limited period of time after they are incurred.

Risks relating to our planned satellite launch and operations.

     A delay in launching the QuickBird 2 satellite will adversely affect us.

     Prior to launch, we must fully construct, test, and transport our satellite to the launch site and install the satellite on the launch vehicle. We also must coordinate the launch campaign, the shipment of equipment and materials, and the setup of such equipment and materials at the launch site. These steps are complex and entail numerous risks. Also, many of these activities are entirely outside of our control. Difficulties in any aspect of this process or a delay in launching the QuickBird 2 satellite will adversely affect our business, operating results, financial condition, and ability to pay interest and principal on the notes. We have already lost the QuickBird 1 satellite and cannot afford a delay in our scheduled launch date for QuickBird 2 in October 2001. One of our competitors, Space Imaging, successfully launched a satellite in September 1999 and has been distributing imagery to its customers since that time. Also, ImageSat successfully launched its high-resolution EROS A1 satellite in December 2000 and began receiving high-resolution imagery shortly thereafter. Any further delay may put us at a significant competitive disadvantage by allowing our competitors more time to launch a satellite before us and to establish themselves in the market.

     A launch failure would adversely affect our ability to deliver imagery products and services.

     Satellite launches are subject to significant risks, including disabling damage to or loss of the satellite. We cannot assure you that our planned satellite launches will be successful. The interruption of our business that would result from a launch failure would materially adversely affect our business, operating results, financial condition, and ability to repay the notes, particularly if the launch failure is not wholly covered by insurance.

     We cannot assure you that our satellites will operate as designed.

     We have limited experience in producing our products, contracting for such production, and providing services. To date, we are still in the process of developing our products and services and have yet to fully establish our processes and facilities. Problems may occur in the future with respect to product or service quality, performance, and reliability. If such problems occur, we could experience increased costs, delays in, or cancellations of orders, loss of customers, and product returns, any one of which would materially adversely affect our business, operating results, financial condition, and our ability to pay interest and principal on the notes. See "Business--Products and services."

     We cannot assure you that QuickBird 2 will operate successfully or that it will continue to operate throughout its expected design life. Even if this satellite is launched and operated properly, minor technical flaws in its sensors, power supply, data recorder, communications systems, or other components could significantly degrade its performance, which could materially affect our ability to collect and market imagery products. For example, our EarlyBird 1 satellite was successfully launched, but we lost contact with it four days later. After we were unable to reestablish communications, we determined that the satellite was a total loss.

     Our QuickBird 2 satellite will employ advanced technology that will be subject to severe environmental stresses during launch and in space that could adversely affect its performance. Hardware component problems in space could require premature satellite replacement, with attendant costs and revenue losses. In addition, human operators may make mistakes in issuing commands, negatively impacting our satellite's performance.

     If QuickBird 2 were to fail prematurely, we could experience significant delays while we replace the satellite. During this period, our revenue would decline significantly, as we would have no images to sell from the failed satellite. This could also adversely affect market acceptance of our imagery products and our competitive position if other companies are able to launch and successfully operate similar satellites. Even if any such loss of satellite capacity were covered by insurance, we cannot assure you that we would have on hand, or be able to obtain in a timely manner, the necessary funds to cover the costs of a replacement satellite.

     Our satellites have limited design lives and are expensive to replace.

     Satellites have limited useful lives. We determine a satellite's useful life, or design life, using a complex calculation involving the probabilities of failure of the satellite's components from design or manufacturing defects, environmental stresses, or other causes. The designed useful life of a QuickBird satellite is five years. We expect the performance of the QuickBird 2 satellite to decline near the end of its design life. However, we cannot assure you that each satellite will function properly for its expected design life. We anticipate using funds primarily generated from operations to develop next generation high-resolution satellites. We expect the cost of the next generation satellites to be significant. If we do not generate sufficient funds from operations or are unable to obtain financing from outside sources, we will not be able to develop next generation satellites to replace the QuickBird 2 satellite at the end of its design life. This would materially and adversely affect our business, operating results, financial condition, and ability to pay principal and interest on the notes and our other indebtedness.

     Our business depends on component and software suppliers.

     We are highly dependent on other companies for the development and manufacture of various components critical to our operation. These components include software and products for our satellite systems, ground stations, Digital Globe archive, data distribution network, and the launch of our satellite. Many of the sources for these components are our primary source of supply, including Ball Aerospace, Eastman Kodak Company, Fokker Space B.V., Datron/Transco Inc., InfoFusion, LLC, ITT Industries, Inc., Kongsberg Spacetec A.S., L3 Communications Storm Control Systems, Inc., and MacDonald Dettwiler & Associates, Ltd.

     The EarthWatch system will be delayed if these or other companies and subcontractors fail to complete development or produce these components on a timely basis. Additionally, the failure of any such components to function as required will adversely affect our business.

     Our business depends on the continued functioning of our data centers.

     We must protect our data centers against damage from fire, earthquake, power loss, telecommunications failure, and similar events. We plan to take precautions to protect ourselves from events that could interrupt our operations, including the implementation of redundant systems, offsite storage of back-up data, and sprinkler systems in the data centers. Our master international distributors will maintain separate archives of portions of our imagery data and we plan to enter into arrangements with other high volume customers for alternative data back-up storage. We cannot assure you that such precautions will be adequate, and our operations may still be interrupted, possibly for extended periods. Although we have insurance to cover damage to our data centers, and we also carry business interruption insurance to cover the loss of revenue that would result if one of our data centers was damaged or destroyed, the insurance proceeds might not sufficiently compensate us for interruptions of our operations.

Risks related to government regulation of our industry.

     We are subject to extensive government regulation.

     Our business is subject to extensive regulation in the United States and in foreign jurisdictions in which we may operate or in which our products may be sold. Regulatory changes could significantly impact our operations by:

     .    restricting our development efforts and those of our customers;

     .    restricting the amount and type of data that we can collect;

     .    making current products obsolete;

     .    restricting sales or distribution of our products; or

     .    increasing competition.

     We might need to modify our products or operations to comply with such regulations. Such modifications could be expensive and time-consuming.

     Foreign governments may attempt to limit or prohibit sales of images into their country or other countries. The United States government imposes restrictions on our ability to collect and sell imagery covering Israel and could elect to limit or proscribe sales of imagery covering other countries or regions. Additionally, the United States government may limit our ability to distribute images in order to protect the safety and security of the United States or allied military forces.

     We could in the future be subjected to new laws, policies, or regulations, or changes in the interpretation or application of existing laws, policies, and regulations that modify the present regulatory environment in the United States or abroad. U.S. regulators could decide to impose limitations on U.S. companies that are currently applicable only to other countries or other regulatory limitations that affect satellite remote imaging operations. Any limitations of this kind could materially adversely affect our business.

     National Oceanic and Atmospheric Administration Licenses. We are required to hold, and have obtained, licenses from the National Oceanic and Atmospheric Administration of the United States Department of Commerce for the operation of our commercial remote sensing satellite system. These licenses regulate our activities in several areas. For example, the collection and distribution of data and the percentage of foreign ownership of our company may be controlled for purposes of national security or foreign policy in certain circumstances.

     Federal Communications Commission Licenses. We are required to hold, and have obtained, licenses from the Federal Communications Commission for the operation of radio frequency devices on board our satellite and at United States ground stations. Any future regulatory changes could materially adversely affect our business, operating results, financial condition, and our ability to pay interest and principal on the notes and our other indebtedness. In addition, the terms of the FCC license require that we meet certain construction and launch deadlines. Currently, our FCC license, as amended, requires construction of QuickBird 2 to be completed by May 2001, followed by launch no later than December 2001. If we are unable to meet these deadlines and are unable to obtain an additional amendment to the FCC license, our business, operating results, financial condition, and our ability to pay interest and principal on the notes and our other indebtedness could be materially adversely affected.

Risks related to the market for our products and services.

     Our business will suffer if we do not compete successfully in the collection and distribution of digital geographic and image data.

     We expect to encounter substantial competition in the market for digital geographic and image data. We expect to face competition from traditional sources of image-based information, including aerial photography, and from high-resolution satellite systems developed and operated by other commercial enterprises or foreign governments. Industry analysts generally expect that aerial photography will remain the dominant source of imagery because it offers superior spatial resolution as compared to imagery produced by commercial satellites.

     Aerial photography offers high-resolution imagery, is efficient and competitively priced, and currently enjoys a majority share of the overhead imagery market. We expect that aerial photography firms will continue to offer products that are competitive with ours in many applications.

     We also face competition from high-resolution commercial satellite ventures, including Space Imaging, Orbimage, and ImageSat. Space Imaging, a joint venture including Lockheed Martin, E-Systems, and Mitsubishi, has developed a high-resolution imaging system. Space Imaging successfully launched a high-resolution satellite in

September 1999 and has begun serving the commercial market. Space Imaging also has the right to distribute imagery for Landsat 4 and 5 and for the Indian Remote Sensing System. It also has access to significant technological and capital resources. Orbimage, a wholly-owned subsidiary of Orbital Sciences Corporation, is developing two high-resolution imaging systems, which are scheduled for launch during the third and fourth quarters of 2001, as publicly announced. In addition, ImageSat successfully launched a 1.8-meter resolution satellite in December 2000 and has announced plans to launch a 1-meter high-resolution satellite for commercial use during the third quarter of 2001.

     We also will face competition from new and emerging technologies, possibly including satellites with higher resolution and radar. We cannot assure you that we will be able to compete successfully against current and future competitors, or that competitive pressures faced by us will not materially adversely affect our business, operating results, financial condition, or our ability to pay principal and interest on the notes and our other indebtedness.

     Our business may become subject to intense price competition.

     As more of our competitors successfully launch earth-observing imaging satellites, our business will become increasingly competitive. The cost to enter our business is very high, while operating costs, on a day-to-day basis, are lower. Therefore, one of our competitors may substantially reduce prices in an effort to gain market share and eliminate other market participants, and still be able to carry on business and finance operations. A reduction in prices by one of our competitors would force us to reduce our prices in order to maintain market share. Any significant price reduction in the market could have a material adverse effect on our revenues, operating results, financial condition, and our ability to pay principal and interest on the notes and our other indebtedness.

     Our dependence on third party distributors, sales agents, and value-added resellers could result in marketing and distribution delays.

     We plan to market and license our products using a network of distributors covering major world regions and, on a regional basis, through local distributors retained by the major distributors. We currently have agreements with certain of our strategic partners to serve as master international distributors, with exclusive distribution rights for at least four years to certain of our products in Europe, Asia, and Australia. We are currently engaged in discussions with other potential distributors, sales agents, and value-added resellers.

     Our ability to terminate a distributor who is not performing satisfactorily may be limited. Inadequate performance by a master international distributor would adversely affect our ability to develop markets in the regions for which the master international distributor is responsible and could result in substantially greater expenditures by us in order to develop such markets. Our operating results will be highly dependent upon:

     . our ability to maintain our existing master international distributor arrangements;

     . our ability to establish and maintain coverage of major geographic areas and establish access to customers and markets; and

     . the ability of our distributors, sales agents, and value-added resellers to successfully market our products.

     Market acceptance of our products and services is uncertain.

     We intend to address the needs of existing imagery markets and to develop new markets. Our success will depend on demand for satellite imagery with a resolution of one meter or less, which to date has not been widely available commercially. Consequently, it is difficult to predict the ultimate size of the market and the demand for products and services based on this type of imagery.

     Our strategy to target certain markets for our satellite imagery is based on a number of assumptions, some or all of which may prove to be incorrect. Our description of potential markets for our products and services, and estimates of the addressable markets that we discuss in this prospectus, represent our view as of the date of this prospectus. Actual markets could vary materially from these estimates.

     As is typical in many emerging markets, demand and market acceptance for a new product or service is subject to many uncertainties. We cannot assure you that our products will achieve market acceptance in existing imagery markets or that new markets will develop. Even if markets for our imagery develop, we may capture a smaller share of these markets than we currently anticipate. We have entered into contracts to supply imagery, which provide for agreed upon minimum and maximum purchases by our customers of imagery and value-added products and services. We cannot assure you that our customers will purchase any such data in excess of minimum contractual obligations. Lack of significant market acceptance of our products and services, delays in acceptance, or failure of certain markets to develop would have a material adverse effect on our business, operating results, and financial condition, and would negatively affect our ability to pay interest and principal on the notes and our other indebtedness.

     Our business will suffer if we are not able to expand into international markets or compete effectively in those markets.

     We expect to derive a significant portion of our revenues from international markets. We have limited experience internationally and may not be able to compete effectively in international markets. International operations are subject to certain risks, such as:

     .    increases in tariffs, taxes, and other trade barriers;

     . difficulties in collecting accounts receivable and longer collection periods ;

     .    fluctuations in currency exchange rates;

     .    changes in political and economic stability;

     .    potentially adverse tax consequences;

     .    government regulations; and

     . reduced protection for intellectual property rights in certain countries.

     Any of these factors could materially adversely affect our international revenues and, consequently, our business, operating results, and financial condition.

     We face technological risks.

     The EarthWatch system is exposed to the risks inherent in a complex satellite system employing advanced technologies. The technology used in the EarthWatch system has never been used in an integrated commercial system and has been or must be adapted to meet our specific needs. The operation of the EarthWatch system will require the design and integration of advanced digital technologies throughout our satellite, ground station, and data gathering and distribution networks. The failure to develop, produce, and implement the EarthWatch system or any of its elements could delay the operation of the EarthWatch system or render it unable to perform to the quality standards required for success. We believe that, based upon presently available information, our QuickBird 2 satellite will, at the time of launch, be technologically competitive with other high-resolution satellites. However, because of substantial and continual technological change, we may be unable to maintain our competitive position, and our business, results of operations, and financial condition may be adversely affected. Therefore, we may be unable to pay interest and principal on the notes and our other indebtedness.

Risks relating to our personnel and intellectual property.

     Our business will suffer if we do not attract and retain additional highly-skilled personnel or manage our growth effectively.

     Our future success depends on our ability to identify, attract, hire, and train highly-skilled technical, managerial, sales, and marketing personnel. Competition for skilled technical personnel is intense. Some of our competitors have significantly greater financial resources than us and may be able to more easily attract such skilled personnel. Moreover, competition for technical talent in the Denver metropolitan area is particularly intense. Failure to attract and retain the necessary technical, managerial, sales, and marketing personnel could materially adversely affect our business, operating results, and financial condition.

     We may experience periods of rapid growth. If we fail to manage our growth, this could materially adversely affect our business, operating results, and financial condition. We must effectively manage our operational, financial, and accounting systems, procedures, and controls to manage this future growth.

     We may not be able to successfully operate our business if we lose key personnel.

     We believe that our success will depend on the continued services of our senior management team and other key personnel, including Herbert F. Satterlee III, our Chief Executive Officer and President, Dr. Walter S. Scott, our Chief Technical Officer and Executive Vice President, and Henry Dubois, our Chief Operating Officer, Chief Financial Officer, and Executive Vice President. The loss of the services of any of our senior management team or other key employees could materially adversely affect our business, operating results, and financial condition. We generally have not entered into written employment contracts with any members of management. Furthermore, we do not maintain key person life insurance on our management personnel.

     Our limited ability to protect our intellectual property and proprietary information may adversely affect our competitive position.

     Trade secrets, copyright laws, nondisclosure agreements, and other proprietary rights are important to our success and competitive position. Our efforts to protect our proprietary rights may be inadequate and may not prevent others from using our proprietary rights. Existing trade secret and copyright laws offer only limited protection. Further, effective trade secret and copyright protection may not be available in every country in which our services or products are made available, and policing unauthorized use of our proprietary information is difficult.

     The unauthorized misappropriation of our proprietary rights could have a material adverse effect on our business, operating results, and financial condition. Our expected use of the Internet as a means of distribution for our images may exacerbate the risks, as it places our imagery data in the hands of our customers in a form readily duplicated and transferable to other persons without our consent. If we resort to legal proceedings to enforce our proprietary rights, the proceedings could be burdensome and expensive, and the outcome could be uncertain.

     Claims of intellectual property infringement expose us to costs and potential losses.

     Because we have contracted for a significant portion of our infrastructure, suppliers often grant us licenses to use their intellectual property embodied in the hardware and software supplied, and indemnification for any infringement of intellectual property rights in connection with such use. Despite this indemnification, we may be subject to claims alleging infringement by us of third party proprietary rights. If any of our products or services infringes third party rights, we may not be able to obtain permission to use such intellectual property on commercially reasonable terms. This could require us to expend significant resources to make our products and services noninfringing or to discontinue the use of such products and services. Any claim of infringement also could cause us to incur substantial costs defending against the claim, even if the claim is without merit. Finally, a party making such a claim could secure a judgment that requires us to pay substantial damages or that prevents us from using or selling our products and services. Any of these events could have a material adverse effect on our business, operating results, financial condition, and our ability to pay principal and interest on the notes and our other indebtedness.

     Claims of invasion of privacy or misappropriation of trade secrets could be expensive and cause substantial losses.

     Because our QuickBird 2 satellite will be capable of obtaining imagery in finer detail than has been possible to date by other commercial systems, we may be subject to claims of invasion of privacy, misappropriation of trade secrets, or other novel claims by persons or companies that may object to our collection of satellite imagery of their property. Such claims could cause us to incur substantial costs defending against such claims, even if the claim is without merit. Finally, a party making such a claim could secure a judgment that requires us to pay substantial damages or that prevents us from collecting or using imagery. Any of these events could have a material adverse effect on our business, operating results, financial condition, and our ability to pay principal and interest on the notes and our other indebtedness.

Risks relating to the notes.

     Any launch insurance coverage may not provide adequate protection against satellite loss or impairment.

     We have been advised that holders of the notes will have an indirect security interest in proceeds from one or more insurance policies covering the launch and first year of operations of QuickBird 2. Holders' interests in these policies are shared on an equal basis with Ball, as the lender in our vendor financing, through a collateral pledge and security agreement. We believe the security interest granted in favor of holders of the notes will be perfected to the extent feasible under the governing laws of Colorado, Delaware and New York. However, there is ambiguity in the governing law of these jurisdictions with respect to perfecting a security interest in proceeds of an insurance policy. As a result, we cannot assure you that the rights of holders of the notes to receive payments on the notes from such insurance proceeds will not be superseded by another creditor or class of creditors. Moreover, a default by any of our insurers in their obligations to pay upon a loss would reduce the proceeds available to holders of the notes.

     Any launch insurance policies will contain customary exclusions, such as war, insurrection, or willful act, the occurrence of any of which would result in a lack of insurance coverage, which could have a material adverse effect on our business, operating results, and financial condition.

     We cannot assure you that an active trading market will develop for the notes.

     Morgan Stanley Dean Witter has advised us that it may make a market in the notes. Morgan Stanley Dean Witter is not obligated to do so and such market-making activities, if any, may be discontinued at any time without notice, in its sole discretion. We have not and do not intend to apply for listing of the notes on any securities exchange or through the Nasdaq National Market. The notes may trade at a discount, depending upon prevailing interest rates, the market for similar securities, our performance, and other factors. We cannot be certain, therefore, that an active market for the notes will develop, or if such a market does develop, that it will continue. See "Plan of distribution."

     As of the date hereof, we have notes outstanding with an aggregate principal amount at maturity of $71.7 million.

     We may not have the ability to raise the funds necessary to finance the change of control offer required by the notes.

     Upon the occurrence of certain change of control events, we will be required to offer to repurchase the notes at a price equal to 101% of their accreted value, plus accrued interest. It is possible that we will not have sufficient funds at the time of the change of control to make the required repurchases. If we are unable to make the required repurchases, we would be in default under the notes.

     Purchasers of the notes will be required to include amounts in gross income for federal income tax purposes in advance of receipt of cash payments.

     The notes have been issued with original issue discount for United States federal income tax purposes. As a result, U.S. holders (as defined in "United States federal income tax consequences") will be required to include amounts in income in respect of the notes on a constant yield to maturity basis in advance of the receipt of the cash to which such income is attributable. See "United States federal income tax consequences--Original issue discount."

     We may not be able to deduct a portion of the original issue discount that accrues on the notes.

     The notes are applicable high-yield discount obligations, as defined in the Internal Revenue Code, and the following rules will apply if the yield to maturity of the notes exceeds the "applicable federal rate" in effect at the time of their issuance, plus five percentage points. Under these rules, if the yield to maturity of the notes exceeds the applicable federal rate plus five percentage points, we will not be able to deduct a portion of the original issue discount that accrues on the notes, and the remaining original issue discount on the notes will not be deductible by us until we pay the original issue discount in cash. See "United States federal income tax consequences--Applicable high-yield discount obligations."



               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements under "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations," "Business," and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by the forward-looking statements. These factors include, among others, those listed under "Risk factors" and elsewhere in this prospectus.

     In some cases, you can identify forward-looking statements by terminology, such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievements. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements.

                                USE OF PROCEEDS

         This prospectus is to be used by Morgan Stanley Dean Witter in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Morgan Stanley Dean Witter may act as principal or agent in such transactions. In addition, the other selling holders named in this prospectus may use this prospectus from time to time in connection with offers and sales of the notes that they hold, directly or through agents, dealers, or underwriters to be designated from time to time, in the over-the-counter market, on a securities exchange on which the notes are then listed, in negotiated transactions, or otherwise, at prices and on terms to be determined at the time of sale. We will not receive any proceeds from the sale of the notes by Morgan Stanley Dean Witter or the other selling holders.

                                DIVIDEND POLICY

     The following is a summary of our dividend policy with respect to shares of our common and preferred stock.

Common stock

     The holders of our common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available to be paid. We have not paid any dividends to the holders of our common stock and do not intend to pay dividends to such holders in the foreseeable future.

Series A and Series B preferred stock

     The holders of our Series A preferred stock and Series B preferred stock are entitled to receive cumulative dividends, whether or not declared by our board of directors, at an annual rate of 7% of the liquidation preference amount until no later than June 15, 2002. Such dividends are payable quarterly on March 31, June 30, September 30, and December 31, and commenced on June 30, 1999. Such dividends may be paid, subject to certain limitations, at our option, either in cash or in additional shares of Series A preferred stock or Series B preferred stock, as applicable. After June 15, 2002, dividends will accrue at an annual rate of 7% of the liquidation preference amount and will be payable when, as, and if declared by the board of directors, in cash only. If any dividend is not paid in full in cash on a quarterly payment date after June 15, 2002, the liquidation preference of the Series A preferred stock and Series B preferred stock will be increased by an amount equal to the product of (a) the amount per share not paid divided by the total amount payable per share and (b) one quarter of the dividend rate multiplied by the effective liquidation preference. Under our amended and restated certificate of incorporation, we are prohibited from paying dividends on any shares of stock having rights junior to the Series A and Series B preferred stock until all accumulated dividends have been paid on the Series A and Series B preferred stock.

Series C preferred stock

     Until June 15, 2002, the holders of our Series C preferred stock are entitled to cumulative dividends, whether or not declared by the board of directors, at an annual rate of 8.5%. Such dividends are payable quarterly on March 31, June 30, September 30, and December 31, and commenced on June 30, 1999. Such dividends may be paid, subject to certain limitations, at our option, either in cash or in additional shares of Series C preferred stock. After June 15, 2002, dividends will accrue at an annual rate of 8.5% of the liquidation preference amount and will be payable when, as, and if declared by the board of directors, in cash only. If any dividend is not paid in full in cash on a quarterly payment date after June 15, 2002, the liquidation preference of the Series C preferred stock will be increased by an amount equal to the product of
(a) the amount per share not paid divided by the total amount payable per share and (b) one quarter of the dividend rate multiplied by the effective liquidation preference. Under our amended and restated certificate of incorporation, we are prohibited from paying dividends on any shares of stock having rights junior to the Series C preferred stock until all accumulated dividends have been paid on the Series C preferred stock.

     However, the terms of the indenture governing the notes restricts our ability to pay dividends on, or make distributions in respect to, our capital stock. See "Description of the notes."

                                CAPITALIZATION

     The following table sets forth (i) the historical capitalization of the Company at March 31, 2001 and (ii) the capitalization of the Company at March 31, 2001 as adjusted to give effect to the results of the tender offer for the Company's notes which occurred on April 3, 2001 and the recent recapitalization transactions. See "Recapitalizations-2001 Recapitalization." This table should be read in conjunction with the consolidated financial statements and related notes thereto included elsewhere in this prospectus.

                                                                                      Historical         As Adjusted
                                                                                      -----------        -----------
                                                                                             (in thousands)
Cash and cash equivalents                                                           $      27,781       $   26,781/(1)/
Investment securities - restricted                                                        236,761           63,878/(2)/
                                                                                    -------------       ----------
         Total cash and cash equivalents and investment securities                  $     264,542       $   90,659
                                                                                    =============       ==========
Long-term debt (including current maturities):
         13% Senior Discount Notes                                                  $     140,330       $   41,916/(3)/
         12 1/2% Senior Notes                                                              63,223               --/(3)/
         Other                                                                                 39               39
                                                                                    -------------       ----------
                  Total long-term debt                                                    203,592           41,955
                                                                                    -------------       ----------
Mandatorily redeemable preferred stock/(4)/:
         Series A convertible preferred stock                                              27,988           27,988
         Series B convertible preferred stock                                              27,988           27,988
         Series C convertible preferred stock                                              88,199           97,597/(5)/
                                                                                    -------------       ----------
                  Total mandatorily redeemable preferred stock                            144,175          153,573
                                                                                    -------------       ----------
Stockholders' equity (deficit):
         Common stock                                                                          --               --
         Additional paid-in-capital                                                        58,902           58,902
         Deferred stock compensation                                                         (493)            (493)
         Deficit accumulated during the development stage                                 (42,108)         (65,147)/(6)/
                                                                                    -------------       ----------
                  Total stockholders' equity (deficit)                                     16,301           (6,738)
Total long-term debt, mandatorily redeemable preferred stock, and                   -------------       ----------
         stockholders' equity (deficit)                                             $     364,068       $  188,790
                                                                                    =============       ==========

(1) Adjusted to reflect the $1,000,000 fee paid to Morgan Stanley for services in connection with the recapitalization.
(2) Adjusted to reflect the payment of $172,882,746 to repurchase notes in the tender offer.
(3) Adjusted to reflect the purchase of debt securities in the tender offer and the issuance of shares of Series C preferred stock pursuant to the Recapitalization Agreement.
(4) The mandatorily redeemable Series A, Series B, and Series C preferred stock are required to be redeemed on March 31, 2009 at a redemption price equal to 100% of the then applicable liquidation preference, plus accrued and unpaid dividends to the date of redemption. The mandatorily redeemable Series A, Series B, and Series C preferred stock are entitled to cumulative dividends, payable quarterly in cash, additional shares, or an increase in liquidation preference, as applicable. The annual dividend rates are 7.0% for the Series A and B preferred stock and 8.5% for the Series C preferred stock. The indenture governing the notes restricts our ability to pay cash dividends.
(5) Adjusted to reflect the issuance of 11,746,905 shares of Series C preferred stock to the parties to the Recapitalization Agreement and to the provider of the vendor financing.
(6) Adjusted to reflect the extraordinary loss on early extinguishment of debt of $23,038,065, representing the excess amount paid over net book value of the notes and 12 1/2% notes repurchased in the tender offer.

                      SELECTED HISTORICAL FINANCIAL DATA

         The following selected financial data are qualified by reference to, and should be read in conjunction with, our consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The consolidated balance sheet data as of December 31, 1999 and 2000, and the consolidated statement of operations data for each of the three years ended December 31, 2000, are derived from our audited consolidated financial statements and the notes thereto included elsewhere in this prospectus. The consolidated balance sheet data as of December 31, 1996, 1997, and 1998, and the consolidated statement of operations data for each of the two years ended December 31, 1997, are derived from our historical consolidated financial statements not included in this prospectus. The consolidated balance sheet data as of March 31, 2001, and the consolidated statement of operations data for the three-month periods ended March 31, 2000 and 2001 and for the period from January 1, 1995 (inception) to March 31, 2001, are derived from unaudited consolidated financial statements which have been prepared on the same basis as the audited consolidated financial statements and, in our opinion, include all adjustments, consisting only of normal recurring adjustments, which are necessary to present fairly the results of operations and financial position of EarthWatch for the period in accordance with generally accepted accounting principles. Historical results may not be indicative of results for any future period.

                                                                                                                       Period From
                                                                                                                     Janaury 1, 1995
                                                                                                   Three Months       (Inception) to
                                                         Year Ended December 31,                 Ended March 31,        March 31,
                                       ------------------------------------------------------ ----------------------
                                          1996      1997      1998         1999        2000      2000        2001         2001
                                       ---------- --------- --------  -------------- -------- ----------- ----------   -----------
                                                                      (in thousands)
Consolidated Statement of Operations
  Data:
Revenue                                $   1,900  $    437  $  1,809      $  5,913   $  3,336  $  2,019    $  3,818     $  20,205
                                       ---------  --------  --------      --------   --------  --------    --------     ---------
Cost of goods sold                         1,922       382     1,905         5,120      2,099     1,343       2,970        16,110
Selling, general, and administrative       5,992     8,588     4,975        12,763     15,333     3,016       2,794        52,875
Research and development                  20,178    19,121     9,113         6,956     13,442     2,380       2,158        74,094
Gain (loss) from impairment of fixed
  assets, net of insurance recoveries          -   (25,519)     (599)            -    107,608         -           -       (81,490)
Gain from arbitration settlement               -         -     1,515             -          -         -           -        (1,515)
Gain (loss) from operations              (26,192)  (53,173)  (13,268)      (18,926)    80,070    (4,720)     (4,105)      (39,870)
Interest expense                             (63)      (86)   (1,340)       (5,482)    (4,492)   (1,984)     (4,726)      (16,215)
Interest income                            2,549     2,528     1,688         4,089      4,104     1,332       1,626        16,977
Income tax provision                           -         -         -             -      3,000         -           -        (3,000)
                                       ---------  --------  --------      --------   --------  --------    --------     ---------
Net income (loss)                      $ (23,706) $(50,731) $(12,920)     $(20,319)  $ 76,682  $ (5,372)   $ (7,205)    $ (42,108)
                                       =========  ========  ========      ========   ========  ========    ========     =========

Other Consolidated Financial Data:
Capital expenditures                   $  33,952  $ 54,271  $ 26,037      $ 75,238   $ 82,640  $ 15,800    $  1,591     $ 283,007
Cash provided (used) by operating
  activities                             (20,967)  (14,192)  (10,864)       (6,420)   (18,891)   (6,070)    (10,874)      (83,762)
Cash provided (used) by investing
  activities                             (33,951)  (68,290)   11,471       (97,070)   (57,534)  (12,986)     32,943      (221,709)
Cash provided (used) by financing
  activities                              68,452    53,668    (1,972)      180,639        (43)      (19)        (14)      333,251
Ratio of earnings to fixed charges             -         -         -             -       2.89x        -           -             -
Deficiency of earnings to fixed
  charges                                (23,851)  (56,401)  (18,976)      (31,659)         -   (10,668)    (10,783)      (90,226)

Consolidated Balance Sheet Data
  (end of period):
Cash and cash equivalents              $  35,224  $  6,410  $  5,045      $ 82,193   $  5,726  $ 63,119    $ 27,781
Total assets                              90,547   104,299    85,328       271,469    379,378   268,412     372,550
Total debt                                 1,188    51,511    49,804       167,148    195,485   174,216     203,592
Mandatorily redeemable preferred
  stock                                        -         -         -       129,978    141,246   132,788     144,175
Stockholders' equity (deficit)            83,107    39,737    26,831       (40,114)    26,387   (48,229)     16,301

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those indicated in such forward-looking statements. Factors that may cause such a difference include, but are not limited to, those discussed in "Risk factors" and "Business."

Overview

      We plan to create and market a variety of information products derived from satellite imagery of the earth's surface. We are currently building a satellite capable of collecting high-resolution digital imagery of the earth's surface, as well as a comprehensive image collection, enhancement, and digital archive system known as our Digital Globe archive. Our QuickBird 2 satellite is designed to collect 0.6-meter resolution gray scale and 2.5-meter resolution color imagery of the earth and will have an ability to revisit most areas within three to five days. We plan to launch the QuickBird 2 satellite in October 2001.

      We were originally incorporated as a wholly-owned subsidiary of Ball Corporation. On March 31, 1995, we merged with WorldView Imaging Corporation, which had been founded by Dr. Walter S. Scott, our Chief Technical Officer and Executive Vice President. In connection with the merger, Ball contributed certain assets and technology, in addition to making a substantial cash investment. WorldView received the first United States government license to operate a high-resolution satellite for commercial use and was developing the EarlyBird satellites (predecessor satellites to the QuickBird satellites) when it merged with us.

      We are in an early development stage. Since the merger, we have invested in research and development to develop our satellite system and have incurred substantial operating costs and selling, general, and administrative expenses. We completed and launched EarlyBird 1, our first satellite, in December 1997. However, four days after a successful launch, we lost contact with EarlyBird 1. We were unable to reestablish communications and determined that the satellite was a total loss. Although we launched an additional satellite called the QuickBird 1 on November 20, 2000, it failed to achieve orbit, which resulted in a total loss of the satellite. As a result, we have not generated any significant revenue from our proposed primary satellite imagery business and will not do so until we successfully launch and begin selling imagery generated by QuickBird 2. We have generated only limited revenue from other related projects.

      On April 8, 1999, we completed a recapitalization. As a result, all of our existing common and preferred stock were converted into shares of Series C preferred stock at varying conversion ratios. In connection with the recapitalization, ITT Industries, Inc., Morgan Stanley & Co. Incorporated, and entities affiliated with Capital Research and Management Company purchased shares of our common stock, Series A preferred stock, and Series B preferred stock for an aggregate purchase price of approximately $50 million. Morgan Stanley also received one share of common stock. This investment by the new equity partners caused the existing stockholders, including Ball, to become minority owners. As a result, we may have experienced a change in control. See "Recapitalizations." Also, we obtained the consent of holders of the notes to amend the indenture governing the notes and change the terms of such securities, including extending their maturity to March 1, 2005.

      On July 12, 1999, we completed a private offering of 199,000 units, consisting of the notes and shares of preferred stock. Each unit consisted of a note which had an accreted value of $684.61 and a principal value at maturity in 2007 of $1,000, and 49.095 shares of our 8.5% Series C convertible preferred stock. The offering resulted in aggregate gross proceeds of approximately $136 million. In August 2000, we exchanged all of the original notes for registered notes. We did not receive any proceeds from this exchange offer.

      On February 28, 2001, as required by the indentures governing the notes and our 12 1/2% notes, we offered to purchase all of our outstanding notes and 12 1/2% notes at their accreted value on the date of purchase, using the insurance proceeds relating to the loss of our QuickBird 1 satellite in November 2000. The offer expired on April 2, 2001 and we repurchased $127.4 million in principal amount at maturity of the notes and all outstanding 12 1/2% notes on April 3, 2001, resulting in an extraordinary loss on early extinguishment of debt of approximately $23.0 million. The combined repurchase price totaled $172.9 million.

      In connection with the offer, we entered into the Recapitalization Agreement with certain holders of the notes. Pursuant to the Recapitalization Agreement, these noteholders agreed to refrain from tendering their notes in the offer, thus allowing us to have the use of the funds that would otherwise be used to repurchase their notes. Pursuant to the Recapitalization Agreement, we also:

      . granted registration rights to certain holders of notes and Series C preferred stock;

      . pledged government securities to secure certain repurchase rights of the noteholders;

      . obtained the consent of the holders of notes and amended the indenture governing the notes in certain respects;

      .  obtained $9 million of vendor financing from Ball Aerospace;

      .  amended our certificate of incorporation in certain respects;

      . issued 10,843,297 additional shares of our Series C preferred stock to the holders of the notes that signed the Recapitalization Agreement and their assignees;

      .  purchased launch and in-orbit insurance for our QuickBird 2 satellite;
         and

      . pledged the QuickBird 2 insurance in favor of The Bank of New York, as collateral agent for (a) the holders of notes and for Ball Aerospace, and (b) the holders of our Series A preferred stock and Series B preferred stock.

      See "Recapitalizations - 2001 Recapitalization" for a further discussion of the recent recapitalization transactions.

      We have realized significant operating losses and negative earnings before interest, taxes, depreciation, and amortization, or EBITDA. We expect our operating expenses to increase as we develop our QuickBird 2 satellite and imaging network, product and service lines, and customer base. We expect our revenue and operating results will vary significantly from period to period.

      Given our growth strategy, we expect to realize significant operating losses at least through the third quarter of 2002 due to anticipated substantial operating expenses, including costs of operating and maintaining QuickBird 2 and related ground stations, costs of processing and delivering imagery products, additional research and development expenses, and expenditures for sales and marketing, as well as increased general and administrative expenses. Our ability to generate operating income and cash flow is primarily dependent upon the timely construction and successful deployment of QuickBird 2 and the development of related ground systems, our ability to develop a customer base and distribution channels for our imagery products and services, and demand for our products and services. Demand and market acceptance for new products and services is subject to a high level of uncertainty. We cannot assure you that our products will achieve significant market acceptance in existing imagery markets or that new markets anticipated by EarthWatch will develop in the expected time periods, if at all.

      Initially, we expect to provide imagery primarily to foreign governments, U.S. government agencies, and large commercial users. We will also target local and municipal governments that currently use aerial and low-resolution satellite imagery for mapping, environmental monitoring, and land use and infrastructure planning. We expect that revenue from government customers will account for a majority of our revenues for the first few years after we begin selling products based on QuickBird 2 imagery. However, we believe that over the next several years, commercial sales will account for an increasing portion of our revenue as our industry demonstrates the utility of satellite imagery-based products.

      We expect to begin generating revenue several months after QuickBird 2 is launched. We will use this initial period to test the system. In the first year of QuickBird 2's operations, we expect that most of our revenues will come from government customers that enter into pre-launch contracts with us. We anticipate that many customers will wait to enter into imagery contracts until after QuickBird 2 is successfully launched and fully operational.

      We expect that a number of our customers will eventually want to have their own ground stations to receive imagery. However, we expect that many of these customers will wait until satellite operations are assured before investing in new and upgraded ground stations. Although construction time varies, it usually ranges from six months for an upgrade to two years for a new facility. Until these customers upgrade or construct their own ground stations, they will need to receive delivery of our imagery through our ground stations and distribution systems.

Revenue

      We have generated our revenues primarily from the processing and sale of geographic imagery purchased from third party suppliers. Once our satellite and production facilities are operational, we expect that our principal source of revenue will be from the licensing of our own satellite imagery and imagery enhancement for end users, value-added resellers, and distributors.

      Seconds on Orbit contracts are designated to establish a fixed dollar amount for tasking time on the satellite, which is billed on a quarterly basis, whether or not the rental time or resulting images are used. We believe that our first-come, first-served approach to contracting Seconds on Orbit on the QuickBird satellite will appeal to customers who want high priority tasking. We are engaged in discussions with various potential customers, primarily foreign and domestic government agencies, and we believe these discussions will lead to a number of contracts soon after we launch. We have designed our Seconds on Orbit contracts to establish long-term relationships with customers and to encourage them to make significant investments in their ground systems and make significant upfront cash payments. We expect that Seconds on Orbit will represent our largest source of revenue over the next several years.

      In addition to selling tasking time on a satellite under a Seconds on Orbit contract, we also plan to sell specific images requested by customers.

      We believe that our planned value-added imagery products represent the greatest potential for long-term growth. Such products include licensing of archived EarthWatch and third party imagery, and image processing and enhancement services, and market specific information products. Since familiarity with high-resolution satellite imagery is limited, we expect the markets for these products to develop more slowly than for our Seconds on Orbit and customer requested image products. However, in the longer term, we believe these products have the potential for significant revenue and margins.

Cost of goods sold

      We do not believe that our current costs are indicative of our anticipated costs. Currently, cost of goods sold includes third party geographic imagery sold under contract. Once our satellite and production facilities are operational, cost of goods sold also will include expenses incurred to operate the data and value-added production facilities, ground stations, and satellite operations, as well as depreciation for these facilities. In addition, cost of goods sold will include depreciation of the satellite (once it is placed in service), including launch insurance, capitalized interest, and ground system construction. Since the designed useful life of the satellite is five years, we expect to depreciate it on a straight-line basis over a similar period.

      We do not expect our operating cost of goods sold, including labor in production, satellite operations, and ground operations, to vary significantly with revenues. The level of these costs will be established prior to the launch of QuickBird 2 and we expect them to remain relatively flat thereafter. We expect the costs associated with the purchase and resale of third party data to increase as sales of these products increase.

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

Selling, general, and administrative expenses

      Selling, general, and administrative expenses include the salaries, benefits, and sales commissions of our distribution, marketing, and customer service personnel, as well as expenses associated with marketing, advertising, and sales programs to support distributor and end user sales. We expect these expenses to increase significantly prior to the launch due to sales staff additions and increased marketing efforts. While a portion of these expenses is fixed, most of them will increase with revenue, particularly sales commissions, which vary directly with sales levels.

      We intend to focus our direct selling efforts on the United States government, foreign national security markets, local governments, and large commercial users. We will market to other users through market specific distributors, value-added resellers, and e-commerce channels. We expect to perform certain value-added services internally, and intend to distribute our imagery to end users through value-added resellers. These resellers can process such data into complex maps and other products for specific applications. As a result, we can limit our initial sales and support infrastructure and leverage the value-added resellers' existing market access and customer relationships, particularly in markets requiring extensive product development, customer education, and long sales cycles.

      Selling, general, and administrative expenses also include the salaries and benefits of the executive staff, accounting, and other corporate expenses. We expect these expenses to decrease in 2001 as a result of staff reductions through the third quarter of 2001, due to the failed launch of QuickBird 1. We expect them to increase after the launch of QuickBird 2 as we begin our planned commercial operations. As these expenses are primarily fixed, we believe they will decrease as a percentage of revenue over time.

Research and development

      Research and development costs are principally expensed as incurred and reflect the cost of the design of the satellites, data processing, value-added production facilities, and ground station systems. We record as research and development expense all engineering costs associated with the preliminary design of our satellites where we maintain the risk associated with design failure. Once the design of the satellite is stable and not subject to significant additional modifications, we capitalize additional costs as investments in satellite equipment. Also included are the costs of research and development for ongoing operational improvements and new product and application development. It is our intention to consistently fund the development of new products, processes, and image applications in addition to developing next generation satellite systems.

Satellite failure

      Due to the loss of our QuickBird 1 satellite on November 20, 2000, we wrote off approximately $157 million of QuickBird 1 costs in fiscal 2000. The impact was a decrease in balance sheet values, specifically, construction in progress (satellite) assets in the year end consolidated financial statements for 2000. We also recognized in fiscal 2000 a receivable in the amount of $265 million for insurance proceeds due to the loss of QuickBird 1, resulting in a net gain on the loss of our satellite of approximately $108 million.

Income taxes

      In connection with our start up expenditures and costs related to the development of the EarlyBird and QuickBird satellites, we have generated significant net operating losses. Our ability to use these net operating losses to offset net income that we may earn in the future may be limited, as we may have experienced an ownership change as defined in the Internal Revenue Code.

Capital expenditures

      We expect to incur significant capital expenditures to construct and launch the QuickBird 2 satellite, and upgrade both our ground stations and other operating systems. As of March 31, 2000, we have spent a total of $224.3 million for both QuickBird 1 and QuickBird 2 and related systems. The QuickBird 2 satellite is now in final assembly and testing. It has a designed useful life of five years. We expect to spend an additional $80.1 million to complete, launch, and insure QuickBird 2 and its related systems.

      We have begun to develop plans for the satellites that will replace QuickBird 2. The first replacement satellite is planned for launch by 2005. We expect to incur significant research and development costs and capital expenditures to develop these next generation satellites. We believe these satellites will provide significant additional capacity and significantly increase our revenue opportunities compared to the QuickBird system.

Results of Operations

Three months ended March 31, 2000 compared with three months ended March 31,
2001

      Revenue. Our revenue has been generated primarily from the processing and sale of geographic imagery purchased from third-party suppliers. These sources of revenue increased from $2.0 million for the three-month period ended March 31, 2000 to $3.8 million for the three-month period ended March 31, 2001. Varying delivery dates within new and existing contracts have resulted in significant revenue fluctuations for these two periods. Revenue for the remainder of fiscal 2000 decreased substantially in anticipation of the launch of QuickBird 1. A similar decrease is not expected in fiscal 2001.

      Cost of Goods Sold. Our cost of goods sold includes third party geographic imagery purchased for sale under contract. As a result of our increased revenue, our cost of goods sold consequently increased from $1.3 million for the three-month period ended March 31, 2000 to $3.0 million for the three-month period ended March 31, 2001. Costs for both periods were primarily the direct costs associated with obtaining third-party geographic imagery for resale.

      Selling, General, and Administrative Expenses. Selling, general, and administrative expenses were $3.0 million and $2.8 million for the three-month periods ended March 31, 2000 and 2001, respectively. These expenses decreased due to staff reductions and reduced operating activities following the loss of QuickBird 1. We expect these costs to increase in the future as we increase staff levels and implement new procedures in preparation for full-scale operations and market entry of our products and services.

      Research and Development. Our research and development costs were $2.4 million and $2.2 million for the three-month periods ended March 31, 2000 and 2001, respectively. These expenses decreased due to staff reductions and reduced operating activities following the loss of QuickBird 1.

      Interest Expense. Interest expense increased significantly from $2.0 million for the three-month period ended March 31, 2000 to $4.7 million for the three-month period ended March 31, 2001. This increase was the result of higher average debt balances outstanding during the three-month period ended March 31, 2001 and lower capitalization of interest due to the completion of QuickBird 1 in 2000.

      Interest Income. Interest income increased from $1.3 million for the three-month period ended March 31, 2000 to $1.6 million for the three-month period ended March 31, 2001. This increase was the result of higher average investment balances outstanding during the three-month period ended March 31, 2001.

      Net Loss. We had net losses of $5.4 million and $7.2 million for the three-month periods ended March 31, 2000 and 2001, respectively.

Year ended December 31, 1999 compared with year ended December 31, 2000

      Revenue. Revenue decreased from $5.9 million in 1999 to $3.3 million in 2000. The decrease is attributable to a lack of contract revenue during the last three quarters of 2000. New and existing contracts contained few scheduled product deliveries during that time, so little revenue was realized. Revenue from the resale of third-party data was $5.5 million for 1999 and $2.7 million for 2000. Revenue from service contracts and sales from archives was $400,000 for 1999 and $600,000 for 2000.

      Cost of goods sold. Our cost of goods sold decreased from $5.1 million in 1999 to $2.1 million in 2000. Costs for both periods primarily consisted of the direct costs associated with obtaining third-party geographic imagery for resale. We do not believe that these costs reflect our anticipated costs of generating satellite imagery once our initial satellite and production facilities are operational, or when acquiring imaging and other data from other sources.

      Selling, general, and administrative expenses. Selling, general, and administrative expenses were $12.8 million in 1999 and $15.3 million in 2000. General and administrative expenses remained relatively consistent at $9.9 million for 1999 and $9.6 million for 2000. Selling and marketing expenses increased from $2.9 million in 1999 to $5.7 million in 2000 as a result of increases in sales staff and increased marketing efforts in preparation for market entry of the Company's products and services, originally anticipated for year end 2000.

      Research and development. Research and development costs increased from $7.0 million for the year ended December 31, 1999 to $13.4 million for the year ended December 31, 2000. The increase was attributable to additional staff and systems development for launch and satellite systems.

      Loss (gain) from impairment of fixed assets, net of insurance recoveries. No gains or losses from impairment of fixed assets were recognized in 1999, but due to the loss of our QuickBird 1 satellite on November 20, 2000, we wrote off approximately $157 million of QuickBird 1 costs in 2000. The impact was a decrease in balance sheet values, specifically, construction in progress (satellite) assets in the year end consolidated financial statements for 2000. We also recognized in the year 2000, a receivable in the amount of $265 million for insurance proceeds due to the loss of QuickBird 1, resulting in a net gain on the loss of our satellite of approximately $108 million.

      Interest expense. Interest expense decreased from approximately $5.5 million in 1999 to $4.5 million in 2000, as a result of increased capitalization of interest on the higher average balance of construction in progress during 2000.

      Interest income. Interest income of approximately $4.1 million was substantially consistent in 1999 and 2000. Cash available for investment has steadily declined since the unit offering in July 1999 as we have drawn upon these amounts to fund our operations. Although a greater amount of cash was available for investment in the latter half of 1999, interest income for 2000 was approximately the same due to having more funds available during a longer portion of 2000 than in 1999 and overall higher interest rates in 2000.

      Provision for income taxes. Due to losses incurred each year since inception, there was no provision for income taxes recorded until 2000. We recorded a provision for income taxes in 2000 for alternative minimum taxes. We had net operating loss carryforwards of $89.0 million as of December 31, 1999 and $134.5 million as of December 31, 2000; however, such deferred tax benefits and the fiscal 2000 alternative minimum tax credit were not recorded as assets because we have no history of profitability. In addition, utilization of net operating loss carryforwards may be subject to limitation, depending on changes in our ownership.

      Net income (loss). We had a net loss of $20.3 million in 1999 versus net income of $76.7 million in 2000. Our net income in 2000 was the result of the recognition of the insurance proceeds from the loss of our QuickBird 1 satellite.

Year ended December 31, 1998 compared with year ended December 31, 1999

      Revenue. Our revenue increased from $1.8 million in 1998 to $5.9 million in 1999. Our revenue generated from service contracts and sales from archives for 1998 and 1999 was $400,000 for each year.

      Cost of goods sold. Our cost of goods sold increased from $1.9 million in 1998 to $5.1 million in 1999. Our costs for third-party geographic imagery increased from $1.2 million in 1998 to $5.1 million in 1999. Our costs for providing services under other service contracts decreased from $700,000 in 1998 to zero in 1999. We do not believe that these costs reflect our anticipated costs of generating satellite imagery once our initial satellite and production facilities are operational, or when acquiring imaging and other data from other sources.

      Selling, general, and administrative expenses. Selling, general, and administrative expenses increased from $5.0 million in 1998 to $12.8 million in 1999. General and administrative expenses increased from $3.2 million in

1998 to $9.9 million in 1999. These increased during 1999 as we implemented new systems and procedures in preparation for full-scale operations. Selling and marketing expenses increased from $1.8 million in 1998 to $2.9 million in 1999. These increased in 1999 as a result of increases in sales staff and increased marketing efforts in preparation for anticipated market entry of our products and services in 2000.

      Research and development. Research and development costs decreased from $9.1 million in 1998 to $7.0 million in 1999. Costs associated with the design of the satellites decreased from $3.3 million in 1998 to $2.5 million in 1999. The remaining research and development costs were associated with the design of the archival and value-added production facilities for image data, ground stations, and satellite control operations.

      Interest expense. Interest expense increased from approximately $1.3 million in 1998 to $5.5 million in 1999, as a result of increased capitalization of interest on the higher average balance of construction in progress during 1999 and the additional debt outstanding.

      Interest income. Interest income increased from approximately $1.7 million in 1998 to $4.1 million in 1999. As a result of the unit offering in July of 1999, there was a significantly greater amount of cash available for investment during the latter half of 1999.

      Provision for income taxes. Due to losses incurred during 1999, there was no provision for income taxes recorded. As of December 31, 1999, we had approximately $89.0 million in net operating loss carryforwards; however, such deferred tax benefits were not recorded as an asset because we have no history of profitability. In addition, utilization of net operating loss carryforwards may be subject to limitation, depending on changes in our ownership.

      Net income (loss). We had net losses of $12.9 million in 1998 and $20.3 million in 1999.

Liquidity and Capital Resources

      In connection with our offer to repurchase the notes and our 12 1/2% notes, we entered into a Recapitalization Agreement dated as of April 2, 2001 with certain holders of the notes. Pursuant to the Recapitalization Agreement, these noteholders agreed to refrain from tendering their notes in the offer, thus allowing us to have the use of the funds that would otherwise be used to repurchase their notes. For a further discussion of the terms of the recapitalization transactions, see "Recapitalizations - 2001 Recapitalization."

      In April 2001, we secured a $9.0 million borrowing facility with Ball Aerospace, one of our stockholders, which we are using to fund the completion of QuickBird 2. This vendor financing facility accrues interest at an annual rate of 11%, which will become payable seven months following the launch of QuickBird
2. Beginning with the eighth month and ending with the eighteenth month following the launch of QuickBird 2, principal, in equal monthly amounts, and interest are payable in cash each month. In conjunction with this arrangement, we issued to Ball Aerospace 903,608 shares of Series C preferred stock.

      In June 2001, we obtained the release to us of $46.4 million in cash from a restricted escrow account securing certain of our obligations under the Recapitalization Agreement, and the approximately $16.4 million remaining in the escrow account was released to pay premiums on our QuickBird 2 launch and in-orbit insurance.

      We had net cash used by operating activities of $10.9 million for the three-month period ended March 31, 2001 and $6.1 million for the three-month period ended March 31, 2000. This difference was primarily the result of a reduction in accounts payable outstanding, resulting from the finalization of our Recapitalization Agreement.

      As a result of receiving $265 million of insurance proceeds, we had net cash provided by investing activities of $32.9 million for the three-month period ended March 31, 2001 as compared to $13.0 million used by investing activities during the same period in 2000. As a result of our collateral agreement with our note holders, $236.8 million of these proceeds were deposited into a restricted escrow account for the repurchase of notes submitted in our tender offer. Excluding the insurance proceeds and deposits in the restricted escrow account, we had $4.7 million of cash provided by investing activities in 2001 as compared to $13.0 million used by investing activities

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

during the same period in 2000. This increase was primarily the result of the release of restricted investments for final payment of the QuickBird 1 insurance premiums during the three-month period ended March 31, 2001.

      Based on our current operating plan, we believe that existing capital resources will meet our anticipated cash needs through fiscal 2002. If we face any launch delays, if our satellite system takes longer to become operational, if technical or regulatory developments require that we modify the design of our satellite system, if we are unable to achieve our revenue targets, or if we incur other additional unforeseen costs, we may require additional capital. We do not have a revolving credit facility or other source of readily available capital. Therefore, any shortfall in funds available for our operations or to service our debt would cause us serious liquidity problems. In such case, we would need to seek additional financing which we may not be able to obtain on commercially reasonable terms or at all. Failure to obtain such additional financing may result in a material adverse effect on our business and could prevent us from continuing as a going concern.

Quantitative and qualitative disclosures about market risk

      We invest our cash and cash equivalents and restricted investments in short-term, U.S. dollar interest-bearing, investment grade securities with maturities less than 90 days. As of March 31, 2001, the interest rates on these investments have not fluctuated more than one percentage point since they were purchased. We do not currently hold any derivative instruments and do not engage in hedging activities. Also, we currently do not hold any variable interest rate debt or lines of credit, and currently do not generally enter into any transactions denominated in a foreign currency. Therefore, our exposure to interest rate and foreign exchange fluctuations is minimal.

      As of March 31, 2001, we estimate the fair value of our debt to be approximately $233.2 million using its accreted value plus accrued and unpaid interest as of that date. This methodology was utilized as a result of our tender offer in effect on that date and our then-existing requirement to make a repurchase offer for the untendered notes in the event qualifying insurance for QuickBird 2 is not obtained by the required date. To the extent interest rates increase, our costs of financing would increase at such time as we are required to refinance our debt.

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

                                   BUSINESS

     We were originally incorporated on September 30, 1994 as a wholly-owned subsidiary of Ball Corporation. On March 31, 1995, we merged with WorldView Imaging Corporation, which had been founded by Dr. Walter S. Scott, our Chief Technical Officer and Executive Vice President. In connection with the merger, Ball contributed certain assets and technology, in addition to making a substantial cash investment. WorldView received the first United States government license to operate a high-resolution satellite for commercial use and was developing the EarlyBird satellites (predecessor satellites to the QuickBird satellites) when it merged with us. In August 21, 1995, we reincorporated in the State of Delaware.

     We believe that we will possess one of the best commercially available systems for producing low-cost, high-resolution, map-quality imagery and information products over large areas of the earth's surface. We are currently building a satellite capable of collecting high-resolution digital imagery of the earth's surface, as well as a comprehensive image collection, enhancement, and digital archive system, our Digital Globe archive. Our QuickBird 2 satellite is designed to collect 0.6-meter resolution gray scale and 2.5-meter resolution color imagery of the earth and will have an ability to revisit most areas within three to five days. Although we launched a 1-meter QuickBird satellite, QuickBird 1, on November 20, 2000, there was a failure to achieve orbit, which resulted in the total loss of the satellite. Our previous satellite, the EarlyBird 1, was launched in December 1997, but we lost contact with it and determined that it was a total loss. We plan to launch QuickBird 2 in the fall of 2001.

     We believe that our system will allow us to provide high-resolution imagery-based products at a low cost and in the forms most useful to our targeted customer segments. For sophisticated government, scientific, and commercial users, we expect to deliver imagery data on a near real-time basis in response to specific customer requests. In addition, we can process and enhance imagery data to make them more useful to our customers. For example, we can add precision correction, elevation, terrain, and topographic information or integrate information from other sources such as political borders or utility infrastructure. We also expect to collect and store imagery for resale in our Digital Globe(R) archive. This will allow us to produce satellite imagery at negligible incremental cost, facilitating an array of new geographic information, mapping, multimedia applications, and markets that do not currently use geographic imagery.

     Industry estimates of worldwide revenues for aerial imagery exceed $2 billion annually, according to Frost & Sullivan. We believe the broader market for geographic imagery and derivative products and services significantly exceeds this amount and that the near-term world market for high spatial resolution satellite imagery will exceed $1 billion annually. We believe this market will grow as low-cost, high-quality satellite imagery becomes commercially available, stimulating demand for satellite imagery-based products and services, and encouraging development of new products and applications.

Industry overview

     We believe that access to accurate, affordable, and timely data has been, and still is, the single largest problem facing the Geographic Information Systems market. Users have few alternative sources from which to obtain data and we believe that high-resolution satellite imagery provided by the QuickBird system will provide an important alternative source to aerial photography and low-resolution satellite imagery, such as Landsat and SPOT. One-meter and lower spatial resolution imagery can detect and locate many objects that previously could not be identified using low-resolution satellite imagery. High-resolution satellite imagery offers Geographic Information Systems customers a number of advantages, including computer compatibility, large area coverage, and up-to-date information.

     In addition to providing high spatial resolution gray scale (panchromatic) imagery, high-resolution satellites can take precise color and infrared (multispectral) imagery, enabling a wide range of monitoring, detection, and exploration applications. The digital format of satellite imagery facilitates quick delivery, enables low-cost archiving, allows for image enhancement and manipulation, and preserves much more information value than analog imagery.

     We are not aware of any additional competitors that plan to enter this market other than our three announced competitors:

     . Space Imaging, Inc., which successfully launched its first 1-meter resolution satellite in September 1999 and has begun serving the commercial market;

     . Orbital Imaging Corp., or Orbimage, which is developing two 1-meter high -resolution imaging systems, which are scheduled for launch during the third and fourth quarters of 2001, as publicly announced; and

     . ImageSat International (formerly known as West Indian Space Ltd.), which successfully launched a 1.8-meter resolution satellite in December 2000 and has announced plans to launch a 1-meter high-resolution satellite for commercial use during the third quarter of 2001.

     We believe there are significant barriers for other potential entrants. The design, creation, launch, and operation of an integrated high-resolution commercial satellite system require significant expertise and knowledge. We and each of our three announced competitors have been developing commercial satellite imagery systems for more than five years. We believe it would take a new potential competitor more than two years and significant capital to develop and construct a high-resolution commercial imaging satellite. Most aerospace companies capable of constructing such a satellite have already aligned themselves with one of the announced entrants. As a result, we believe that EarthWatch, together with the other announced entrants, will have a significant advantage.

     We also believe that the emergence of high-resolution commercial remote sensing satellites will stimulate new spending to create and update Geographic Information Systems databases, especially in emerging markets in Asia, Australia, the Middle East, and South America. Furthermore, we believe that a larger, more profitable market will evolve for value-added information products derived from raw imagery data processed and packaged to meet the demands of specific users. Traditionally, overhead imagery products have been marketed in the form of raw data. We seek to be a leading provider of value-added imagery-based applications and services, rather than just a provider of satellite imagery. We believe our advanced image processing technology and user-friendly distribution network will enable us to make imagery easy to use, affordable, and accessible. We believe that our focus on developing industry-specific products will stimulate demand and expand the market for satellite imagery and related products.

Strategy

     We are committed to achieving leadership positions in specific markets for digital imagery and derivative information products. Our strategy to achieve our objectives includes the following elements:

Become a leading provider of imagery-driven solutions

     Overhead imagery products have traditionally been marketed in the form of raw data. However, we believe that a larger, more profitable market will evolve for value-added information products derived from raw imagery data, processed and packaged to meet the demands of specific users. We seek to be a leading provider of value-added imagery-based applications and services, rather than just a provider of satellite imagery. We believe our advanced image processing technology and user-friendly distribution network will enable us to make imagery easy to use, affordable, and accessible. We intend to continuously develop industry-specific value-added products, such as tailored damage assessment products for the insurance industry and crop monitoring products for the agriculture industry. We believe that our focus on industry-specific products will stimulate demand and expand the market for satellite imagery and related products.

Pursue targeted market entry and expansion

     Recognizing that we cannot address every possible sales opportunity ourselves, we will focus on specific customer segments and new commercial markets. We plan to focus initially on providing imagery products to the largest potential users and early adopters, such as United States government agencies and foreign governments, in order to rapidly build a core group of customers. We then intend to incrementally expand our target markets by pursuing commercial markets and applications for higher margin, value-added products that offer prospects for long-term growth. This targeted marketing strategy will limit the number of products that we offer initially and simplify the logistics of supporting our customers. In addition, this focus should allow us to avoid building the large and costly marketing and sales organization that would be required to pursue a wide range of market opportunities simultaneously.

     In addition to our direct sales efforts, we intend to market our products through market specific distributors, agents, value-added resellers, and e-commerce channels. We expect to work with value-added resellers to enhance existing applications and develop new products based upon our imagery. This should allow us to limit our initial sales and support infrastructure and to leverage the value-added resellers' existing market access and customer relationships, particularly for markets that require extensive product development, customer education, and long sales cycles.

Maintain leadership through partnerships with leading technology companies

     We will seek to establish our technological leadership in the remote sensing industry as an innovative provider of imagery through partnerships with leading aerospace and information technology companies. Our strategic partners, including Ball Aerospace, Datron/Transco Inc., Hitachi, Ltd., ITT Industries, Inc., MacDonald Dettwiler & Associates, Ltd., and Nuova Telespazio S.p.A. have supplied us with much of the technology, components, and services for our satellite imaging system. These partnerships have enabled us to reduce our satellite development costs significantly. In addition to making a $25 million equity investment in EarthWatch in April 1999, ITT Industries has entered into a strategic supplier agreement with us, committing us to use ITT Industries as the provider and integrator of sensors for the next ten years.

Leverage our technical advantages

     We believe our QuickBird satellite system offers significant technical advantages over the three other competitive commercial satellite-based systems that have been announced. These advantages include:

     .  the highest available resolution;

     .  the widest imaging area;

     .  the largest image storage capacity; and

     .  state of the art satellite pointing, or geolocation accuracy.

     We believe that within three years of our first successful QuickBird launch, we will be able to archive most key urban areas and other areas of interest worldwide.

     With the loss of QuickBird 1, and the corresponding decreased capacity, imagery, and revisit times inherent in a one-satellite system, populating our archive will require more time than previously planned. Even with this decrease, we believe the above technical advantages will allow us to collect more usable imagery per day than our competitors, enabling us to provide more imagery to our customers, to update such imagery more frequently, and, assuming equivalent launch dates, to build an imagery archive more rapidly.

     We believe that these advantages, taken together, will provide one of the best commercially available systems for producing low cost, high-resolution, map quality imagery over large areas of the earth's surface. We plan to position our satellite in an orbit that will provide revisit capability from three to five days, so that once it is operational, we will be able to collect imagery on virtually every location on the earth's surface every three to five days. Applications that require near real-time high-resolution imagery, such as monitoring natural disasters, civil emergencies, and regional security, will benefit from this frequent revisit capability.

Build direct relationships with key customers and market influencers

     To build market presence and demonstrate new product applications quickly, we will seek to identify key early adopters and influencers in each target market and develop close customer relationships. We will seek to expand our reach to potential customers through partnerships with leading information technology companies, distributors,

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

agents, value-added resellers, and customers. For example, in addition to contributing to our systems development program, Hitachi will serve as the master international distributor of our products and services in Asia, and Eurimage, a majority-owned unit of Nuova Telespazio, will do the same in Europe. We also plan to license our products through value-added resellers in North America and in those regions of the world not covered by exclusive reseller distribution agreements.

     In contrast to our competitors, we intend to create an open system to support purchasers of raw imagery data who desire to process such data using their own facilities. We plan to provide to purchasers the detailed support data, including our satellite camera model and downlink formats, necessary to enable them to perform their own image processing. By supporting open systems interoperability, we believe we can stimulate third party software developers and value-added resellers to develop innovative products and applications that use our imagery data. We also intend to establish relationships with one or more leading retail websites to sell our mapping and other imagery products directly to consumers.

Develop comprehensive Digital Globe archive

     We plan to create an Internet-based proprietary database of imagery collected from our QuickBird 2 satellite and other third party satellite and aerial imaging companies. Over the next several years, we expect that specific customer requests will utilize approximately 20-30% of our available imaging capacity. We plan to use the portion of our imaging capacity not being used to address specific customer requests to prospectively collect and archive imagery of key geographies and markets.

     We believe that once our proprietary Digital Globe archive of imagery is established and combined with value-added image enhancement tools and processing software, it will facilitate an array of new geographic information, mapping, and multimedia applications and markets that do not currently use geographic imagery. For example, a user could log on to our Internet site, view the entire earth, and then focus in on a country, state, city, or town, or even a specific neighborhood or street corner. In addition, in the future, a user could view interactive fly-throughs of selected areas of interest, such as popular tourism sites or golf courses for vacation planning, or residential neighborhoods for relocation or home purchasing.

Target markets and applications

     Within the overhead imagery market, we will initially target worldwide commercial and government applications for surveillance, Geographic Information Systems, and mapping. Within the market for federal, state, and local government users, we expect to serve domestic and foreign intelligence and security agencies, as well as civilian agencies that use overhead imagery for environmental monitoring, land use, disaster management, and infrastructure planning. We are also targeting civilian agencies and local and municipal governments that currently use aerial and low-resolution satellite imagery for mapping, environmental monitoring, land use, and infrastructure planning. In the longer term, we expect that our customers will include commercial users in industries such as mapping and surveying, oil, gas, and mineral exploration, agriculture, forestry, scientific and environmental monitoring, and insurance risk analysis and damage assessment.

Products and services

     We plan to offer high-resolution panchromatic and multispectral imagery collected from our QuickBird 2 satellite, and currently offer very high-resolution radar imagery and other third-party data. We also plan to develop and market specific value-added products for commercial applications. We will incorporate imagery collected by our satellite and other airborne and satellite systems into the Digital Globe, providing imagery to customers primarily in digital form that can be easily stored and processed on a computer. Our customers may also receive products in other forms, such as on CD-ROM or printed copy.

     We intend to offer sophisticated government, scientific, and commercial users raw imagery data on a near real-time basis from customer designated satellite tasking assignments. Our Seconds on Orbit product is designed to allow customers to purchase imaging time on our satellites, with the option of downlinking directly to customer ground stations. Customers can also purchase imagery of a desired location. In addition, we can process and enhance acquired imagery to make it more useful to a customer.

     We expect to price our products according to market conditions and perceived consumer value, not production cost. In addition, we intend to retain ownership of all imagery collected by our satellite and to license our imagery to customers in a manner similar to software licenses. See "--Proprietary rights."

Sales, marketing, and distribution

     We currently are delivering our products through direct sales, e-commerce channels, and through our master international distributors. We are currently expanding these channels to include value-added resellers. Our direct sales organization is structured to provide relationship-based sales to early adopters and key market influencers, such as large governments and commercial customers. While our direct sales organization is not a large organization, we will supplement our in-house sales force with third-party sales agents. These sales agents market a variety of similar products and have extensive contacts and customer relationships in the industries or regions they serve. Each sales agent is dedicated to one or two customers, or to a single vertical market, such as mapping. In addition to the direct sales force, we have a distributor sales force that is responsible for selection, recruitment, and management of the distributor network. They are teamed with customer service representatives to ensure that distributors have the necessary training and support to maximize sales.

Master international distributors

     We have formed strategic relationships with Hitachi Software in Asia and Eurimage in Europe to be our master international distributors. Hitachi Software is developing innovative information products to expand distribution of our imagery to both businesses and individuals. Eurimage is the largest distributor of satellite imagery in Europe and has an extensive distribution system in place. We believe both master international distributors have developed, and will continue to develop, value-added resellers in their respective regions. The master international distributors will serve as resellers and value-added resellers in their respective regions. Such activities include providing online distribution channels and direct links to our headquarters in Longmont, Colorado. Eurimage has implemented a Web-based ordering and delivery system for its existing customers and is in the process of modifying this system to include QuickBird products.

Value-added resellers

     We are currently selecting value-added resellers based on demonstrated distribution capability within target market segments. We are seeking value-added resellers that are strong product advocates, especially in markets where the application value of high-resolution imagery remains unproven. We are basing our selections on capability and willingness to work cooperatively with EarthWatch in designing and selling market-specific information products.

Direct online distribution

     Because our products are in digital form, customers will be able to access products in the Digital Globe through the Internet or another online service. For our master international distributors, who are expected to regularly download large volumes of data and may require imagery immediately upon receipt by ground stations, we plan to offer a direct network connection to our master data facility. Our customers may access the Digital Globe by means of our Web-based user interface. Similar to widely available search tools and browsers, the Digital Globe archive will be available for browsing by customers to order imagery and products, and to track the status of orders online.

Order processing

     We have developed an automated order processing system that verifies and accepts direct orders. This system is linked to our tasking, production, and accounting systems. Orders that we cannot fill with previously archived Digital Globe products will be prioritized according to parameters such as project timing and size, prevailing weather conditions, and other imaging requests, and then translated into tasking commands passed on to the satellite. After each orbit, orders will be matched with successful results obtained from the satellite downlink. We expect that specific orders for large areas will require tasking over several orbits and days.

QuickBird 2 satellite and ground system operations

QuickBird 2 satellite

     We intend to launch and operate one satellite. Ball Aerospace is currently constructing and integrating this satellite at its facility in Boulder, Colorado. The QuickBird 2 spacecraft is currently in final assembly and testing.

Satellite launch arrangements

     We entered into a launch services agreement with Delta Launch Services, Inc. in February 2001. Delta Launch Services, Inc. is a subsidiary of Boeing Company. We plan to launch QuickBird 2 on a Delta II launch vehicle from Vandenberg Air Force Base in California.

Ground stations and satellite control

     Our QuickBird 2 satellite will be supported by two ground stations located in Fairbanks, Alaska and Troms0, Norway. We will control our satellite from the mission control center at our headquarters in Longmont, Colorado. This facility was prepared to handle the EarlyBird satellite at the time it was launched and the related equipment has undergone upgrades to support the QuickBird satellites.

Digital Globe archive and geospatial operations

     The Digital Globe value-added product archive is designed to provide customers access to a range of products, including precision corrected image maps, digital elevation models, and terrain-corrected image maps, as well as maps and additional geographic data. We believe that within three years of a successful QuickBird 2 launch, we will be able to archive most key urban areas and other areas of interest worldwide, and will be able to continually update this imagery. We also maintain a geospatial operations facility to produce orthoimages and digital elevation models from a variety of data sources.

Risk mitigation

Proven technology

     We have followed a low-cost design philosophy that capitalizes on the expertise of our strategic partners while incorporating proven technology used by other satellite systems.

Insurance

     We have contracted with Ball Aerospace to construct and deliver the QuickBird 2 satellite. In connection with this contract, Ball Aerospace is required to insure the satellite during construction and testing, and until the time it leaves the Ball Aerospace facilities. We have obtained a transit insurance policy covering the satellite from the time it leaves the Ball Aerospace facilities until the time the launch vehicle is intentionally ignited.

     We have in force insurance policies covering the launch of QuickBird 2 and its operation for one year from the launch date. The proceeds from the policy should cover the cost of construction, launch, and launch insurance of QuickBird
2. The launch insurance will not only cover total failure, but also partial failure by QuickBird 2 to achieve proper orbit or to perform in accordance with specifications for a period of one year after launch.

Research and development

     We plan to continue to invest in research and development to develop improved satellite technology, develop the Digital Globe archive, and maintain technological leadership in geographic imagery products and related systems. We will also acquire licenses for existing technology where we determine that adapting existing technology would be less expensive than developing it internally.

Competition

     Traditional sources of image-based information have included aerial photography and existing low-to-medium resolution earth orbiting satellites. Our principal competitors in high-resolution space imaging collection are Space Imaging (United States), Orbimage (United States), and ImageSat (Israel). Space Imaging successfully launched a satellite in September 1999 and has been distributing imagery to its customers since that time. ImageSat successfully launched a satellite in December 2000 and began receiving images shortly thereafter.

     To a lesser extent, we also compete on a regional basis against independent aerial photography companies, as well as radar and low-resolution commercial satellite systems such as Landsat, SPOT, and the 6-meter resolution satellite launched by the Indian Government. However, we expect our competition in the future to come primarily from high-resolution satellite systems developed and operated by other commercial enterprises or foreign governments.

Aerial photography

     Commercial aerial photogrammetry firms serve highly fragmented and localized markets. Customers requiring imagery from different geographic areas must coordinate with several providers, which increases the cost and time necessary to obtain imagery data. For large projects, aerial photogrammetry firms usually require substantial lead-time, resulting in a product that may be out of date by the time it is delivered. Also, these firms typically produce aerial imagery in analog form on photographic film rather than in digital form, making post-image processing more difficult and hindering development of value-added applications such as complex mosaics.

     Satellite imagery addresses many of the limitations of aerial photography, allowing cost effective collection of data over large areas in a short time, access to remote regions of the world and restricted airspace, and timely delivery of data in digital form. Nonetheless, for certain applications, aerial photography is highly efficient and competitively priced. Since these applications tend to require a limited geographic scope and spatial resolution of less than one meter, we do not view aerial providers as direct competitors. Conversely, we intend to work with these companies and expect that many will purchase, enhance, and resell our imagery to their customers. We also expect to continue to purchase and resell aerial imagery to enrich our Digital Globe archive and our product mix.

New commercial high-resolution satellite systems

     Space Imaging launched the first successful commercial high-resolution satellite in September 1999. Other entrants, including Orbimage and ImageSat, have launched or announced plans to launch satellites shortly prior to QuickBird 2.

     Space Imaging. Space Imaging, a joint venture owned collectively by Lockheed Martin, E-Systems, and Mitsubishi, has successfully launched and deployed a 1-meter resolution satellite named IKONOS and a global archive for storage of imagery. Space Imaging has access to significant technological and capital resources through its partners and has distribution rights to both Landsat 4 and 5 within the United States, and to Indian Remote Sensing satellite data.

     Orbimage. Orbimage is a provider of global space-based imagery. Currently, it has two low-resolution satellites in operation: OrbView 1 and OrbView 2. It has also acquired the rights to market and sell, in the United States of America, imagery from RadarSat 2, a high-resolution commercial radar imaging satellite being constructed by the Canadian government. Orbimage is also developing two 1-meter resolution satellites, OrbView 3 and OrbView 4, which are scheduled for launch during the third and fourth quarters of 2001, as publicly announced.

     ImageSat. ImageSat International (formerly known as West Indian Space Ltd.) is a joint venture composed of government-owned Israel Aircraft Industries, Electro-Optics Industries, and Core Software Technology Inc. ImageSat has announced plans to launch and operate a constellation of 1.8-meter and 1-meter resolution commercial imaging satellites named EROS, one of which is for the Israeli government and was launched in December 2000, and one of which is for commercial use and is scheduled for launch in 2001. Based on the announced specification for EROS satellites, we believe that they will offer lower performance than our QuickBird 2 satellite. However, ImageSat is associated with the Israeli government and, if subsidized, could be able to compete aggressively on price. ImageSat's first customer, the Israeli government, has announced that it has reserved the full capacity of ImageSat's first and third satellites in specific geographic areas.

     Although the satellites of each of the companies mentioned above have similar spatial and spectral resolutions as the QuickBird system, based on their public announcements, we believe that our QuickBird system will offer significant technical advantages over the competition.

     We believe that the Orbimage and ImageSat satellites appear to be better suited for reconnaissance than for mapping. QuickBird and IKONOS qualify as both mapping and reconnaissance satellites.

     Space Imaging's IKONOS is designed to offer mapping capability. However, we do not believe that the IKONOS satellite will compete equally with QuickBird in terms of collection capacity and positional accuracy. The IKONOS satellite offers only an 11-kilometer swath, 64 gigabytes of storage, and a maximum positional accuracy of four meters. In contrast, we expect QuickBird to offer a 16-kilometer swath width, 128 gigabytes of on-board storage, and geolocation accuracy as good as two meters with ground control. We believe that we will be able to collect more imagery per day than Orbimage or Space Imaging. Accordingly, we should have more images to sell and should be able to populate our digital archive faster than these competitors.

Strategic relationships

     We have teamed with the six strategic partners listed below. These partners are leaders in their respective industries, and we believe that their expertise and resources will contribute significantly to establishing EarthWatch as a leader in satellite imaging technology. Our partners are providing us with technology, components, and services that we believe will contribute materially to our business. Each of our partners has an equity stake in EarthWatch, some of which equity stakes were obtained in exchange for providing EarthWatch with goods or services.

ITT Industries

     ITT Industries, Inc. is a leading global supplier of sophisticated military defense systems and industrial components for the transportation, construction, and aerospace industries. ITT Industries has provided innovative satellite sensor systems to NASA and the National Oceanic and Atmospheric Administration for more than 25 years. In addition to making an equity investment in EarthWatch in April 1999, ITT Industries entered into a 10-year strategic supplier agreement as integrator of sensors for future EarthWatch systems. ITT Industries will provide such sensors and associated services on a best value basis. We have entered into a contract with ITT Industries under which it provided the QuickBird satellite scheduling and tasking system, and a QuickBird spacecraft simulator. In addition, we have contracted with ITT Industries to assist us in developing technical specifications and the sensors for our next generation satellites.

Ball Aerospace

     Ball Aerospace is a leading supplier of remote sensing, military, and space technology. Ball Aerospace has developed and successfully executed 37 satellite-related projects. Additionally, Ball Aerospace has developed and implemented the in-orbit solution for problems faced by the Hubble Space Telescope's optical system. As the prime contractor for the QuickBird system, Ball Aerospace provides design, construction, and integration for the imaging payload and spacecraft bus of the QuickBird 2 satellite.

Hitachi Software

     Hitachi Software Engineering Company, Ltd. is a leading manufacturer of high technology products and is a major Japanese supplier of Geographic Information Systems software and hardware. Hitachi Software has established relationships in both the military and commercial Geographic Information Systems markets in Asia, which, we believe, are currently the fastest growing Geographic Information Systems markets in the world. Hitachi Software will serve as our master international distributor in Asia.

Nuova Telespazio/Eurimage

     Nuova Telespazio, S.p.A. is a leading owner and operator of satellite data downlink and control facilities in Europe. Nuova Telespazio maintains a large earth observation division with extensive international Geographic Information Systems and mapping capabilities. It is also a part owner of Eurimage, a company that manages the largest European satellite imagery sales and distribution network. Eurimage is our master international distributor in Europe. Under our distributor agreement with Nuova Telespazio, Eurimage will be entitled to purchase our products at discounts of up to 50% of our retail price for end-distribution in Europe.

MacDonald Dettwiler & Associates

     MacDonald Dettwiler & Associates, Ltd. is a leading supplier of ground processing systems for civilian satellite data and has provided our image data archiving and distribution capabilities. In November 1995, Orbital Sciences, one of our competitors, acquired MacDonald Dettwiler. We believe that our rights to software developed by MacDonald Dettwiler and access to alternative providers would allow us to proceed without MacDonald Dettwiler if Orbital Sciences were to prevent MacDonald Dettwiler from providing such assistance. We believe this risk was significantly reduced with the acquisition of shares representing one-third of MacDonald Dettwiler by CAI Capital Partners & Co. II, L.P. in December 1999, and with MacDonald Dettwiler's initial public offering of stock in July 2000.

Datron

     Datron/Transco Inc. provides products and services for emerging radio and satellite communication markets, primarily for ground uplink facilities. Datron is supplying us with ground station equipment for our QuickBird satellite. All three antenna systems to be provided by Datron have been completed and the first two ground station antenna systems have been installed in Fairbanks, Alaska and Troms0, Norway.

Customers

     NASA accounted for approximately 39%, and NIMA accounted for approximately 54%, of our revenue during the fiscal year ended December 31, 2000. Any termination of our relationships with NASA and NIMA would have a material adverse effect on our current operating results and financial condition. NASA and NIMA retain our services on a case-by-case basis and may choose at any time to use another firm to provide the services that we perform. Therefore, any shift in either NASA's or NIMA's decisions to continue to use our services could also result in substantially reduced revenues for us.

Proprietary rights

     We have developed proprietary technology relating to our data processing systems, and imagery product processing and distribution systems. We also have acquired the right to use technology from our strategic partners. We plan to combine components and systems incorporating our technology and our strategic partners' technology to produce one or more satellites, an image archive, and a distribution network. We do not hold any patents and rely primarily upon copyright and trade secret laws for protection of our proprietary technology. The source code for our own proprietary software is protected as an unpublished copyrighted work and as a trade secret.

     We also generally enter into confidentiality agreements with our employees, consultants, vendors, customers, and licensees, and limit access to our proprietary designs, software, and other confidential information. We own United States trademark registrations for "Digital Globe," a graphic representation of the Digital Globe, "Your Planet Online," and "SOO." We have submitted, and will continue to submit, trademark applications for our operations.

Government regulation

     Our business is subject to regulation in the United States and abroad.

Commercial remote sensing license

     We have received our licenses from the National Oceanic and Atmospheric Administration for QuickBird satellite operations. The licenses contain restrictions to protect the foreign and national security policies of the United States and to implement United States obligations under various international agreements. Under such licenses, we must also provide the United States government with access to, and the use of, our data at commercial market prices. The United States government may limit the commercial distribution of such data in certain circumstances.

Communications frequency license

We have licenses issued by the Federal Communications Commission, or FCC, to operate radio frequency devices aboard our satellites and at ground stations located in the United States. The FCC has allocated to us frequency spectrum for telemetry, tracking and control operations, and data downlinks, and we have obtained a license for QuickBird 2. Also, the FCC has granted us 10-year licenses to operate the ground stations in Fairbanks, Alaska and Longmont, Colorado.

     We have received from the FCC a license to launch and operate two remote-sensing satellites. The license authorizes us to transmit imagery to earth and to perform telemetry, tracking, and command of the satellites. The original license required the satellites to be constructed by July 1999 and to be launched by January 2000. The first satellite was QuickBird 1, which suffered a launch failure in November 2000. As currently amended, the license requires construction of QuickBird 2 to be completed by May 2001, followed by launch no later than December 2001.

     In order to operate internationally and comply with international regulations, the FCC has undertaken the international coordination process before the International Telecommunications Union (ITU) on our behalf. The ITU frequency coordination is necessary to maintain interference protection with other international satellite systems and there is no assurance that this coordination will be completed successfully.

Import authorizations and foreign government licenses

     We may be required to obtain import authorizations or licenses from foreign governments in order to market and distribute EarthWatch data and products, and to operate ground station facilities outside the United States. NOAA must also be notified of any significant agreements with foreign governments or companies who provide for the tasking of satellites or sensors, for real-time direct access to unenhanced data, or for high volume data purchase agreements.

Launch license

     We have submitted the required license application to the Office of Defense Trade Controls for QuickBird 2. We could in the future be subjected to new laws, policies, or regulations, or changes in the interpretation or application of existing laws, policies, and regulations that modify the present regulatory environment in the United States or abroad. U.S. regulators could decide to impose limitations on U.S. companies that are currently applicable only to other countries or other regulatory limitations that affect satellite remote imaging operations. Any limitations of this kind could materially adversely affect our business.

Employees

     As of May 31, 2001, we employed 141 full-time employees. Of these employees, 31 are in data systems, 52 are in ground, product, and space operations, 22 are in marketing, sales, and customer service, and 36 are in executive, finance, and administration. None of our employees are represented by a labor union or are covered by a collective bargaining agreement. We consider our employee relations to be good.

Properties

     Our principal executive offices consist of approximately 55,274 square feet of leased space located in Longmont, Colorado. The term of this lease runs through April 2005. Our monthly payments under this lease are approximately $57,000. We also lease approximately ten acres for the site of a ground station located in Fairbanks, Alaska and 400 square feet for the site of a ground station located in Troms0, Norway. The term of the Alaska lease expires on July 10, 2005, and the term of the Norway lease expires six months following the cessation of QuickBird operations. Our payments under these leases are approximately $4,000 semi-annually for the Alaska lease, and approximately $15,000 (based on current exchange rates) annually for the Norway lease.

Legal proceedings

     We are not currently a party to any material pending legal proceedings.

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

                                   MANAGEMENT

Directors, executive officers, and key employees

     The following table provides information concerning our directors, executive officers, and certain key employees as of May 18, 2001:

                  Name                                   Age      Position
                  ----                                   ---      --------
Herbert F. Satterlee III.......................           46      Chief Executive Officer, President, and Director
Henry E. Dubois................................           39      Chief Operating Officer, Chief Financial Officer, and
                                                                  Executive Vice President
Dr. Walter S. Scott............................           43      Chief Technical Officer, Executive Vice President, and
                                                                  Director
Neal T. Anderson...............................           56      Vice President Space Segment
Mark A. Hargrove...............................           44      Chief Information Officer and Vice President of Operations
Jeffrey S. Kerridge............................           39      Vice President Sales
Shawn R. Thompson, Esq.........................           46      Secretary of the Board
Paul M. Albert, Jr. ...........................           58      Director
Henry J. Driesse...............................           57      Director
Donald E. Foley................................           49      Director
Anne Karalekas.................................           54      Director
Takatoshi Kodaira..............................           53      Director
Michael J. Petrick.............................           39      Director
Donald W. Vanlandingham........................           61      Director

     Herbert F. Satterlee III has served as Chief Executive Officer, President, and a director since he joined EarthWatch in June 1998. From August 1995 to April 1998, Mr. Satterlee served as President of RESOURCE 21 LLC, a Denver-based remote sensing information products company, where Mr. Satterlee led the development of aircraft-derived imagery information products for the agriculture industry in preparation for the 2001 launch of the company's earth observing satellite. Additionally, from October 1978 to June 1998, Mr. Satterlee spent 19 years with The Boeing Company, holding senior management positions on programs such as Teledesic, UK/ROF AWACS (international defense), and the B-1 Bomber Simulator (United States defense).

     Henry E. Dubois has served as Chief Operating Officer, Chief Financial Officer, and Executive Vice President since September 1999. From June 1995 to December 1998, Mr. Dubois served as Advisor to the Board of Directors, Chief Executive Officer, and Chief Financial Officer of P.T. Centralindo Panca Sakti, a telecommunication and multimedia company in Indonesia. From March 1993 to February 1995, Mr. Dubois served as Senior Vice President of P.T. Ongko Multi Corpora, a diversified conglomerate based in Indonesia. From October 1987 to February 1993, he served as a consultant and in financial functions for Booz Allen and Hamilton in Asia. From August 1985 to September 1987, he served in financial functions for Exxon Corporation.

     Dr. Walter S. Scott has served as Chief Technical Officer and Executive Vice President since we merged with WorldView in March 1995. Dr. Scott has served as a director of EarthWatch since June 1999 and from March 1995 until April 1999. From May 1998 to June 1998, Dr. Scott served as our interim Chief Executive Officer. Dr. Scott founded WorldView, our predecessor, in January 1992 and served as its Chief Technical Officer, Chairman of the Board, and Chief Financial Officer from January 1992 to March 1995. From January 1986 to February 1993, he served in a variety of positions at the Lawrence Livermore National Laboratory, including program leader of the Brilliant Pebbles Strategic Defense Initiative program. In addition, he developed low-cost lightweight satellite technology, managed the successful launch of several space flight experiments, and developed computer automated design tools for the manufacture of hybrid wafer scale integrated circuits. From June 1982 to December 1985, he was founder and president of Scott Consulting, a software and consulting firm.

     Neal T. Anderson has served as Vice President Space Segment since September 1999. Mr. Anderson is responsible for overall management of the development, production, test, and launch of the QuickBird spacecrafts. From March 1995 to September 1999, Mr. Anderson served as Senior Director, Space Segment. Mr. Anderson's experience includes marketing, engineering, and management of over 25 spacecraft programs. From January 1994 to March 1995, Mr. Anderson served as a Director of Advanced Programs with Spectrum Astro Inc., an aerospace company. From November 1978 to December 1993, he served in a variety of positions with Ball Aerospace. From May 1967 to November 1978, he served in the U.S. Air Force.

     Mark A. Hargrove has served as Vice President of Operations and Chief Information Officer since May 2000. Mr. Hargrove is responsible for managing all aspects of corporate information systems at EarthWatch. From December 1997 to May 2000, Mr. Hargrove served as Vice President and Chief Information Officer of Computer Curriculum Corporation, a publisher of educational software. From September 1996 to December 1997, he served as Director of Software Engineering at BayStone Software, a start-up developer of customer relationship management software. From June 1995 to September 1996, Mr. Hargrove consulted with various companies on large-scale MIS integration. Prior to that time, he served as Director of Technical Services at 3Com Corporation.

     Jeffrey S. Kerridge has served as our Vice President Sales since August 1998 and as our Vice President Marketing from August 1998 to February 1999. Mr. Kerridge joined EarthWatch in September 1996 as our Director, Defense/Intelligence Programs. His responsibilities in that position included managing EarthWatch's direct sales and marketing efforts with the United States Department of Defense and Intelligence Community and with Middle East and European foreign government accounts. From February 1984 until August 1996, Mr. Kerridge served in a variety of capacities for the Central Intelligence Agency's National Photographic Interpretation Center, including strategic planning, division level officer, program management, branch chief, and analyst.

     Shawn R. Thompson, Esq. has served as Secretary of the Board since August 1999, as Director of Contracts since October 1996, and is responsible for contract administration, negotiations, and compliance. Mr. Thompson is an attorney licensed to practice in the state of Colorado. Previously, Mr. Thompson served as Contract Manager for Tenera Rocky Flats from September 1995 to October 1996 and as Manager of Contract Administration for NFT Inc. from September 1990 to September 1995.

     Paul M. Albert, Jr. has served as a director of EarthWatch since June 1999. Since December 1996, Mr. Albert has been retained as a consultant and/or employee of The Globecon Group, a financial services consulting company. Prior to such time, from September 1996 to November 1996, Mr. Albert served as a consultant to Eccles Associates, Inc., a financial consulting company working primarily with multinational financial institutions in developing countries. From September 1983 to February 1996, he served as a Managing Director, Investment Banking of Prudential Securities, Inc., a financial services company. Mr. Albert also serves as a Director of Teletrac, Inc.

     Henry J. Driesse has served as a director of EarthWatch since April 2001. Mr. Driesse has served as President of ITT Industries' Defense Division since August 2000. Prior to his current position, Mr. Driesse served in a variety of capacities for ITT Industries since 1981, most recently as President of the Avionics Division.

     Donald E. Foley has served as a director of EarthWatch since June 1999. Since May 1996, Mr. Foley has served as the treasurer of ITT Industries. From July 1989 to May 1996, Mr. Foley served as the Assistant Treasurer of International Paper Company, where he helped manage that company's global expansion. Additionally, Mr. Foley has held executive positions with the Mobil Corporation and the General Electric Company. He also is the Director/Chairman of the New York Corporate Treasury Association.

     Anne Karalekas has served as a director of EarthWatch since November 1999. From September 1996 until October 1999, Ms. Karalekas served as General Manager for Microsoft's online guide, MSN Sidewalk Washington. From 1985 until 1996, Ms. Karalekas held several positions at the Washington Post newspaper, including Director of Marketing, Publisher of the Washington Post Magazine, and Director of the Specialty Products Group. Between 1978 and 1985, Ms. Karalekas was a member of McKinsey & Co., a management consulting firm. From 1975 until 1978, she served as Senior Staff member of the Senate Select Committee on Intelligence.

     Takatoshi Kodaira served as a director of EarthWatch from June 1995 to April 1999, and since June 1999. Since April 1999, Mr. Kodaira has served as the General Manager, Geospatial Information Division of Hitachi Software. From August 1994 to April 1999, Mr. Kodaira served as the Department Manager of the New Business Development Department of Hitachi, where he was responsible for identifying and developing new business opportunities. From August 1992 to August 1994, Mr. Kodaira was a Department Manager of the Defense Systems

Department of Hitachi, where he established a military tactical trainer business and commercial satellite-based image exploitation systems for the Japanese government.

     Michael J. Petrick has served as a director of EarthWatch since June 1999. Mr. Petrick is a Managing Director of Morgan Stanley and has been with Morgan Stanley since 1989. Mr. Petrick also serves as a director of Marvel Enterprises, Inc., CHI Energy, Inc., and Premium Standard Farms, Inc.

     Donald W. Vanlandingham has served as a director of EarthWatch since October 1996. Mr. Vanlandingham has served as President and Chief Executive Officer of Ball Aerospace since January 1997. Mr. Vanlandingham joined Ball Corporation, an affiliate of Ball Aerospace, in July 1967 as Production Engineer and has held various managerial positions over the last 30 years within the aerospace operations of Ball Corporation.

Board composition

     The composition of our board of directors is governed by a stockholders' agreement entered into in connection with our recapitalization in April 1999. The stockholders' agreement provides for a board of directors consisting of 11 members. The holder of the Series A preferred stock is entitled to designate two directors, the holders of the Series B preferred stock are entitled to designate four directors, our Chief Executive Officer is entitled to designate two directors, and a majority of the holders of the Series C preferred stock are entitled to designate the remaining three directors. The numbers of directors to be designated by the holders of Series A preferred stock and Series B preferred stock may be adjusted if the holders' percentage ownership changes. Currently, the board consists of ten members, as the Series B stockholders have only designated three members.

     The holder of the Series A preferred stock has designated Mr. Foley and Mr. Driesse as its representatives. The holders of the Series B preferred stock have designated Messrs. Albert and Petrick, and Ms. Karalekas as their representatives, and are entitled to designate one additional director. The holders of the Series C preferred stock have designated Messrs. Kodaira and Vanlandingham as two of their representatives, and have the right to designate one further representative. Our Chief Executive Officer has designated Mr. Satterlee and Dr. Scott to serve on the board of directors.

     During fiscal year 2000, our board of directors held 8 meetings, and its committees held a total of 6 meetings. Each of the directors attended at least 75% of the aggregate of all meetings of the board of directors and the total number of meetings held by all committees of the board of directors of which each director was a member during the time he was serving as such during fiscal year 2000.

Committees of the board of directors

     The Compensation Committee consists of Messrs. Petrick and Vanlandingham and Ms. Karalekas. The Compensation Committee is chaired by Mr. Petrick and is responsible for the review of our company's equity and bonus plans, as well as compensation plans for executive officers with base salaries in excess of $125,000.

     The Audit Committee consists of Messrs. Albert, Petrick, Vanlandingham, and Foley, and is chaired by Mr. Albert. The Audit Committee makes recommendations to the board of directors regarding the selection of independent accountants, reviews the results and scope of the audit, and reviews the annual financial statements before their submission to the board for approval.

     The Governance Committee consists of Messrs. Albert and Kodaira, Ms. Karalekas, and Dr. Scott. The Governance Committee is chaired by Mr. Albert and is responsible for advising the board of directors on our company's compliance with relevant laws and regulations, including without limitation, export controls, the Foreign Corrupt Practices Act, matters relating to the environment, worker's health and safety, and employment law.

     The Finance Committee is chaired by Mr. Foley, and consists of Messrs. Albert, Foley, Petrick, and Satterlee. The Finance Committee is responsible for oversight of our company's financial policies.

Director compensation

     The majority of the directors on the board are compensated by their employer and are not directly compensated by our company for attendance at board or committee meetings. In 1999, two independent directors, Mr. Paul Albert and Ms. Anne Karalekas, were elected to the board. We have committed to an annual stipend of $24,000, board attendance fees of $2,500 per meeting, for up to six meetings, and annual committee attendance fees of $7,500 per committee, to be paid to such outside directors for their service on the board. Mr. Albert and Ms. Karalekas, as outside and unaffiliated directors, have each received an initial grant of non-qualified stock options to purchase 15,000 shares of common stock at a price of $0.25 per share. Additionally, Mr. Albert and Ms. Karalekas will each receive grants of options to purchase 7,500 shares of common stock at the end of each calendar year in which they serve as directors, prorated for their period of service as a director during the first year in which they served as a director.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee of our board of directors for the 2000 fiscal year were those named above. No member of the Compensation Committee was at any time during the 2000 fiscal year or at any other time an officer or employee of EarthWatch.

     No executive officer of EarthWatch has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the board of directors of EarthWatch. Except for Ms. Karelekas, each member of the Compensation Committee is employed by an entity that is either a stockholder of or maintains a business relationship with EarthWatch. See "Certain Relationships and Related Transactions."

Executive compensation

Summary of cash and certain other compensation

     The following table sets forth information concerning the compensation received for services rendered to us during fiscal 1998, 1999 and 2000 by our Chief Executive Officer and our four next most highly compensated executive officers whose total compensation in fiscal 2000 equaled or exceeded $100,000:

                           Summary compensation table

                                                                                                                Long-term
                                                                  Annual Compensation                          Compensation
                                                 -----------------------------------------------------  --------------------------
                                                                                                                Securities
Name and Principal Position                        Year            Salary ($)             Bonus ($)       Underlying Options/(1)/
---------------------------------------------    ---------  -----------------------    ---------------  --------------------------
Herbert F. Satterlee III,
   Chief Executive Officer, President, and
     Director..............................         2000                 256,250                --                     55,000
                                                    1999                 203,333            40,000                         --
                                                    1998                 101,591                --                     84,081
Walter S. Scott,
   Chief Technical Officer and Director......       2000                 181,500                --                     40,000
                                                    1999                 165,000            45,000                         --
                                                    1998                 138,546                --                      5,255
Henry E. Dubois,
   Chief Operating Officer, Chief Financial
     Officer, and Executive Vice President          2000                 231,000            37,500                     55,000
                                                    1999                  75,000            30,000                    175,000
                                                    1998                      --                --                         --

                                                                                                                Long-term
                                                                  Annual Compensation                          Compensation
                                                 -----------------------------------------------------  --------------------------
                                                                                                                Securities
Name and Principal Position                        Year            Salary ($)             Bonus ($)       Underlying Options/(1)/
---------------------------------------------    ---------  -----------------------    ---------------  --------------------------
John C. Jasper,
   Vice President Data Systems/(2)/.......          2000                 181,000            29,000                     39,000
                                                    1999                  53,200            12,000                    100,000
                                                    1998                      --                --                         --
Jeffrey S. Kerridge,
   Vice President Sales...................          2000                 220,048/(3)/           --                     38,300
                                                    1999                 198,690/(3)/       30,000                         --
                                                    1998                 118,119                --                      9,459

    (1) The options granted to each of the named executive officers in 2000 are stock options to purchase shares of common stock at the initial exercise price of $0.25 that were issued under our 1999 Stock Option/Stock Issuance Plan. The options granted prior to 2000 are stock options to purchase shares of Series C preferred stock at an initial exercise price of $3.81 that were issued under our 1995 Stock Option/Stock Issuance Plan.
    (2)  Mr. Jasper resigned in May 2001.
    (3) The compensation paid to Mr. Kerridge for his services includes sales commissions of $57,205for 1999 and $41,048 for 2000.

Option grants in 2000

     The following table sets forth certain information regarding options that we granted during the year ended December 31, 2000 to the named executive officers:

                       Option Grants in Last Fiscal Year

                                                                                                   Potential Realizable Value At
                                             Percent of Total                                   Assumed Annual Rates of Stock Price
                                Number of    Options Granted                                       Appreciation for Option Term
                                 Options     to Employees in  Exercise Price                     -----------------------------------
            Name               Granted (1)     Fiscal Year    Per Share (2)   Expiration Date            5%               10%
-----------------------------  ------------  --------------------------------------------------- -----------------  ----------------
     Herbert F. Satterlee III      55,000          1.5%           $0.25        December 15, 2010        $22,397         $35,664
     Walter S. Scott               40,000          1.1             0.25        December 15, 2010         16,289          25,937
     Henry E. Dubois               55,000          1.5             0.25        December 15, 2010         22,397          35,664
     John C. Jasper (3)            39,000          1.1             0.25        December 15, 2010         15,882          25,289
     Jeffrey S. Kerridge           38,300          1.0             0.25        December 15, 2010         15,597          24,835

     (1)  Based on 3,704,075 options granted during 2000.
     (2) The exercise price per share of options granted was equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors.
     (3)  Mr. Jasper resigned in May 2001.

2000 option exercises and year end option values

     The following table sets forth information concerning the value realized upon exercise of options during 2000 and the number and value of unexercised options held by each of the named executive officers at December 31, 2000.


                                                                         Number of                    Value of Unexercised In
                                       Shares                        Unexercised Options at             the Money Options at
                                     Acquired on     Value            December 31, 2000                   December 31, 2000
                                                              ----------------------------------   --------------------------------
                                      Exercise     Realized     Exercisable/(1)/  Unexercisable       Exercisable   Unexercisable
                                    ------------   --------     ---------------   -------------       -----------   -------------
Herbert F. Satterlee III                    --        --             455,000                 --                --             --
Walter S. Scott                             --        --             543,850                 --                --             --
Henry E. Dubois                             --        --             230,000                 --                --             --
John C. Jasper/(2)/                         --        --             139,000                 --                --             --
Jeffrey S. Kerridge                         --        --             138,300                 --                --             --

     (1) All options are immediately exercisable, subject to repurchase by EarthWatch of any unvested shares at the exercise price upon cessation of the optionee's service to EarthWatch.
     (2)  Mr. Jasper resigned in May 2001.

Employee benefit plans

1995 Stock Option/Stock Issuance Plan

     Our 1995 Stock Option/Stock Issuance Plan was adopted and approved by our board of directors in May 1995 and by our stockholders in June 1995. We terminated the 1995 Plan effective upon the closing of the recapitalization in April 1999.

     Options granted under the 1995 Plan were originally options to purchase our common stock. In connection with the 1999 recapitalization, all outstanding options were automatically converted into options to purchase shares of our Series C preferred stock. The exercise price of such options was adjusted based on the conversion ratio applicable to the common stock in connection with the recapitalization. Options currently outstanding under the 1995 Plan will continue in full force and effect under the terms of the plan until such outstanding options are exercised or terminated.

     As of April 30, 2001 and on an as-converted basis, we had granted options under the 1995 Plan to purchase 589,550 shares of Series C preferred stock, of which options to purchase 48,404 shares had been exercised, options to purchase 302,002 shares had been cancelled (due to expiration or otherwise), and options to purchase 239,144 shares at a weighted average exercise price of $3.806 per share remained outstanding.

     The 1995 Plan provided for the grant of incentive stock options to employees and nonstatutory stock options to employees, directors, and consultants. The 1995 Plan also provided for the grant of restricted stock to employees, directors, and consultants. The 1995 Plan is administered by the board or a committee appointed by the board which determines recipients and types of awards to be granted, including the exercise price, number of shares subject to the award, and the vesting and exercisability thereof.

     The maximum term of options granted under the 1995 Plan is ten years. The board determines the exercise price of options granted under the 1995 Plan, provided that the exercise price of an incentive stock option may not be less than 100% of the fair market value of the Series C preferred stock on the date of the option grant (110% in the case of participants holding more than 10% of the combined voting rights of our outstanding capital stock) and the exercise price of a nonstatutory stock option cannot be less than 85% of the fair market value of the Series C preferred stock on the date of the option grant.

     Options granted under the 1995 Plan vest at the rate specified in the applicable option agreement and are not transferable. An optionee whose relationship with us ceases for any reason, other than by death or disability, may exercise vested options in the three-month period following such cessation, unless such options terminate or expire sooner by their terms. Vested options may be exercised for up to 12 months after an optionee's relationship with us ceases due to death or disability.

     Upon certain changes in control of our ownership, each outstanding option will terminate unless assumed by the successor corporation.

Predecessor Stock Option Plan

     In connection with the merger with WorldView in March 1995, we assumed options issued under WorldView's 1994 Stock Option/Stock Issuance Plan. In connection with the 1999 recapitalization, all outstanding options under the WorldView Plan were automatically converted into options to purchase shares of our Series C preferred stock.

     As of April 30, 2001 and on an as-converted basis, options to purchase an aggregate of approximately 7,853 shares of Series C preferred stock, at a weighted average exercise price of $0.105 per share, remained outstanding under the WorldView Plan.

     The maximum term of options granted under the WorldView Plan is ten years. Options granted under the WorldView Plan are nontransferable. An optionee whose relationship with us ceases for any reason, other than by death or disability, may exercise vested options in the three-month period following such cessation, unless such options terminate or expire sooner by their terms. Holders may exercise vested options for up to 12 months after an optionee's relationship with us ceases due to death or disability.

1999 Equity Incentive Plan

     In February 2000, our board of directors approved a 1999 Equity Incentive Plan, under which 10,000,000 shares of common stock have been reserved for issuance. Our stockholders approved this plan in December 2000. The plan provides for the grant of incentive stock options to employees and nonstatutory stock options, stock bonuses, and restricted stock awards to employees, directors, and consultants to purchase common stock. The purpose of the plan is to secure and retain qualified personnel and to provide incentives to such personnel to achieve success for the company. The plan is administered by the board or a committee appointed by the board, which determines recipients and types of awards to be granted, including the exercise price, number of shares subject to the award, and the exercisability thereof.

     As of May 31, 2001, we had granted options to certain employees under the plan to purchase an aggregate of 3,822,419 shares of common stock, of which options to purchase 217,900 shares had been exercised, options to purchase 488,430 shares had been cancelled (due to expiration or otherwise), and options to purchase 3,116,089 shares at a weighted average exercise price of $0.25 per share remained outstanding.

     The term of an option granted under the plan is stated in the option agreement. The terms of options granted under the plan may not exceed ten years generally and the term of an incentive stock option granted to a participant holding more than 10% of the combined voting rights of our outstanding capital stock may not exceed five years. Options granted under the plan generally vest and become exercisable as set forth in the option agreement; provided that options granted prior to the initial listing of any of our securities on a national securities exchange to an employee who is not an officer, director, or consultant vest at a rate of 20% over five years from the date of grant. The option agreement may provide for an early exercise by the optionee, a right of repurchase of vested options by us, a right of first refusal, or a re-load option in which an optionee who exercises an option by surrendering already-owned shares of our common stock may be granted a further option.

     In general, no option, stock bonus, or restricted stock award may be transferred by the optionee other than by will or the laws of descent or distribution, and each option may be exercised, during the lifetime of the optionee, only by such optionee. An optionee whose relationship with us or any related corporation ceases for any reason (other than by death or permanent and total disability) may exercise options in the 30-day period following such cessation, unless such options terminate or expire sooner, by their terms, but only to the extent the option had vested on such date of cessation. In addition, in the event of the cessation of an optionee's employment, we may repurchase any unvested shares granted under a stock bonus or restricted stock award. In the event of death or total and permanent disability, the option may be exercised in the twelve-month period following the date of death or total and permanent disability unless such options terminate or expire sooner, but only to the extent the option had vested on the date of death or disability.

     In the event we merge with or into another corporation, all outstanding options may either be assumed or an equivalent option may be substituted by the surviving entity or, if such options are not assumed or substituted, such options shall become exercisable as to all of the shares subject to the options, including shares as to which they would not otherwise be exercisable. In the event that options become exercisable in lieu of assumption or substitution, the board of directors shall notify optionees that all options shall be fully exercisable for a period of 15 days, after which time the options shall terminate.

     The board of directors determines the exercise price of options granted under the plan at the time of grant, provided that the exercise price of all incentive stock options generally must be at least equal to the fair market value of the shares on the date of grant. The exercise price of a nonstatutory stock option cannot be less than 85% of the fair market value of the shares on the date of grant. With respect to any participant who is a 10% holder of the combined voting rights of our outstanding capital stock, the exercise price of any incentive stock option or any nonstatutory stock option granted must equal at least 110% of the fair market value on the grant date and the exercise price of any stock bonus or restricted stock award must be at least equal to the fair market value of the shares on the date of grant. The consideration for exercising any incentive stock option or any nonstatutory stock option may consist of cash, promissory note, delivery of already-owned shares of our common stock, or such other consideration or method of payment as determined by the board of directors to the extent permitted under applicable law. No incentive stock options may be granted to a participant, which, when aggregated with all other incentive stock options granted to such participant, would have an aggregate fair market value in excess of $100,000 becoming exercisable in any calendar year. Stock bonuses and restricted stock awards may be issued either alone, in addition to, or in tandem with stock options granted under the plan. The plan will terminate on February 14, 2010, unless sooner terminated by the board of directors.

401(k) Plan

     We have a 401(k) plan, pursuant to which eligible employees may elect to reduce their current salary by up to 15%, subject to other IRS limitations, and have the amount of such reduction contributed to the 401(k) plan. Any contributions by us to the 401(k) plan are discretionary. The 401(k) plan is intended to qualify under section 401 of the Internal Revenue Code so that contributions by participants to the 401(k) plan, and income earned on those contributions, are not taxed to participants until withdrawn from the 401(k) plan.

              LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     Our certificate of incorporation contains a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors except to the extent the exemption from or limitation of liability is not permitted under Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for:

     . any breach of their duty of loyalty to the corporation or its stockholders;

     . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

     . unlawful payments of dividends or unlawful stock repurchases or redemptions; or

     . any transaction from which the director derived an improper personal benefit.

     In addition, our certificate of incorporation and bylaws provide that we will indemnify our officers, directors, and employees against any and all liability and reasonable expenses incurred in connection with any claim, action, suit, or proceeding in which that person may become involved by reason of their relationship to the company, provided that the person acted in good faith and in a manner reasonably believed to be in our best interests. Our bylaws prevent us from indemnifying an officer, director, or employee to the extent not permitted under Delaware law as well as in the following circumstances:

     . as to amounts paid or payable to us for or based upon the director, officer, or employee having gained any personal profit or advantage to which he was not legally entitled; or

     . as to amounts paid or payable to us for accounting profits made from the purchase or sale of our securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended.

     Our bylaws also provide that we will grant indemnification only if our board of directors, outside legal counsel, or a court of competent jurisdiction determines that the officer, director, or employee has met the applicable standard of conduct as described above, or if the officer, director, or employee has been wholly successful with respect to the claim, action, suit, or proceeding.

     We have obtained directors' and officers' liability insurance but have not entered into indemnity agreements with any of our officers, directors, or employees.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Ball Corporation

     In March 1996, we entered into a contract with Ball Aerospace, an affiliate of Ball Technologies Holdings Corp., which holds in excess of 10% of our outstanding capital stock, for engineering services in connection with the QuickBird spacecraft. This agreement currently remains in effect.

     In October 1997, we entered into an agreement with Ball Aerospace that granted us an option to purchase either one or two QuickBird spacecraft at varying prices, depending on the timing of our exercise of that option. Under the agreement, Ball Aerospace is permitted to sell spacecraft based on the QuickBird design to third parties under specified circumstances. Ball Aerospace did not perform any work under the agreement from October 1997 through May 1998, and we did not make any payments to Ball Aerospace during that period. Under the agreement, we issued to Ball Aerospace a promissory note in the principal amount of $1.6 million. We repaid this note in May 1998.

     In June 1998, we entered into a new agreement with Ball Aerospace. This agreement restarted work on QuickBird 1, with a total fixed cost of $34.1 million. In April 1999, we exercised our option to purchase a second QuickBird satellite at a cost of $31.1 million. We made payments to Ball Aerospace under the Ball Aerospace agreements of approximately $34 million in 1999 and approximately $15.4 million in 2000.

     In April 1999, Ball Technologies exercised its option in connection with the recapitalization to purchase 714,286 shares of our Series C preferred stock for an aggregate purchase price of $2.5 million. The purchase was consummated in July 1999.

     In April 2001, we entered into a new $9.0 million financing agreement with Ball Aerospace which we are using to fund the completion of QuickBird 2. This financing facility accrues interest at an annual rate of 11%, which becomes payable seven months following the launch of QuickBird 2. Beginning with the eighth month and ending with the eighteenth month following the launch of QuickBird 2, principal, in equal monthly amounts, and interest are payable in cash each month. Our obligations under the financing facility, together with the notes, are secured by the insurance policy for the QuickBird 2 launch and operations. See "Recapitalizations - 2001 Recapitalization." In conjunction with this arrangement, we issued 903,608 shares of Series C preferred stock in June 2001to Ball Technologies.

     Mr. Vanlandingham, a director of EarthWatch, is the President and Chief Executive Officer of Ball Aerospace.

Transaction with Hitachi Software

     Hitachi, Ltd., which holds approximately 3.8% of our outstanding capital stock, currently is a master international distributor of our products, and the exclusive distributor in most of Asia. Under our distribution agreement, Hitachi will be entitled to purchase our products at discounts of up to 76% of our retail price for end-distribution in Asia for the first $400,000 worth of our products and at discounts of up to 40% thereafter. Additionally, we have entered into an agreement with Hitachi Software Engineering Company, Ltd. an affiliate of Hitachi, Ltd., for the development and delivery of a product processor and to cross-license certain intellectual property rights related to our ground system and the proprietary software of Hitachi Software. The license grants Hitachi Software the right to offer customers ground systems that permit them to receive data directly from our QuickBird satellite.

     Hitachi Software was a party to our recapitalization transactions in April 2001, as the holder of $13 million in principal amount at maturity of notes. In connection with these transactions, we issued 1,967,381 shares of Series C preferred stock in June 2001 to Hitachi Software.

     Mr. Kodaira, a director of EarthWatch, is the General Manager of the Geospatial Information Division of Hitachi Software.

Transactions with ITT Industries

     In December 1998 and January 1999, we entered into agreements with ITT Industries, Inc., which holds in excess of 10% of our outstanding capital stock, for system engineering and development of a scheduling and tasking model of the QuickBird 1 and QuickBird 2 satellites and the development of a satellite simulator. We made payments to ITT Industries, under these agreements, of approximately $2.9 million in 1999 and approximately $3.0 million in 2000.

     In February 1999, we entered into a strategic supplier agreement with ITT Industries. In exchange for our commitment to use ITT Industries as the provider and integrator of sensors for ten years, ITT Industries will provide such sensors and associated services on a best value basis. Additionally, we have qualified ITT Systems as a preferred EarthWatch supplier for certain goods and services during the term of the strategic supplier agreement.

     In June 1999, we entered into an agreement with the Aerospace/Communications division of ITT Industries to assist us in evaluating our options for our next generation satellite system. We made payments under this agreement of approximately $109,000 during 1999 and $140,528 during 2000.

     ITT Industries was an assignee of certain rights of Morgan Stanley in our recapitalization transactions in April 2001. In connection with these transactions, we issued 2,421,392 shares of Series C preferred stock in June 2001 to ITT Industries.

     Mr. Driesse, a director of Earthwatch, is a Vice President of ITT Industries and the President of ITT Industries' Defense Division. Mr. Foley, a director of EarthWatch, is the Treasurer of ITT Industries. Dr. Marvin R. Sambur, a former director of EarthWatch, was the President and General Manager of ITT Industries' Aerospace/Communications Division.

Transactions with Morgan Stanley

     Morgan Stanley & Co. Incorporated, which holds in excess of 10% of our outstanding capital stock, acted as placement agent in connection with our offering in April 1996 of 7,000,000 shares of our former Series C preferred stock and our offering in March 1997 of 50,000 units, each consisting of one note and one warrant to purchase 31.12 shares of our common stock. Morgan Stanley also acted as placement agent in connection with our offering in July 1999 of 199,000 units, each consisting of one note and 49.095 shares of our existing Series C preferred stock. In connection with its role in these offerings, Morgan Stanley received customary commissions and discounts in its capacity as placement agent.

     On June 18, 2001, Morgan Stanley held 4,915,302 shares of Series B preferred stock, had beneficial ownership of 4,127,284 shares of Series C preferred stock, and one share of common stock, as well as $25.2 million principal amount at maturity of the notes. In addition, Morgan Stanley acts as exclusive financial advisor to EarthWatch under a five-year agreement. In connection with its advisory role in the 1999 recapitalization, Morgan Stanley received $750,000 in April 1999, and in connection with its advisory role in the 2001 recapitalization it received $1.0 million in April 2001.

     Morgan Stanley was also a party to our recapitalization transactions in April 2001, as the holder of approximately $44.7 million in principal amount at maturity of notes. In connection with these transactions, we issued to Morgan Stanley 3,806,126 shares of Series C preferred stock. We issued an additional 2,951,072 shares of Series C preferred stock to certain assignees of Morgan Stanley, including ITT Industries. We also granted certain additional registration rights to Morgan Stanley's transferees for the notes that Morgan Stanley held at the time of the recapitalization, and agreed to maintain current a market-making prospectus for Morgan Stanley with respect to the notes.

     Mr. Petrick, a director of EarthWatch, is a Managing Director of Morgan Stanley.

Transactions with United Start Corporation

     We have an agreement with United Start Corporation, pursuant to which United Start provided launch and associated services for the QuickBird 1 satellite launch and granted us an option to obtain launch services for another satellite. We made payments to United Start under this agreement of approximately $3.3 million in 1999 and approximately $5.2 million in 2000. In addition, we made payments to Assured Space Access, Inc., which performed services in connection with the launch of the QuickBird 1 satellite, of approximately $1.1 million in 1999 and $662,781 in 2000.

     Mr. Lushtak, a former director of EarthWatch, is Co-Chairman and Chief Executive Officer of United Start, and is Chairman and Chief Executive Officer of Assured Space Access.

     We believe that all of the transactions set forth above were made on terms no less favorable than would be obtained for similar services provided to unrelated third parties. Any future transactions between us and our executive officers, directors, and their affiliates will be on terms no less favorable to us than can be obtained from unaffiliated third parties, and any material transactions with such persons will be approved by a majority of the disinterested members of our board of directors.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of our voting capital stock as of June 18, 2001 for:

     . each person (or group of affiliated persons) known to us to own beneficially more than 5% of the outstanding shares of common stock or of any series of preferred stock;

     .  each of our directors;

     .  each of our named executive officers; and

     .  all of our directors and executive officers as a group.




             Directors,                                                                                         Percent   Percent of
          Named Executive               Series A   Percent   Series B    Percent   Series C   Percent              of       Total
           Officers, and                Preferred    of      Preferred     of      Preferred    of     Common    Common    Voting
         5% Stockholders/(1)/            Stock     Series      Stock     Series      Stock    Series    Stock    Stock      Power
------------------------------------------------------------------------------------------------------------------------------------
ITT Industries, Inc./(2)/..............   8,192,170   100.0%          --        --   2,421,392    6.5%         --       --    20.9%
Morgan Stanley & Co. Incorporated
  /(3)/................................       --        --   4,915,302     60.0%   4,127,284   11.2%          1        *      27.2%
Capital Research and Management
  Company/(4)/.........................       --        --   3,276,868     40.0%     929,091    2.5%         --       --      16.2%
Ball Technologies Holdings Corp./(5)/..       --        --          --        --   5,336,508   14.4%         --       --       5.8%
Hitachi, Ltd/(6)/......................       --        --          --        --   4,389,431   11.9%         --       --       4.8%
Dr. Walter S. Scott/(7)/...............       --        --          --        --     623,595    1.7%    538,595    15.9%       1.3%
Herbert F. Satterlee III/(8)/..........       --        --          --        --      84,081       *    370,919    10.9%          *
Henry E. Dubois .......................       --        --          --        --          --      --    230,000     6.8%          *
Jeffrey S. Kerridge/(9)/...............       --        --          --        --      12,034       *    126,266     3.7%          *
Neal T. Anderson/(10)/.................       --        --          --        --      10,018       *     70,015     2.1%          *
Paul M. Albert, Jr./(11)/..............       --        --          --        --          --      --     26,250        *          *
Henry J. Driesse/(12)/ ................       --        --          --        --          --      --         --       --         --
Donald E. Foley/(13)/..................       --        --          --        --          --      --         --       --         --
Anne Karalekas/(14)/...................       --        --          --        --          --      --     24,375        *          *
Takatoshi Kodaira/(15)/................       --        --          --        --   4,389,431   11.9%         --       --       4.8%
Michael J. Petrick/(16)/...............       --        --          --        --          --      --         --       --         --
Donald W. Vanlandingham/(17)/..........       --        --          --        --          --      --         --       --         --
All executive officers and
  directors as a group (15 persons)....       --        --          --        --   5,008,024   13.8%   1,600,092   47.9%       7.3%

    ________________
*      Less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and preferred stock subject to warrants and options currently exercisable or exercisable within 60 days of June 18, 2001, are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock and preferred stock shown as beneficially owned by them. Holdings of Series C preferred stock do not include an aggregate of 554,284 shares of Series C preferred stock anticipated to be issued in the third quarter of 2001, in respect of dividends on Series C preferred stock that as of the date of this prospectus are accrued but unpaid.
(2) The address of ITT Industries, Inc. is 4 West Red Oak Lane, White Plains, New York 10604.
(3) The address of Morgan Stanley & Co. Incorporated is 1585 Broadway, New York, New York 10036.
(4) The shares of preferred stock reflected as being held by Capital Research Management Company, a registered investment advisor, are held by the following entities to whom Capital Research Management Company provides investment services: The Bond Fund of America, Inc., 1,064,982 shares of Series B preferred stock and ___________ shares of Series C preferred stock; American Variable Insurance Funds, 1,392,669 shares of Series B preferred stock and ___________ shares of Series C preferred stock; and American High Income Trust, 819,217 shares of Series B preferred stock and ___________ shares of Series C preferred stock. The address of Capital Research and Management Company and its affiliated entities is 11100 Santa Monica Boulevard, Los Angeles, California 90025.
(5) The address of Ball Technologies Holdings Corp. is 10 Longs Peak Drive, Broomfield, Colorado 80021.
(6) The address of Hitachi, Ltd., is 5-79 Onoe-cho, Nakaku, Yokohama, Japan 231-0015.
(7) Includes 5,255 shares of Series C preferred stock and 538,595 shares of common stock issuable upon exercise of outstanding options. Includes as beneficial ownership the shares held by The Leona A. Rose Trust, Kenneth
       E. Scott & Shelly A. Scott, and Jean Scott Crowell & Luther Crowell.
(8) Consists of 84,081 shares of Series C preferred stock and 370,919 shares of common stock issuable upon exercise of outstanding options.
(9) Consists of 12,034 shares of Series C preferred stock and 126,266 shares of common stock issuable upon exercise of outstanding options.
(10) Includes 9,775 shares of Series C preferred stock and 70,015 shares of common stock issuable upon exercise of outstanding options.

(11) Includes 7,500 shares of common stock issuable upon exercise of outstanding options. The address of Mr. Albert is 135 Main Street, South Salem, New York 10590.
(12) The address of Mr. Driesse is c/o ITT Industries, Inc., 4 West Red Oak Lane, White Plains, New York 10604. Mr. Driesse is a Vice President of ITT Industries and President and General Manager of ITT Industries' Defense Division and may be viewed as the beneficial owner of the shares held by ITT Industries. Mr. Driesse disclaims beneficial ownership of shares held by ITT Industries.
(13) The address of Mr. Foley is c/o ITT Industries, Inc., 4 West Red Oak Lane, White Plains, New York 10604.
(14) Consists of 24,375 shares of common stock issuable upon exercise of outstanding options. The address of Ms. Karalekas is 2126 Connecticut Avenue, N.W., Suite 25, Washington, DC 20008.
(15) Consists of 4,389,431 shares of Series C preferred stock held by Hitachi, Ltd. The address of Mr. Kodaira is c/o Hitachi, Ltd. 5-79 Onoe-cho, Nakaku, Yokohama, Japan 231-0015.
(16) The address of Mr. Petrick is c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036.
(17) The address of Mr. Vanlandingham is c/o Ball Technologies Holdings Corp., 10 Longs Peak Drive, Broomfield, Colorado 80021. Mr. Vanlandingham is the President and Chief Executive Officer of Ball Aerospace, an affiliate of Ball Technologies, and may be viewed as the beneficial owner of the shares of Series C preferred stock held by Ball Technologies Holdings Corp. Mr. Vanlandingham disclaims beneficial ownership of shares held by Ball Technologies.

                               RECAPITALIZATIONS

1999 Recapitalization

     In April 1999, we completed a recapitalization. The recapitalization was undertaken in order to enable us to raise the additional capital necessary to pursue the QuickBird program. As a result of the recapitalization:

     . all of our outstanding shares of common stock and preferred stock were exchanged (at a 1 to .44116 ratio for all outstanding preferred stock and a 1 to .210202 ratio for all outstanding common stock) for an aggregate of 11,042,075 shares of newly created Series C preferred stock;

     . all warrants issued in connection with our 1997 units offering were exercised for an aggregate of 327,074 shares of new Series C preferred stock for aggregate proceeds to us of $15,600;

     . all warrants issued to Odetics, Incorporated to purchase Series A preferred stock automatically converted by their terms into warrants to purchase an aggregate of 12,463 shares of new Series C preferred stock;

     . all outstanding options to purchase common stock or preferred stock were automatically converted by their terms into options to purchase an aggregate of 306,700 shares of new Series C preferred stock;

     . Ball Technologies surrendered 2,761,983 shares of Series A preferred stock to us (which we cancelled and retired);

     . we have included 30,500 shares of common stock issued to the Waterstone Group in the number of shares that were exchanged for new Series C preferred stock in the recapitalization;

     . ITT Industries invested $25 million in exchange for 7,142,857 shares of new Series A preferred stock;

     . Morgan Stanley invested $15 million in exchange for 4,285,714 shares of new Series B preferred stock and one share of new common stock;

     . Capital Research invested $10 million in exchange for 2,857,143 shares of new Series B preferred stock;

     . our 12 1/2% Senior Notes due March 1, 2001 were exchanged for new 12 1/2% Senior Notes having a maturity of March 1, 2005. As a result of this exchange, the remaining unamortized discount relating to the value attributed to the 1997 warrants (issued in connection with the 12 1/2% Notes) of $592,000 at March 31, 1999 was charged to operations, resulting in an initial accreted value of $50.0 million for the notes. The notes provide for payment of interest in kind through March 2002, and are collateralized by the launch insurance policy; and

    . we entered into a new stockholders' agreement with Ball Corporation, ITT Industries, Capital Research, Morgan Stanley, and other major stockholders providing for an expanded board of directors, setting forth approval requirements regarding certain transactions and corporate matters, and granting registration rights to the holders of our preferred stock.

     The following table shows the impact of the 1999 recapitalization on our capital stock:

                     Number of shares issued and outstanding
                        before and after recapitalization

                                                                            Before           %          After          %
                                                                         --------------   ---------  -----------   -----------
Old Series A Preferred/(1)/...............................               16,606,343      58.9%             --         --
Old Series A Preferred Options............................                   17,800       0.1              --         --
Old Series A Preferred Warrants...........................                   28,250       0.1              --         --
Old Series B Preferred....................................                  311,300       1.1              --         --
Old Series C Preferred....................................                7,000,000      24.8              --         --
Old Series D Preferred....................................                1,000,000       3.5              --         --
Old Common................................................                  235,048       0.8              --         --
Old Common Stock Options..................................                1,421,712       5.0              --         --
Old Common Stock Warrants.................................                1,556,000       5.5              --         --
New Series A Preferred....................................                       --        --       7,142,857       26.8%
New Series B Preferred....................................                       --        --       7,142,857       26.8
New Series C Preferred/(2)/...............................                       --        --      12,083,435       45.3
New Series C Preferred Options/(3)/.......................                       --        --         306,699        1.1
New Preferred Series C Warrants...........................                       --        --          12,463         --
Common....................................................                       --        --               1         --
                                                                      -------------   -------     -----------   --------
                                                                         28,176,453     100.0%     26,688,312      100.0%


-------------
     (1)  Reflects Ball Technologies' surrender of 2,761,983 shares.
     (2) Reflects the purchase in July 1999 by Ball Technologies of 714,286 shares of new Series C preferred stock for $2.5 million.
     (3) The exercise price of the options to purchase Series C preferred stock is $3.81.

     A change in control of EarthWatch may have occurred on April 8, 1999 in connection with this recapitalization. ITT Industries, Morgan Stanley, and Capital Research may be deemed to have acquired control of EarthWatch through the acquisitions by ITT Industries of 7,142,857 shares of Series A preferred stock in exchange for $25 million, by Morgan Stanley 4,285,714 shares of Series B preferred stock and one share of common stock in exchange for $15 million, and by Capital Research of 2,857,143 shares of Series B preferred stock in exchange for $10 million. As of May 15, 2001, ITT Industries held 17.9%, Morgan Stanley held 22.8%, and Capital Research held 16.3% of our total voting power.

2001 Recapitalization

         On February 28, 2001, as required by the indentures governing the notes and our then-outstanding 12 1/2% Senior Notes due 2005, we offered to purchase all of our outstanding notes and 12 1/2% notes at their accreted value on the date of purchase, using the insurance proceeds relating to the loss of our QuickBird 1 satellite. The offer expired on April 2, 2001, and we repurchased $127.4 million in principal amount at maturity of the outstanding notes and all outstanding 12 1/2% notes on April 3, 2001. The combined repurchase price totaled $172.9 million.

     In connection with the offer, we entered into the Recapitalization Agreement on April 2, 2001 with certain holders of the notes. Pursuant to the Recapitalization Agreement, these holders agreed to refrain from tendering their notes in the offer, thus allowing us to have the use of the funds that would otherwise be used to repurchase their notes.

     On April 3, 2001, pursuant to the Recapitalization Agreement, we entered into:

     . a Pledge Agreement, pursuant to which we agreed to pledge to the trustee for the notes, for the benefit of the holders of the notes, United States government securities in an amount equal to the aggregate accreted value of all outstanding notes on August 1, 2001;

     . a Notes Registration Rights Agreement, which provides certain registration rights to Morgan Stanley's transferees for the notes that Morgan Stanley held at the time of the recapitalization, and requires us to maintain current a market-making prospectus for Morgan Stanley with respect to the notes; and

     . a Series C Preferred Registration Rights Agreement, which provides certain registration rights with respect to shares of our common stock issuable upon conversion of the shares of Series C preferred stock to be issued pursuant to the Recapitalization Agreement.

     Pursuant to the Recapitalization Agreement, we obtained the consent of the holders of notes and amended the indenture governing the notes on April 16, 2001 to require us to:

     . obtain launch and in-orbit operations insurance for our anticipated QuickBird 2 satellite; and

     . offer to repurchase the notes at their accreted value on the date of repurchase (1) if all of the contemplated transactions under the Recapitalization Agreement are not completed by June 15, 2001, consummating this offer no later than August 1, 2001, and (2) if an insurable event occurs under the QuickBird 2 insurance policy, consummate this offer no later than 60 days after it begins.

     As required by the Recapitalization Agreement, we also:

     .  obtained $9 million of vendor financing from Ball Aerospace;

     . amended our certificate of incorporation to, among other things, (1) require that we purchase, at each holder's option, that holder's shares of our Series A and B preferred stock, if an insurable event occurs under the QuickBird 2 insurance policy, (2) increase the number of authorized shares of our common stock and each series of our preferred stock, and (3) extend the time period by one year during which holders of our preferred stock may convert their shares into shares of our common stock;

     . issued an aggregate of 10,843,297 additional shares of our Series C preferred stock to the holders of the notes that signed the Recapitalization Agreement and their assignees;

     .  purchased launch and in-orbit insurance for our QuickBird 2 satellite;
        and

     . pledged the QuickBird 2 insurance in favor of The Bank of New York, as collateral agent for (a) the holders of notes and for Ball Aerospace, and (b) the holders of our Series A preferred stock and Series B preferred stock.

     The foregoing description is qualified in its entirety by the terms and conditions of the Recapitalization Agreement, the Notes Registration Rights Agreement, the Series C Preferred Registration Rights Agreement, the Pledge Agreement, the Certificate of Amendment to our certificate of incorporation, the Senior Collateral Pledge and Security Agreement and the Junior Collateral Pledge and Security Agreement, in each case including the exhibits and schedules thereto, each of which agreements is filed as an exhibit to the registration statement of which this prospectus forms a part.

      See "Description of capital stock" for a description of the terms of the new Series A, Series B, and Series C preferred stock issued in the 1999 recapitalization, as amended in the 2001 recapitalization, and for a description of the stockholders' agreement. See "Form of notes" and "Description of the notes" for a description of the terms of the notes.

                      DESCRIPTION OF MATERIAL INDEBTEDNESS

Ball Aerospace credit agreement

     In April 2001, we entered into a $9.0 million credit agreement with Ball Aerospace which we are using to fund the completion of QuickBird 2. This agreement accrues interest at an annual rate of 11%, which becomes payable seven months following the launch of QuickBird 2. Beginning with the eighth month and ending with the eighteenth month following the launch of QuickBird 2, principal, in equal monthly amounts, and interest are payable in cash each month.

     We may borrow funds under the agreement from time to time until the date that Ball Aerospace tenders to us the QuickBird 2 satellite, but only to the extent that such funds are due and payable under the contract for construction of the satellite. We may prepay all or part of any loan under the agreement at any time without penalty. In addition, we must generally prepay a portion of our outstanding borrowings under the agreement if we dispose of any assets that constitute collateral under the agreement or if we receive insurance proceeds under the launch or, under certain circumstances, pre-launch insurance policies. Furthermore, we must prepay all outstanding borrowings under the agreement if we undergo a change of control or do not complete the QuickBird 2 launch by November 30, 2001 (other than as a result of Ball Aerospace's failure to deliver the satellite as required) or by October 15, 2002 (for any reason). If we fail to complete the QuickBird 2 launch by April 15, 2002, the annual interest rate will increase to 15%.

     Our obligations under the agreement, together with the notes, are secured by the insurance policies for the QuickBird 2 launch and operations, as well as transit and pre-launch insurance that we have obtained for that satellite. See "Recapitalizations - 2001 Recapitalization." In addition, we have granted a first priority security interest to Ball Aerospace in the QuickBird 2 satellite and associated property delivered by Ball and their proceeds.

     The agreement limits the existence of liens on the collateral thereunder, and also limits our ability to enter into merger and consolidation transactions, enter into certain intercompany encumbrances and restrictions, change our places of business or our legal name, enter into transactions with our affiliates, dispose of collateral, pay dividends and make distributions.

     In conjunction with this agreement, we issued to Ball Aerospace 903,608 shares of Series C preferred stock in June 2001. See "Recapitalizations - 2001 Recapitalization."

13% Senior Discount Notes

      Notes with a principal amount at maturity of approximately $71.7million are outstanding. For a description of the terms of the notes, see "Form of the notes" and "Description of notes."

                                  FORM OF NOTES

     The certificates representing the notes were issued in fully registered form, without coupons. Except as described in the next paragraph, the notes have been deposited with The Bank of New York, as custodian for DTC, and registered in the name of Cede & Co., as DTC's nominee, in the form of one or more global notes. Holders of the notes own book-entry interests in the global note evidenced by records maintained by DTC.

     Book-entry interests may be exchanged for certificated notes of like tenor and equal aggregate principal amount if:

          (1) DTC notifies us that it is unwilling or unable to continue as depositary or we determine that DTC is unable to continue as depositary and we fail to appoint a successor depositary within 90 days;

          (2) we provide for the exchange pursuant to the terms of the indenture; or

          (3) we determine that the book-entry interests will no longer be represented by global notes and we execute and deliver to the trustee under the indenture instructions to that effect.

     As of the date of this prospectus, no certificated notes are issued and outstanding.

                           DESCRIPTION OF THE NOTES

     We issued the notes under an indenture between our company, as issuer, and The Bank of New York, as trustee (the "Trustee"). The following is a summary of the material provisions of the indenture. For a complete statement of the terms, we refer you to the indenture, which is filed as an exhibit to the registration statement of which this prospectus is a part. Certain provisions of the indenture are made a part thereof by the Trust Indenture Act of 1939, as amended. Definitions or particular terms in the indenture supplement this summary. For definitions of certain capitalized terms used in the following summary, see "--Certain definitions" below.

General

     The notes are unsecured (except to the extent described under "--Security" below), unsubordinated obligations of our company, which have an aggregate principal amount at maturity of $1,000 per note, and will mature on July 15, 2007. Interest on the notes accrues at the rate of 13% per annum and is payable semiannually in arrears (to holders of record at the close of business on January 1 or July 1 immediately preceding the Interest Payment Date) on January 15 and July 15 of each year. Accrual of cash interest does not begin until July 15, 2002 and payment of interest does not begin until January 15, 2003. Interest is computed on the basis of a 360-day year of twelve 30-day months. The notes were issued at a discount of $684.61 per $1,000 of principal amount at maturity.

     The principal, interest, and premium, if any, on the notes is payable, and the notes may be exchanged or transferred, at the office or agency of our company in the Borough of Manhattan, the City of New York (which initially will be the corporate trust office of the Trustee at 101 Barclay Street, Floor 21 West, New York, New York 10286; Attention: Corporate Trust Trustee Administration); provided that, at our option, payment of interest may be made by check mailed to the holders at their addresses as they appear in the security register maintained by the Trustee.

     The notes were issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount at maturity or any integral multiple thereof. No service charge was made for any registration of transfer of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

     The notes were originally issued as a part of a unit, consisting of one note with a principal amount at maturity of $1,000 and 49.095 shares of Series C cumulative convertible redeemable preferred stock. Each share of Series C preferred stock entitles its holder to purchase one share of common stock, par value $.001, of EarthWatch. The note and shares of Series C preferred stock included in each unit automatically became separately transferable on January 12, 2000.

Optional redemption

     We can redeem the notes at our option, in whole or in part, at any time or from time to time, on or after July 15, 2004 and prior to maturity. The notes may be redeemed at the redemption prices, expressed in percentages of principal amount at maturity, set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing July 15 of the years set forth below. Our right of redemption is subject to the rights of holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on an interest payment date.

Year                                                                                              Redemption Price
-----                                                                                             ----------------
2004..................................................................................                106.500%
2005..................................................................................                104.333%
2006..................................................................................                102.167%
2007..................................................................................                100.000%

Selection and notice of redemption

     To redeem the notes, we must give the holder not less than 30 nor more than 60 days' prior notice, which we must mail to the holder by first class mail to the holder's last address as it appears in the security register.

     In the case of any partial redemption, the Trustee will select the notes for redemption:

     . in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or

     . if the notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate.

No note of $1,000 in principal amount at maturity or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note will state the portion of the principal amount of such note to be redeemed. A note in principal amount equal to the unredeemed portion will be issued in the name of the holder thereof upon cancellation of the original note.

Sinking fund

     There are no sinking fund payments for the notes.

Registration rights

     On August 11, 2000, we exchanged all originally-issued notes for new notes, the terms of which are identical to the originally-issued notes (except that the new notes do not bear legends restricting the transfer thereof or provide for registration rights or additional interest). When the exchange offer was completed, our original obligation to register or exchange notes terminated.

     On April 3, 2001, in connection with our recapitalization transactions, we agreed to effect a registration with respect to certain outstanding notes then held by Morgan Stanley. If we do not effect this registration by October 15, 2001, we have agreed to pay additional interest to the record holders of notes at a rate of 0.5% per annum semi-annually, with accrual commencing October 15, 2001, and payment commencing January 15, 2002, until the registration statement is declared effective.

Ranking

     The Indebtedness evidenced by the notes ranks equally in priority of payment with all present and future unsubordinated indebtedness of our company, and senior in right of payment to all existing and future subordinated indebtedness of our company. In addition, all existing and future liabilities, including trade payables and indebtedness, including any subordinated indebtedness, of our subsidiaries and all of our secured indebtedness will be effectively senior to the notes. We and our subsidiaries may incur substantial additional Indebtedness, including secured Indebtedness, under the indenture.

Security

     Pledge Agreement

     The Trustee is a beneficiary, through the Collateral Trustee, of an interest under a Pledge Agreement dated as of April 3, 2001. The Pledge Agreement provides the Trustee with an interest in U.S. government securities securing a portion of the premiums for the QuickBird 2 Launch Insurance.

     By purchasing the notes, you will be deemed to consent to the terms of the Pledge Agreement as it presently exists and as it may be amended from time to time and to authorize the Collateral Trustee to perform its obligations and exercise its rights thereunder. You further agree that, in the event of any distribution in respect of the Collateral, such distribution will be treated as a prepayment, without premium, of the notes to the extent of such distribution, and the principal amount of the notes as of such date, and any accrued interest on the notes, will be deemed reduced by the aggregate amount of any such distribution in respect of the notes.

     We will do, or cause to be done, anything necessary or required under the Pledge Agreement to confirm the interest of the Collateral Trustee in the Collateral thereunder, so as to render such Collateral available for the security and benefit of the indenture and the notes according to the expressed intent of the Pledge Agreement, the indenture, and the notes. We will also take, or cause to be taken, upon the Trustee's request, any actions reasonably required to cause the Pledge Agreement to create and maintain, as security for our obligations under the indenture and the notes, valid and enforceable first priority liens on the Collateral thereunder in favor of the Collateral Trustee prior to the rights of all third persons and free from other Liens.

     The release of any Collateral under the Pledge Agreement will not be deemed to impair the security under the indenture if and to the extent that such Collateral is released in accordance with the terms of the indenture and the Security Documents. To the extent applicable, we will comply with, or cause to be complied with, Section 314(d) of the Trust Indenture Act of 1939, as amended, relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and the substitution for such property or securities of other property or securities. Any certificate or opinion required by Section 314(d) may be made by an officer of EarthWatch, other than in cases where Section 314(d) requires that such certificate or opinion be made by an independent person, in which case such Person will be an independent expert selected or approved by the Trustee in the exercise of reasonable care.

     We will also comply with, or cause to be complied with, Section 314(b) relating to opinions of counsel regarding the Lien under the Pledge Agreement. To the extent permitted under the relevant provisions of the indenture, the Trustee may accept as evidence of compliance with such foregoing provisions the appropriate statements contained in such instruments.

     Pledge and Security Agreement

     The Trustee is a beneficiary, through the Collateral Trustee, of a Senior Collateral Pledge and Security Agreement that we entered into on June 15, 2001. This Pledge and Security Agreement provides the Trustee with an interest in any and all proceeds of the QuickBird 2 Launch Insurance. Under the terms of the Pledge and Security Agreement, holders of the notes will share such proceeds, if any, equally with the holder of up to $9 million of Vendor Financing.

     By purchasing the notes, you will be deemed to consent to the terms of the Pledge and Security Agreement as it presently exists and as it may be amended from time to time and to authorize the Collateral Trustee to perform its obligations and exercise its rights thereunder. You further agree that, in the event of any distribution in respect of the Collateral, such distribution will be treated as a prepayment, without premium, of the notes to the extent of such distribution, and the principal amount of the notes as of such date, and any accrued interest on the notes, will be deemed reduced by the aggregate amount of any such distribution in respect of the notes.

     We will do, or cause to be done, anything necessary or required under the Pledge and Security Agreement to confirm the interest of the Collateral Trustee in the Collateral thereunder, so as to render such Collateral available for the security and benefit of the indenture and the notes according to the expressed intent of the Pledge and Security Agreement, the indenture, and the notes. We will also take, or cause to be taken, upon the Trustee's request, any actions reasonably required to cause the Pledge and Security Agreement to create and maintain, as security for our obligations under the indenture and the notes, valid and enforceable first priority liens on the Collateral thereunder in favor of the Collateral Trustee prior to the rights of all third persons and free from other Liens.

     The release of any Collateral under the Pledge and Security Agreement will not be deemed to impair the security under the indenture if and to the extent that such Collateral is released in accordance with the terms of the indenture and the Security Documents. To the extent applicable, we will comply with, or cause to be complied with, Section 314(d) of the Trust Indenture Act of 1939, as amended, relating to the release of property or securities from the Lien and security interest of the Pledge and Security Agreement and the substitution for such property or securities of other property or securities. Any certificate or opinion required by Section 314(d) may be made by an officer of EarthWatch, other than in cases where Section 314(d) requires that such certificate or opinion be made by an independent person, in which case such Person will be an independent expert selected or approved by the Trustee in the exercise of reasonable care.

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

     We will also comply with, or cause to be complied with, Section 314(b) relating to opinions of counsel regarding the Lien under the Pledge and Security Agreement. To the extent permitted under the relevant provisions of the indenture, the Trustee may accept as evidence of compliance with such foregoing provisions the appropriate statements contained in such instruments.

     The Trustee and the Collateral Trustee under the Pledge and Security Agreement are authorized to enter into modifications, amendments, and supplements to the Pledge and Security Agreement for the purpose of effectively securing up to $9 million principal amount of Vendor Financing on a pro rata basis with the notes.

Certain definitions

     Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the indenture.

     "Accreted Value" means, for any Specified Date, the amount provided below for each $1,000 principal amount at maturity of notes:

          (1) if the Specified Date occurs on one of the following semiannual dates, the Accreted Value will equal the amount set forth below for such semiannual accrual date:

Semiannual Accrual Date                                                                                          Accreted Value
------------------------                                                                                         --------------
January 15, 2000......................................................................................              $ 729.88
July 15, 2000.........................................................................................              $ 777.32
January 15, 2001......................................................................................              $ 827.24
July 15, 2001.........................................................................................              $ 881.65
January 15, 2002......................................................................................              $ 938.96
July 15, 2002.........................................................................................             $1,000.00

          (2) if the Specified Date occurs before the first semiannual accrual date, the Accreted Value will equal the sum of

               (a)  $684.61, and

               (b)  an amount equal to the product of:

                   (1) the Accreted Value for the first semiannual accrual date less $684.61 multiplied by

                   (2) a fraction, the numerator of which is the number of days from the Closing Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days from the Closing Date to the first semiannual accrual date, using a 360-day year of twelve 30-day months;

          (3) if the Specified Date occurs between two semiannual accrual dates, the Accreted Value will equal the sum of:

               (a) the Accreted Value for the semiannual accrual date immediately preceding such Specified Date, and

               (b)  an amount equal to the product of:

                    (1) the Accreted Value for the immediately following
                        semiannual accrual date less the Accreted Value for the immediately preceding semiannual accrual date multiplied by

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

                    (2) a fraction, the numerator of which is the number of days from the immediately preceding semiannual accrual date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

          (4) if the Specified Date occurs after the last semiannual accrual date, the Accreted Value will equal $1,000.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of EarthWatch or assumed in connection with an Asset Acquisition by a Subsidiary of EarthWatch and not Incurred in connection with, or in anticipation of, such Person becoming a Subsidiary of EarthWatch or such Asset Acquisition.

     "Adjusted Consolidated Net Income" means, for any period, the aggregate net income or loss of EarthWatch and its Subsidiaries for such period determined in conformity with GAAP. However, the following items are excluded in computing Adjusted Consolidated Net Income:

     (1) the net income of any Person, other than net income attributable to a Subsidiary, in which any Person other than EarthWatch or any of its Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to EarthWatch or any of its Subsidiaries by such other Person during such period;

     (2) except to the extent includable under clause (1) above, the net income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with EarthWatch or any of its Subsidiaries or all or substantially all of the property and assets of such person are acquired by EarthWatch or any of its Subsidiaries;

     (3) the net income of any Subsidiary (determined by excluding income resulting from transfer of assets by EarthWatch or a Subsidiary to another Subsidiary) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

     (4) any gains or losses, on an after-tax basis, attributable to Asset Sales; and

     (5)  all extraordinary gains and extraordinary losses.

Calculations for the purpose of determining Adjusted Consolidated Net Income shall be made without giving effect to (a) the amortization of any expenses incurred in connection with the offering of the notes and (b) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. For purposes of this definition, "control" and the correlative meanings of the terms "controlling," "controlled by," and "under common control with," as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Asset Acquisition" means:

     (1) an investment by EarthWatch or any of its Subsidiaries in any other Person pursuant to which such Person becomes a Subsidiary of EarthWatch or is merged into or consolidated with EarthWatch or any of its Subsidiaries; provided that such Person's primary business is related, ancillary, or complementary to the businesses of EarthWatch and its Subsidiaries on the date of such investment; or

     (2) an acquisition by EarthWatch or any of its Subsidiaries of the property and assets of any Person other than EarthWatch or any of its Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary, or complementary to the businesses of EarthWatch and its Subsidiaries on the date of such acquisition.

     "Asset Disposition" means the sale or other disposition by EarthWatch or any of its Subsidiaries (other than to EarthWatch or to one of its Subsidiaries) of:

     (1) all or substantially all of the Capital Stock of any of EarthWatch's Subsidiaries; or

     (2) all or substantially all of the assets that constitute a division or line of business of EarthWatch or any of its Subsidiaries.

     "Asset Sale" means any sale, transfer, or other disposition, including by way of merger, consolidation, or sale-leaseback transaction, in one transaction or a series of related transactions by EarthWatch or any of its Subsidiaries to any Person other than EarthWatch or any of its Subsidiaries of:

     (1)  all or any of the Capital Stock of any Subsidiary;

     (2) all or substantially all of the property and assets of an operating unit or business of EarthWatch or any of its Subsidiaries; or

     (3) any other property and assets of EarthWatch or any of its Subsidiaries outside the ordinary course of business of EarthWatch or such Subsidiary, and,

in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations, and sales of assets of EarthWatch. For purposes of this definition, "Asset Sale" does not include:

     (1) sales or other dispositions of inventory, receivables, and other current assets; or

     (2) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of.

     "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing:

     (1)  the sum of the products of:

          (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security; and

          (b)  the amount of such principal payment by

     (2)  the sum of all such principal payments.

     "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, or other equivalents, however designated, whether voting or non-voting, in equity of such Person, whether outstanding on or issued after the Closing Date, including all common stock and preferred stock.

     "Capitalized Lease" means, as applied to any Person, any lease of any property, whether real, personal, or mixed, of which the discounted present value of the rental obligations of such person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

     "Change of Control" means such time as:

     (1) a "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Permitted Holders, in each case together with their respective Affiliates, becomes the ultimate "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, of more than 35% of the total voting power of the Voting Stock of EarthWatch on a fully diluted basis and such ownership is greater than the amount of voting power of the Voting Stock of EarthWatch, on a fully diluted basis, held by the Permitted Holders and their respective Affiliates on such date; or

     (2) individuals who on the Closing Date constitute the board of directors of EarthWatch, together with any new directors whose election by the board of directors or whose nomination by the board of directors for election by EarthWatch's stockholders was either (a) approved by a vote of at least two-thirds of the members of the board of directors then in office who either were members of the board of directors on the Closing Date or whose election or nomination for election was previously so approved or (b) implemented under the "Composition of the Board" provision of the Stockholders' Agreement, cease for any reason to constitute a majority of the members of the board of directors of EarthWatch then in office.

     "Charter Amendments" means the amendment of the Company's Certificate of Incorporation, substantially in the form attached to the Recapitalization Agreement as Exhibit G.

     "Closing Date" means July 12, 1999, the actual date on which the original notes were issued under the indenture.

     "Collateral" means:

     (1) with respect to the Pledge Agreement, the Government Securities and the other collateral described in the Pledge Agreement; and

     (2) with respect to the Pledge and Security Agreement, the QuickBird 2 Launch Insurance and the other collateral described in the Pledge and Security Agreement.

     "Collateral Trustee" means:

     (1) with respect to the Pledge Agreement, the Trustee or any successor or substitute collateral trustee for the Collateral under the Pledge Agreement acting as such for itself and the holders of the notes; and

     (2) with respect to the Pledge and Security Agreement, the Trustee or any successor or substitute collateral trustee for the Collateral under the Pledge and Security Agreement acting as such for itself, the holders of the notes and the holder(s) of the Vendor Financing.

     "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

     (1)  Consolidated Interest Expense;

     (2) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets);

     (3)  depreciation expense;

     (4)  amortization expense; and

     (5) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for EarthWatch and its Subsidiaries in conformity with GAAP; provided that, if any Subsidiary of EarthWatch is not a Wholly Owned Subsidiary, Consolidated EBITDA will be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Subsidiary multiplied by (B) the percentage ownership interest in the income of such Subsidiary not owned on the last day of such period by EarthWatch or any of its Subsidiaries.

     "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by EarthWatch or any of its Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued, or scheduled to be paid or to be accrued by EarthWatch and its Subsidiaries during such period; excluding, however:

     (1) any amount of such interest of any Subsidiary of EarthWatch if the net income of such Subsidiary of EarthWatch is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof); and

     (2) any premiums, fees, and expenses (and any amortization thereof) payable in connection with the offering of the notes and Series C preferred stock, all as determined on a consolidated basis (without taking into account the Subsidiaries of EarthWatch) in conformity with GAAP.

     "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of:

     (1) the aggregate amount of Indebtedness of EarthWatch and its Subsidiaries on a consolidated basis outstanding on such Transaction Date to:

     (2) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which financial statements of EarthWatch have been filed with the SEC or provided to the Trustee pursuant to the "SEC reports and reports to holders" covenant described below (such four fiscal quarter period being the "Four Quarter Period"); provided that, in making the foregoing calculation:

          (A) pro forma effect will be given to any Indebtedness to be Incurred or repaid on the Transaction Date;

          (B) pro forma effect will be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through the Transaction Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

          (C) pro forma effect will be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Subsidiary of EarthWatch or has been merged with or into EarthWatch or any of its Subsidiaries during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause
               (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, division, or line of business of the Person, that is acquired or disposed of for which financial information is available.

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

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect EarthWatch or any of its Subsidiaries against fluctuations in currency values.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the board of directors, whose determination shall be conclusive if evidenced by a board resolution; provided that for purposes of clause (viii) of the second paragraph of the "Limitation on Indebtedness" covenant, (x) the fair market value of any security registered under the Exchange Act will be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and (y) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by EarthWatch exceeds $10 million, the fair market value of such property will be determined by a nationally recognized investment banking firm and set forth in their written opinion which shall be delivered to the Trustee.

     "First QuickBird Satellite" means the QuickBird 1 spacecraft manufactured under the contract dated June 9, 1998, between Ball Aerospace and EarthWatch, for the QuickBird spacecraft number SE.IM.PRJ.0004.A, including amendments and exhibits attached thereto, and related attached components and equipment.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the indenture will be computed in conformity with GAAP applied on a consistent basis.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

     (1) to purchase or pay, or to advance or supply funds for the purchase or payment of, such Indebtedness or other obligation of such other Person, whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities, or services, to take-or-pay, or to maintain financial statement conditions or otherwise; or

     (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part, or other obligation in whole or in part.

However, the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee, or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" by means of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount will be considered an Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person at any date of determination without duplication:

     (1)  all indebtedness of such Person for borrowed money;

     (2) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments;

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

     (3) all obligations of such Person in respect of letters of credit or other similar instruments, including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit, including trade letters of credit, securing obligations, other than obligations described in (1) or (2) above or (5), (6), or (7) below, entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement;

     (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

     (5)  all obligations of such Person under a Capitalized Lease;

     (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, but the amount of such Indebtedness will be the lesser of the fair market value of such asset at such date of determination and the amount of such Indebtedness;

     (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

     (8) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

     The amount of Indebtedness of any Person at any date will be the outstanding balance at such date or, in the case of a revolving credit or other similar facility, the total amount of funds outstanding and/or available on the date of determination, of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation. However:

     (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, and

     (2) Indebtedness will not include any liability for federal, state, local, or other taxes.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, or other similar agreement or arrangement designed to protect EarthWatch or any of its Subsidiaries against fluctuations in interest rates in respect of Indebtedness to or under which EarthWatch or any of its Subsidiaries is a party or a beneficiary on the Closing Date or becomes a party or a beneficiary thereafter, so long as the notional principal amount of any Interest Rate Agreement does not exceed the principal amount of the Indebtedness of EarthWatch and its Subsidiaries that bears interest at floating rates.

     "Investment" in any Person means:

     (1) any direct or indirect advance, loan, or other extension of credit, including by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of EarthWatch or its Subsidiaries; or

     (2) any capital contribution by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others to, or any purchase or acquisition of Capital Stock, bonds, notes, debentures, or other similar instruments issued by such Person.

The term "Investment" also includes the fair market value of the Capital Stock or any other Investment held by EarthWatch or any of its Subsidiaries of or in any Person that has ceased to be a Subsidiary.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, including any conditional sale or other title retention agreement or lease in the nature of a security interest or any agreement to give any security interest.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means:

     (1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations, to the extent corresponding to the principal, but not interest, component of such obligations, when received in the form of cash or cash equivalents, except to the extent such obligations are financed or sold with recourse to EarthWatch or any Subsidiary, and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

          (a) brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel and investment bankers;

          (b) provisions for all taxes, whether or not such taxes will actually be paid or are payable, as a result of such Asset Sale without regard to the consolidated results of operations of EarthWatch and its Subsidiaries, taken as a whole;

          (c) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either is secured by a Lien on the property or assets sold, or is required to be paid as a result of such sale; and

          (d) appropriate amounts to be provided by EarthWatch or any Subsidiary as a reserve against any liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

     (2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations, to the extent corresponding to the principal, but not interest, component of such obligations, when received in the form of cash or cash equivalents, except to the extent such obligations are financed or sold with recourse to EarthWatch or any of its Subsidiaries, and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale, and net of taxes paid or payable as a result of such conversion.

     "Offer to Purchase" means an offer to purchase notes by EarthWatch from the holders of the notes commenced by mailing a notice to the Trustee and each such holder, stating that:

     (1)  all notes validly tendered will be accepted for payment;

     (2)  the purchase price and the applicable payment date;

     (3) any note not tendered will continue to accrue interest, or original issue discount, pursuant to its terms;

     (4) unless EarthWatch defaults in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase will cease to accrue interest, or original issue discount, on and after the applicable payment date;

     (5) holders of notes electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse

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          side of such note completed, to the paying agent at the address specified in the notice, prior to the close of business on the business day immediately preceding the applicable payment date;

     (6) holders of notes will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third business day immediately preceding such payment date, a facsimile transmission or letter setting forth the name of such holder, the principal amount of notes delivered for purchase and a statement that such holder is withdrawing his election to have such notes purchased; and

     (7) holders of notes whose notes are being purchased only in part will be issued notes equal in principal amount to the unpurchased portion of the notes surrendered. For this purpose, each note purchased and each note issued will have a principal amount at maturity of $1,000 or an integral multiple of $1,000.

     On the applicable payment date, EarthWatch will:

     (1) accept for payment on an equal basis notes or portions of notes tendered in response to an Offer to Purchase;

     (2) deposit with the paying agent money sufficient to pay the purchase price of all notes or portions of notes accepted; and

     (3) deliver, or cause to be delivered, to the Trustee all notes or portions of notes accepted, together with an officers' certificate specifying the notes or portions thereof accepted for payment by EarthWatch.

     The paying agent will promptly mail to the holders of notes so accepted payment in an amount equal to the purchase price, and the Trustee will promptly authenticate and mail to such holders a note equal in principal amount to any unpurchased portion of the note surrendered. However, each note purchased and each note issued will have a principal amount at maturity of $1,000 or integral multiples of $1,000. EarthWatch will publicly announce the results of an Offer to Purchase as soon as practicable after the payment date. The Trustee will act as the paying agent for an Offer to Purchase. EarthWatch will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations under the Exchange Act to the extent such laws and regulations are applicable, in the event that EarthWatch is required to repurchase notes pursuant to an Offer to Purchase.

     "Permitted Holders" means Morgan Stanley & Co. Incorporated, American High Income Trust, American Variable Insurance Series Asset Allocation Fund, American Variable Insurance Series Bond Fund, American Variable Insurance Series High-Yield Bond Fund, The Bond Fund of America, Inc., ITT Industries, Inc., and Ball Technology Holdings Corp.

     "Permitted Investment" means:

     (1) an Investment in EarthWatch or a Subsidiary or a Person who will, upon the making of such Investment, become a Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to EarthWatch or a Subsidiary; provided that such Person's primary business is related, ancillary, or complementary to the businesses of EarthWatch and its Subsidiaries on the date of such Investment;

     (2)  Temporary Cash Investments;

     (3) payroll, travel, and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

     (4) stock, obligations, or securities received in satisfaction of judgments; and

     (5) Investments in Currency Agreements and Interest Rate Agreements permitted under the "Limitation on Indebtedness" covenant to the extent that such Investments relate to actual obligations owed by or owed to EarthWatch or any Subsidiary, and the face or notional amount of such Investment does not exceed the amount of the underlying obligation to which such Investment relates.

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    "Permitted Liens" means:

    (1) Liens for taxes, assessments, governmental charges, or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted, and for which a reserve or other appropriate provision, if any, as will be required to be made to conform with GAAP will have been made;

    (2) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as will be required to be made to conform with GAAP will have been made;

    (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security;

    (4) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds, and other obligations of a similar nature incurred in the ordinary course of business, exclusive of obligations for the payment of borrowed money;

    (5) easements, rights-of-way, municipal and zoning ordinances, and similar charges, encumbrances, title defects, or other irregularities that do not materially interfere with the ordinary course of business of EarthWatch or any of its Subsidiaries;

    (6) Liens, including extensions and renewals, upon real or personal property acquired after the Closing Date, so long as:

          (a) any such Lien is created solely for the purpose of securing Indebtedness incurred, in accordance with the "Limitation on Indebtedness" covenant (1) to finance the cost, including the cost of improvement or construction, of the item of property or assets subject to such Lien and such Lien is created prior to, at the time of, or within six months after the latest of the acquisition, the completion of construction, and the commencement of full operation of such property, or (2) to refinance any indebtedness previously so secured,

          (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, and

          (c) any such Lien will not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

     (7) leases or subleases granted to others that do not materially interfere with the ordinary course of business of EarthWatch and its Subsidiaries, taken as a whole;

     (8) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of EarthWatch or its Subsidiaries and that relate to such property or assets;

     (9) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

     (10) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

     (11) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of EarthWatch or any of its Subsidiaries, so long as such Liens do not extend to or cover any property or assets of EarthWatch or any such Subsidiary other than the property or assets acquired;

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     (12) Liens in favor of EarthWatch or any of its Subsidiaries;

     (13) Liens arising from the rendering of a final judgment or order against EarthWatch or any of its Subsidiaries that does not give rise to an Event of Default;

     (14) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property and that relate to such letters of credit and the products and proceeds of such letters of credit;

     (15) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     (16) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options, or similar agreements or arrangements designed solely to protect EarthWatch or any of its Subsidiaries from fluctuations in interest rates, currencies, or the price of commodities;

     (17) Liens arising out of conditional sale, title retention, consignment, or similar arrangements for the sale of goods entered into by EarthWatch or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of EarthWatch and its Subsidiaries prior to the Closing Date;

     (18) Liens on or sales of receivables;

     (19) Liens, including any extensions or renewals of such Liens, so long as any such extensions or renewals do not increase the amount of the obligations secured by such Liens, existing on the Closing Date;

     (20) Liens granted after the Closing Date on any assets or capital stock of EarthWatch or its Subsidiaries that are created in favor of the holders of notes or a representative of such holders;

     (21) Liens with respect to the assets of a Subsidiary of EarthWatch granted by such Subsidiary to EarthWatch or one of its Wholly Owned Subsidiaries to secure Indebtedness owing to EarthWatch or such other Subsidiary;

     (22) Liens securing Indebtedness which is incurred to refinance secured Indebtedness, so long as such Liens do not extend to or cover any property or assets of EarthWatch or any of its Subsidiaries, other than the property or assets securing the Indebtedness being refinanced; and

     (23) any and all Liens granted under and in connection with the Security Documents.

     However, Permitted Liens shall not include any Liens on the QuickBird 2 satellite or the QuickBird 2 Launch Insurance, except:

     . in the case of Liens on the QuickBird 2 Launch Insurance, Liens thereon in favor of the Collateral Trustee under the Pledge and Security Agreement or otherwise securing the notes or the Vendor Financing, and Liens in favor of the collateral trustee under the Junior Collateral Pledge and Security Agreement for the benefit of the holders of the Series A Preferred Stock and Series B Preferred Stock, provided such Liens shall be junior to the Liens in favor of the Collateral Trustee under the Pledge and Security Agreement; and

     .    with respect to the QuickBird 2 satellite,

          (A)  Liens described in clause (2) of the above definition,

          (B) until the attachment of risk under the QuickBird 2 Launch Insurance, the retention or reservation of title to the QuickBird 2 satellite by Ball Aerospace under the terms of the Vendor Financing,

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          (C)  following the attachment of risk under the QuickBird 2 Launch
               Insurance, Liens to secure up to $9,000,000 principal amount (plus accrued interest thereon) of Vendor Financing, and

          (D) Liens in the proceeds (as defined in Section 9-306(1) of the New York Uniform Commercial Code) from the disposition of the QuickBird 2 satellite, other than proceeds under the QuickBird 2 Launch Insurance, to secure up to $9,000,000 million principal amount (plus accrued interest) of Vendor Financing.

     "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Public Equity Offering" means an underwritten primary public offering of common stock of EarthWatch pursuant to an effective registration statement under the Securities Act.

     "QuickBird 2 Launch Insurance" means launch and in-orbit operations insurance in respect of the QuickBird 2 satellite, having the terms and provisions described in Section 4.10(b) and being in form and substance satisfactory to the Collateral Trustee under the Pledge and Security Agreement.

     "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

     (1) required to be redeemed on or prior to the Stated Maturity of the notes;

     (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the notes; or

     (3) convertible into or exchangeable for Capital Stock referred to in (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes.

However, any Capital Stock that constitutes Redeemable Stock only because it gives the holders of such Capital Stock the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the Stated Maturity of the notes will not constitute Redeemable Stock if:

     (1) the "change of control" provision applicable to such capital stock is no more favorable to holders of such Capital Stock than the provisions contained in the "Repurchase of notes upon a Change of Control" covenant described below; and

     (2) such Capital Stock, or the agreements or instruments governing the redemption rights of such Capital Stock, specifically provides that such Person will not repurchase or redeem any such stock under such provision prior to EarthWatch's repurchase of such notes as are required to be repurchased under the "Repurchase of notes upon a Change of Control" covenant described below.

     "Restricted Payment" means any payment or other action taken, directly or indirectly, by EarthWatch or any of its Subsidiaries whereby EarthWatch or any of its Subsidiaries:

     (1) declares or pays any dividend or makes any distribution on or with respect to its Capital Stock, other than:

          (a) dividends or distributions payable solely in shares of its Capital Stock, other than Redeemable Stock, or in options, warrants or other rights to acquire shares of such Capital Stock, and

          (b) pro rata dividends or distributions on common stock of Subsidiaries of EarthWatch held by minority stockholders, so long as such dividends do not in the aggregate exceed the minority stockholders' proportional share of such Subsidiaries' cumulative net income from the first day of the fiscal quarter beginning immediately after the Closing Date;

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     (2)  purchases, redeems, retires, or otherwise acquires for value

          (a) any shares of Capital Stock of EarthWatch, including options, warrants, or other rights to acquire such shares of Capital Stock held by any Person, or

          (b) any shares of Capital Stock of a Subsidiary of EarthWatch, including options, warrants, or other rights to acquire such shares of Capital Stock, held by any Affiliate of EarthWatch, other than an Affiliate that is a Wholly Owned Subsidiary of EarthWatch, or held by any holder, or any Affiliate of such holder, of 5% or more of the Capital Stock of EarthWatch;

     (3) makes any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of EarthWatch that is subordinated in right of payment to the notes, other than the purchase, repurchase, or the acquisition of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment, or final maturity, in each case due within one year of the date of acquisition; or

     (4)  makes any Investment in any Person, other than a Permitted Investment.

The board of directors of EarthWatch will determine in good faith the amount of any Restricted Payment, if such Restricted Payment is made in a form other than in cash, and such determination will be conclusive.

     "S&P" means Standard & Poor's Ratings Services and its successors.

     "Security Documents" means the Pledge Agreement and the Pledge and Security Agreement.

     "Significant Subsidiary" means, at any date of determination, any Subsidiary of EarthWatch that, together with its Subsidiaries,

     (1) for the most recent fiscal year of EarthWatch, accounted for more than 10% of the consolidated revenues of EarthWatch and its Subsidiaries, or

     (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of EarthWatch and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of EarthWatch for such fiscal year.

     "Specified Date" means (1) any payment date with respect to an Offer to Purchase the notes upon a Change of Control, (2) any payment date with respect to an Offer to Purchase upon an insurance proceeds payment, (3) any redemption date with respect to an optional redemption of the notes, or (4) any date on which the notes are due and payable after an Event of Default.

     "Stated Maturity" means:

     (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable, and

     (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Strategic Subordinated Indebtedness" means Indebtedness of EarthWatch Incurred to finance the acquisition of a Person engaged in a business that is related, ancillary, or complementary to the business conducted by EarthWatch or any of its Subsidiaries, which Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred:

     (1)  is expressly made subordinate in right of payment to the notes; and

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     (2)  provides that no payment of principal, premium, or interest on, or any other payment with respect to, such Indebtedness may be made prior to the payment in full of all of EarthWatch's obligations under the notes;

          provided that such Indebtedness may provide for and be repaid at any time from the proceeds of a capital contribution or the sale of Capital Stock (other than Redeemable Stock) of EarthWatch after the Incurrence of such Indebtedness.

     "Subsidiary" means, with respect to any Person, any corporation, association, or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

     "Temporary Cash Investment" means any of the following:

     (1) direct obligations of the United States of America or any of its agencies, or obligations fully and unconditionally guaranteed by the United States of America or any of its agencies;

     (2) time deposit accounts, certificates of deposit, and money market deposits maturing within one year of the date of their acquisition and issued by a bank or trust company which is organized under the laws of the United States of America, any state, or any foreign country recognized by the United States of America, which bank or trust company has capital, surplus, and undivided profits aggregating in excess of $50 million, or the foreign currency equivalent of $50 million, and has outstanding debt which is rated "A", or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization, as defined in Rule 436 under the Securities Act, or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in (1) above, which obligations are entered into with a bank meeting the qualifications described in (2) above;

     (4) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation, other than an Affiliate of EarthWatch, organized and in existence under the laws of the United States of America, any state, or any foreign country recognized by the United States of America with a rating, at the time as of which any investment is made, of "P-1" or higher according to Moody's, or "A-1" or higher according to S&P; and

     (5) securities with maturities of six months or less from the date of acquisition that are issued or fully and unconditionally guaranteed by any state, commonwealth, or territory of the United States of America, or by any of their political subdivisions or taxing authorities, and rated at least "A" by S&P or Moody's.

     "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed, or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Transaction Date" means the date on which any Restricted Payment is to be made.

     "Vendor Financing" means the financing to be provided by Ball Technologies & Aerospace Corp. to EarthWatch in a principal amount not less than $9 million for the construction and launch of the QuickBird 2 satellite on substantially the terms set forth on Exhibit A to the Recapitalization Agreement.

      "Voting Stock" means, with respect to any person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers, or other voting members of the governing body of such Person.

     "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary, other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law, by such Person or one or more Wholly Owned Subsidiaries of such Person.

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Covenants

     Summary

     In the indenture, EarthWatch has agreed to certain restrictions that limit its and its Subsidiaries' ability, among other things, to:

     .  incur additional debt;

     .  pay dividends;

     .  repurchase capital stock or subordinated indebtedness;

     .  make investments;

     .  incur liens; and

     .  engage in sale-leaseback transactions.

     If a Change of Control occurs, EarthWatch must commence, within 30 days, and consummate an Offer to Repurchase all notes at a price equal to 101% of their Accreted Value on the date of purchase, plus accrued interest, if any, to that date.

     If and to the extent that the Trustee receives insurance proceeds on the QuickBird 2 Launch Insurance, EarthWatch must commence, within 30 days, and consummate an Offer to Repurchase all notes, up to each holder's (and the holders' of the Vendor Financing) ratable portion of the insurance proceeds, at a price equal to 100% of the Accreted Value of the notes on the date of purchase, plus any accrued interest to that date. See "Covenants - Repurchase of notes upon an insurance proceeds payment."

     Limitation on Indebtedness

     (a) EarthWatch will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness (other than the notes and Indebtedness existing on the Closing Date); provided that EarthWatch may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds from such Indebtedness, the Consolidated Leverage Ratio would be greater than zero and less than 5:1.

     Notwithstanding this limitation, EarthWatch and any of its Subsidiaries (except as specified below) may Incur each and all of the following types of
Indebtedness:

     (1) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $100 million;

     (2) Indebtedness owed (A) to EarthWatch evidenced by a promissory note or
         (B) to any Subsidiary of EarthWatch; provided that any event which results in any such Subsidiary of EarthWatch ceasing to be a Subsidiary or any subsequent transfer of such Indebtedness (other than EarthWatch or another Subsidiary of EarthWatch) will be deemed, in each case, to constitute an Incurrence of Indebtedness not permitted by this clause (2);

     (3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (1), (2), (4), (8), or (9) of this paragraph) and any refinancings of such Indebtedness in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees, and expenses); provided that Indebtedness, the proceeds of which are used to refinance or refund the notes, or Indebtedness that ranks equally with, or is subordinated in right of payment to, the notes shall only be permitted under this clause (3) if:

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          (A)  in case the notes are refinanced in part or the Indebtedness to be refinanced ranks equally with the notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made to rank equally with, or subordinate in right of payment to, the remaining notes,

          (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes at least to the same extent that the Indebtedness to be refinanced is subordinated to the notes and

          (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of EarthWatch be refinanced by means of any Indebtedness of any Subsidiary of EarthWatch pursuant to this clause (3);

     (4)  Indebtedness,

          (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business,

          (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect EarthWatch or its Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities, and compensation payable thereunder and

          (C) arising from agreements providing for indemnification, adjustment of purchase price, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of EarthWatch or any of its Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets, or a Subsidiary of EarthWatch (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets, or a Subsidiary of EarthWatch for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by EarthWatch or of its Subsidiaries in connection with such disposition;

     (5) Indebtedness of EarthWatch, to the extent the net proceeds of such Indebtedness are promptly (A) used to purchase notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the notes as described below under "Defeasance";

     (6) Guarantees of the notes and Guarantees of Indebtedness of EarthWatch by any of its Subsidiaries; provided any such Subsidiary Guarantees the notes;

     (7) Indebtedness, including Guarantees, Incurred to finance the cost, including the cost of design, development, acquisition, construction, insurance, installation, improvement, transportation, launch, or integration, to acquire satellites, ground systems, image processing software and systems, or other tangible assets used or useful in the satellite imaging and related businesses of EarthWatch and its Subsidiaries (including acquisitions by way of Capitalized Leases and acquisitions of the Capital Stock of a Person that becomes a Subsidiary of EarthWatch to the extent of the fair market value of the satellites, ground systems, image processing software and systems, or other tangible assets so acquired) by EarthWatch or a Subsidiary of EarthWatch after the Closing Date;

     (8) Indebtedness of EarthWatch not to exceed, at any one time outstanding, two times:

          (A) the Net Cash Proceeds received by EarthWatch after the Closing Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Redeemable Stock) to a Person that is not a

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               Subsidiary of EarthWatch, to the extent (I) such capital
               contribution or Net Cash Proceeds have not been used pursuant to clause (2)(b) of the first paragraph or clause (2), (3), or (4) of the second paragraph of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment and (II) if such capital contribution or Net Cash Proceeds are used to consummate a transaction under which EarthWatch Incurs Acquired Indebtedness, the amount of such Net Cash Proceeds exceeds one-half of the amount of Acquired Indebtedness so Incurred and

          (B) 80% of the fair market value of property, other than cash and cash equivalents, received by EarthWatch after the Closing Date from the sale of its Capital Stock (other than Redeemable Stock) to a Person that is not a Subsidiary of EarthWatch, to the extent
               (I) such capital contribution or sale of Capital Stock has not been used pursuant to clause (2), (3), or (4) of the second paragraph of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment and (II) if such capital contribution or Capital Stock is used to consummate a transaction pursuant to which EarthWatch Incurs Acquired Indebtedness, 80% of the fair market value of the property received exceeds one-half of the amount of Acquired Indebtedness so Incurred, provided that such Indebtedness does not mature prior to the Stated Maturity of the notes and has an Average Life longer than the notes;

     (9)  Acquired Indebtedness;

     (10) Strategic Subordinated Indebtedness; and

     (11) subordinated Indebtedness of EarthWatch, in addition to Indebtedness permitted under clauses (1) through (10) above, in aggregate principal amount outstanding at any time not to exceed $100 million.

     (b) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that EarthWatch or a Subsidiary of EarthWatch may Incur pursuant to this "Limitation on Indebtedness" covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

     (c) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (1) Guarantees, Liens, or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount will not be included and
(2) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below will not be treated as Indebtedness. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, EarthWatch, in its sole discretion, will classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

     Limitation on Restricted Payments

     EarthWatch will not, and will not permit any of its Subsidiaries to, directly or indirectly make any Restricted Payment if at the time of, and after giving effect to, the proposed Restricted Payment:

     (1) a Default or Event of Default will have occurred and be continuing; or

     (2) the aggregate amount of all Restricted Payments made after the Closing Date will exceed the sum of:

          (a) 50% of the aggregate amount of the Adjusted Consolidated Net Income or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss, accrued on a cumulative basis during the period, taken as one accounting period, beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been made available to holders of the notes, plus

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          (b)  the aggregate Net Cash Proceeds received by EarthWatch after the
               Closing Date from the issuance and sale of its Capital Stock (other than Redeemable Stock) to a person who is not a Subsidiary of EarthWatch or from the issuance to a person who is not a Subsidiary of EarthWatch of any options, warrants, or other rights to acquire Capital Stock of EarthWatch, in each case excluding any Redeemable Stock or any options, warrants, or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes, and the Net Cash Proceeds from any capital contributions to the Company after the Closing Date from Person other than Subsidiaries of the Company, in each case excluding such Net Cash Proceeds to the extent used to Incur Indebtedness pursuant to clause (a)(8) under the "Limitation on Indebtedness" covenant and excluding Net Cash Proceeds from the issuance of Capital Stock to the extent used to make Permitted Investment in accordance with clause (6) of such defined term, plus

          (c) an amount equal to the net reduction after the Closing Date in Investments, other than reductions in Permitted Investments, in any person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to EarthWatch or any of its Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment, except to the extent any such proceeds are included in the calculation of Adjusted Consolidated Net Income, not to exceed, in each case, the amount of Investments previously made by EarthWatch or any of its Subsidiaries in such Person.

     The following Restricted Payments may be made so long as, other than in the case of clauses (1) and (2), no Default or Event of Default has occurred and is continuing or occurs as a consequence of the Restricted Payments:

     (1) the payment of any dividend within 60 days after the date of declaration of such dividend if, at such date of declaration, such payment would comply with the prior paragraph;

     (2) the repurchase, redemption, or other acquisition of Capital Stock of EarthWatch, or options, warrants, or other rights to acquire such Capital Stock,
(a) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock, other than Redeemable Stock, of EarthWatch or (b) for cash in an aggregate amount not to exceed $2.0 million in any calendar year;

     (3) the making of any principal payment or the repurchase, redemption, retirement, defeasance, or other acquisition for value of Indebtedness of EarthWatch which is subordinated in right of payment to the notes in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock, other than Redeemable Stock, of EarthWatch;

     (4) the declaration or payment of dividends on the common stock of EarthWatch following a Public Equity Offering of such common stock, of up to 5% per year of the Net Cash Proceeds received by EarthWatch in such Public Equity Offering;

     (5) payments or distributions to dissenting stockholders under applicable law under or in connection with a consolidation, merger, or transfer of assets;

     (6) any purchase, redemption, retirement, or other acquisition of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants; or

     (7) repurchases of fractional shares of Capital Stock in connection with the exercise of stock options or warrants to acquire Capital Stock (other than redeemable stock) of EarthWatch.

     Each Restricted Payment permitted under the preceding paragraph, other than an exchange of Capital Stock for Capital Stock or Indebtedness referred to in
(2) or (3) above, and the Net Cash Proceeds from any issuance of Capital Stock referred to in (2) or (3) above, will be included in calculating whether the conditions of clause (2) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments.

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     Limitation on Liens

     EarthWatch will not, and will not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist any Lien, other than Permitted Liens, on any of its assets or properties of any character or any shares of Capital Stock or Indebtedness of any of its Subsidiaries, without making effective provision for all of the notes and all other amounts due under the indenture to be directly secured equally and ratably with, or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the notes, prior to, the obligation or liability secured by such Lien. In addition, EarthWatch will not, and will not permit any Subsidiary to, create, incur, assume, or suffer to exist any Lien on the QuickBird 2 satellite or the QuickBird 2 Launch Insurance, except:

     (1) in the case of the QuickBird 2 Launch Insurance, Liens thereon in favor of the Collateral Trustee under the Pledge and Security Agreement or otherwise securing the notes or the Vendor Financing and Liens thereon in favor of the collateral trustee under the Junior Collateral Pledge and Security Agreement for the benefit of the holders of the Series A and Series B preferred stock, provided such Liens are junior to the Liens in favor of the Collateral Trustee under the Pledge and Security Agreement; and

     (2) with respect to the QuickBird 2 satellite,

         .    Liens described in clause (2) of the definition of Permitted
              Liens,

         . until the attachment of risk under the QuickBird 2 Launch Insurance, the retention or reservation of title to the QuickBird 2 satellite by Ball Aerospace under the terms of the Vendor Financing,

         . following the attachment of risk under the QuickBird 2 Launch Insurance, Liens to secure up to $9 million principal amount (plus accrued interest thereon) of Vendor Financing, and

         . Liens in the proceeds (as defined in Section 9-306(1) of the New York Uniform Commercial Code) from the disposition of the QuickBird 2 satellite, other than proceeds under the QuickBird 2 Launch Insurance, to secure up to $9 million principal amount (plus accrued interest) of Vendor Financing.

     Limitation on sale-leaseback transactions

     EarthWatch will not, and will not permit any of its Subsidiaries to, enter into any sale-leaseback transaction involving any of its assets or properties, whether now owned or acquired later, through which EarthWatch or one of its Subsidiaries sells or transfers such assets or properties and then or later leases such assets or properties or any part of them or any other assets or properties which EarthWatch or such Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

     This restriction does not apply to any sale-leaseback transaction if:

     (1) the lease is for a period, including renewal rights, of three years or less;

     (2) the lease secures or relates to industrial revenue or pollution control bonds;

     (3) the transaction is solely between EarthWatch and any of its Wholly Owned Subsidiaries or solely between its Wholly Owned Subsidiaries; or

     (4) the lease relates to any present or future ground station of EarthWatch or any of its Subsidiaries.

     Repurchase of notes upon a Change of Control

     EarthWatch must commence, within 30 days of the occurrence of a Change of Control, and must then consummate in accordance with the indenture an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the Accreted Value of such notes on the relevant payment date, plus any accrued interest to the payment date.

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     There can be no assurance that EarthWatch will have sufficient funds available at the time of any Change of Control to make any debt payment, including repurchases of notes, required by this covenant as well as may be contained in other securities of EarthWatch which might be outstanding at the time. This covenant will, unless consents are obtained, require EarthWatch to repay all indebtedness then outstanding which by its terms would prohibit such note repurchase, either prior to or concurrently with such note repurchase.

     Maintenance of properties and insurance

     EarthWatch will use its best efforts to obtain and maintain in full force and effect with respect to each and every satellite, other than the QuickBird 2 satellite, and each permitted replacement satellite therefor, launch insurance with respect to each such satellite, in each case for a period which EarthWatch deems reasonable by comparison with other companies in a similar industry, but in no event for a period less than 30 days commencing on the date of intentional ignition of the launch vehicle. Such insurance must be sufficient to cover an amount equal to or greater than the sum of:

     (1)  the cost to replace such satellite and launch vehicle;

     (2)  the cost to launch a replacement satellite; and

     (3) the cost of launch insurance for such satellite or, in the event that EarthWatch has reason to believe that the cost of obtaining comparable insurance for a replacement satellite would be materially higher, EarthWatch's best estimate of the cost of such comparable insurance.

     The insurance policy required to be obtained under this "Maintenance of properties and insurance" covenant must provide that (1) if 95% or more of a satellite's capacity is lost, the full amount of insurance will become due and payable, and (2) if a satellite is able to maintain more than 15% but less than 95% of its capacity, a portion of such insurance based on the lost capacity will become due and payable.

     If EarthWatch receives proceeds from insurance relating to any satellite under this "Maintenance of properties and insurance" covenant, EarthWatch may use a portion of such proceeds to repay any vendor or third-party purchase money financing pertaining to such satellite that is required to be repaid by reason of the loss giving rise to such insurance proceeds. Until such time as EarthWatch has at least two satellites operating in orbit:

     (1) if EarthWatch does not have any satellites in orbit, EarthWatch will use the remainder of such proceeds to develop, construct, launch, and insure a replacement high-resolution satellite of comparable or superior utility as compared with the satellite being replaced and to develop the necessary supporting infrastructure for the replacement satellite and will use its best efforts to launch such replacement satellite within nine months of the scheduled launch or of the launch failure giving rise to the loss proceeds; and

     (2) if EarthWatch then has only one satellite in orbit, as soon as practicable after loss of a satellite and, in any event, no more than 28 months after such scheduled launch or launch failure, EarthWatch will use the remainder of such proceeds to develop, construct, launch, and insure a second high-resolution satellite of comparable or superior utility as the satellite being replaced.

     If a constellation of two satellites has been successfully launched and continues to remain operating in orbit, EarthWatch may use such insurance proceeds for the development or construction of additional satellites or further development as the board of directors determines is in the best interests of EarthWatch.

     With respect to the intentional ignition of the launch vehicle for, and any operation following such ignition of, the QuickBird 2 satellite, EarthWatch has agreed to use its best efforts to maintain in full force and effect the QuickBird 2 Launch Insurance, for a period which EarthWatch deems reasonable by comparison with other companies in a similar industry but in no event for a period of less than one year commencing on the date of intentional ignition of the launch vehicle. The insurance must name the Collateral Trustee as sole loss payee thereof and must be in an amount of at least $155 million. It must have substantially the same terms as the launch and in-orbit insurance with respect to the QuickBird 1 satellite, except:

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     .    for such differences in terms as may be required due to the differences in construction, launch or in-orbit operations between the QuickBird 1 and QuickBird 2 satellites;

     . that the QuickBird 2 Launch Insurance shall only be required to cover one year of operations after launch for the QuickBird 2 satellite;

     . as is acceptable to the holders of a majority of the notes in their absolute discretion; and

     . for such differences that do not adversely affect the holders of notes.

     If premiums are not at any time fully paid in respect of the QuickBird 2 Launch Insurance solely by reason of the fact that premiums previously paid have been returned by the relevant insurance companies, EarthWatch will not thereby be in default of its insurance obligations so long as all such returned premiums have been distributed to the Collateral Trustee as provided in the Pledge and Security Agreement and any amounts subsequently made available to EarthWatch by the Collateral Trustee in accordance with the Pledge and Security Agreement are immediately used for the purchase of complying launch insurance. Except as is acceptable to the holders of a majority of the notes in their absolute discretion, the QuickBird 2 Launch Insurance must provide that if 66% or more of a satellite's capacity is lost, the full amount of insurance shall become due and payable, and that if a satellite is able to maintain more than 34% but less than 85% of its capacity, a portion of such insurance based on the lost capacity shall become due and payable.

     The Collateral Trustee will be the sole loss payee on the QuickBird 2 Launch Insurance and all proceeds, if any, from any QuickBird 2 Launch Insurance will be paid directly to the Collateral Trustee for application (1) first to the Notes and up to $9 million principal amount of Vendor Financing, on a pro rata basis, in accordance with the provisions of the Pledge and Security Agreement and (2) second to the collateral trustee under the Junior Pledge and Security Agreement for the benefit of the Series A and Series B preferred stock in accordance with the provisions of the Junior Pledge and Security Agreement. If, notwithstanding the fact that the Collateral Trustee will be the sole loss payee with respect to the QuickBird 2 Launch Insurance, EarthWatch or any of its Subsidiaries at any time receives any proceeds relating to the QuickBird 2 Launch Insurance from the relevant insurance company or from any source, other than the Collateral Trustee in accordance with the Pledge and Security Agreement, EarthWatch will cause such proceeds to be held in trust for the benefit of the Collateral Trustee and immediately turned over to the Collateral Trustee in the same form received with appropriate endorsements.

     Repurchase of notes upon an insurance proceeds payment

     EarthWatch must commence within 30 days of receipt by the Collateral Trustee of any proceeds under the QuickBird 2 Launch Insurance, and consummate within 60 days thereafter, an Offer to Purchase the notes and offer to repay up to $9 million in principal amount of the Vendor Financing, including any interest accrued and payable thereon, on a pro rata basis in an aggregate amount equal to the insurance proceeds not previously subject to an Offer to Purchase or repayment of the Vendor Financing under this covenant. The purchase price for the notes in connection with the Offer to Purchase will equal 100% of their Accreted Value on the payment date plus accrued and unpaid interest, if any, to such date, and the purchase price for the Vendor Financing to be so repaid shall be equal to the principal amount thereof plus accrued interest thereon. If the sum of the aggregate purchase price of the notes tendered in connection with the Offer to Purchase and the amount of Vendor Financing repaid under this covenant is less than the insurance proceeds, then the remaining insurance proceeds will be paid over to the collateral trustee under the Junior Pledge and Security Agreement, to the extent required under the Junior Pledge and Security Agreement, and otherwise to EarthWatch, or as EarthWatch may direct.

     Repurchase of notes upon a failure to meet certain conditions

     The indenture required Earthwatch to conduct an Offer to Purchase the notes if it did not meet certain conditions by the close of business on June 15, 2001. These conditions were met on or before June 15, 2001.

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     Rating of notes

     EarthWatch will use its best efforts to obtain a rating for the notes from either Moody's or S&P or, if neither firm is then in the business of providing such ratings, from another nationally recognized statistical rating organization, as defined in Rule 436 under the Securities Act at any time after the later to occur of (1) the date that is one year after the Closing Date and
(2) the date that is six months after the date of the launch of QuickBird 2, and to keep a rating with respect to the notes continuously in effect through the maturity or redemption of the notes.

     SEC reports and reports to holders

     At all times from and after the earlier of (1) the commencement of an exchange offer or effectiveness of a shelf registration statement ("registration") and (2) the date that is one year after the Closing Date, whether or not EarthWatch is then required to file reports with the SEC, EarthWatch will file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) of that Act as if it were subject to such requirements. EarthWatch will supply the Trustee and each holder of Notes or will supply to the Trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information. At all times prior to registration, upon the request of any holder of notes or any prospective purchaser, EarthWatch also will supply such holder or prospective purchasers with the information required under Rule 144A under the Securities Act.

Events of Default

     The following events are defined as "Events of Default" in the indenture:

     (1) default in the payment of principal of, or any premium on, any note when the same becomes due and payable at maturity, upon acceleration, redemption, or otherwise;

     (2) default in the payment of interest on any note when the same becomes due and payable, and such default continues for a period of 30 days;

     (3) the failure to make or consummate an Offer to Purchase in accordance with the "Repurchase of notes upon a Change of Control," "Repurchase of notes upon an insurance proceeds payment" or "Repurchase of notes upon failure to meet certain conditions" covenants;

     (4) EarthWatch defaults in the performance of or breaches any other covenant or agreement of EarthWatch in the indenture or under the notes, other than a default specified in clause (1), (2), or (3) above or under the Security Documents, and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of the notes;

     (5) there occurs with respect to any issue or issues of Indebtedness of EarthWatch or any Significant Subsidiary having an outstanding principal amount of $1 million or more in the aggregate for all such issues of all such persons, whether such Indebtedness now exists or is created after the Closing Date,

          (a) an event of default that has caused the holder of such Indebtedness to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; and/or

          (b) the failure to make a principal payment at the final, but not any interim, fixed maturity and such defaulted payment is not made, waived, or extended within 30 days of such payment default; or

          (c) there occurs with respect to the Vendor Financing any default in the performance or observance of any term, condition, covenant, or agreement contained in such Indebtedness or in any agreement related to such Indebtedness, or any other event specified in any such Indebtedness or agreement, if the effect of such event is to cause, or permit the holder or holders of such Indebtedness (or any trustee or other representative of any such holder(s)) to cause, such Indebtedness to become due prior to its Stated Maturity;

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     (6)  any final judgment or order not covered by insurance for the payment of money in excess of $1 million in the aggregate for all such final judgments or orders against all such persons, treating any deductibles, self-insurance, or retention as not so covered, is rendered against EarthWatch or any Significant Subsidiary and is not paid or discharged, and there is any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such persons to exceed $1 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, is not in effect;

     (7) a court having jurisdiction in the premises enters a decree or order for

          (a) relief in respect of EarthWatch or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, or other similar law in effect now or after the Closing Date;

          (b) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of EarthWatch or any Significant Subsidiary or for all or substantially all of the property and assets of EarthWatch or any Significant Subsidiary;

          (c) the winding up or liquidation of the affairs of EarthWatch or any Significant Subsidiary and, in each case, such decree or order will remain in effect for a period of 60 consecutive days without being stayed or put on hold by a court;

     (8)  EarthWatch or any Significant Subsidiary

          (a) commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

          (b) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of EarthWatch or any Significant Subsidiary or for all or substantially all of the property and assets of EarthWatch or any Significant Subsidiary; or

          (c)  effects any general assignment for the benefit of creditors;

     (9) there occurs with respect to the QuickBird 2 Satellite (a) the loss of 5% or more of such satellite's capacity or (b) any other event that permits or requires the payment of any proceeds of the QuickBird 2 Launch Insurance by an insurance company under such policy and, in either such case, such proceeds are not paid over to the Collateral Trustee within 90 days of the demand being made under the applicable QuickBird 2 Launch Insurance policy; or

     (10) the Collateral Trustee under the Pledge Agreement does not have at all times a first priority perfected security interest in the Collateral under the Pledge Agreement, or the Collateral Trustee under the Pledge and Security Agreement does not have at all times a first priority perfected security interest in the Collateral under the Pledge and Security Agreement.

     If an Event of Default, other than one specified in clause (7) or (8) above that occurs with respect to EarthWatch, occurs and is continuing under the indenture, the Trustee or the holders of at least 25% in aggregate principal amount at maturity of the notes then outstanding, by written notice to EarthWatch and to the Trustee if such notice is given by the holders, may, and the Trustee at the request of such holders will, declare the Accreted Value of, premium (if any), and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such Accreted Value of, premium (if any), and accrued interest will be immediately due and payable.

     In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration is automatically rescinded and annulled if the event of default triggering such Event of Default under clause (5) will be remedied or cured by EarthWatch or the relevant

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Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

     If an Event of Default specified in clause (7) or (8) above occurs with respect to EarthWatch, the Accreted Value of, premium (if any), and accrued interest on the Notes then outstanding will automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder. Holders of at least a majority in principal amount of the outstanding notes, by written notice to EarthWatch and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and the consequences of such acceleration if:

     (1) all existing Events of Default, other than the nonpayment of the Accreted Value of, premium (if any), and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived; and

     (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     This waiver provision does not apply to a default caused by the nonpayment of the Accreted Value of, premium (if any), and interest on, any note as specified in clause (1) or (2) above or under a provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected. For information as to the waiver of defaults, see "--Modification and waiver."

     The holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction, received from holders of notes.

     A holder may not pursue any remedy with respect to the indenture or the notes unless:

     (1) the holder gives the Trustee written notice of a continuing Event of Default;

     (2) the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the Trustee to pursue the remedy;

     (3) such holder or holders offer(s) the Trustee indemnity satisfactory to the Trustee against any costs, liability, or expense;

     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     (5) during such 60-day period, the holders of a majority in aggregate principal amount at maturity of the outstanding notes do not give the Trustee a direction that is inconsistent with the request.

     However, such limitations do not apply to the right of any holder of a note to receive payment of the Accreted Value of, premium (if any), or interest on, such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right will not be impaired or affected without the consent of the holder.

     The indenture requires the two principal accounting officers of EarthWatch to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of EarthWatch and its Subsidiaries and EarthWatch's and its Subsidiaries' performance under the indenture and that EarthWatch has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status of such default. EarthWatch will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the indenture.

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Consolidation, merger and sale of assets

     EarthWatch will not consolidate with, merge with or into, or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of its property and assets to any person or permit any person to merge with or into EarthWatch unless:

     (1) EarthWatch will be the continuing person, or the person, if other than EarthWatch, formed by such consolidation or into which EarthWatch is merged or that acquired or leased such property and assets of EarthWatch will be a corporation organized and validly existing under the laws of the United States of America or any of its jurisdictions and expressly assumes, by a supplemental indenture, executed and delivered to the Trustee and the Collateral Trustee, all of the obligations of EarthWatch on all of the notes and under the indenture;

     (2) immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing; and

     (3) EarthWatch delivers to the Trustee an officers' certificate and opinion of counsel, in each case stating that such consolidation, merger, or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

Defeasance

     Summary

     EarthWatch may, at its option, terminate its obligations under the notes and the indenture, in the manner described in the paragraph below titled "Legal defeasance." This defeasance, commonly known as "legal defeasance," means that EarthWatch will be deemed to have paid and discharged any and all obligations in respect of the Notes other than, among other matters, its obligation to:

     .   register the transfer or exchange of the notes;

     .   replace stolen, lost, or mutilated notes;

     .   maintain paying agencies; and

     .   hold monies in trust for payment of the obligations under the notes.

     In addition, EarthWatch may, at its option, terminate its obligations with respect to certain covenants under the indenture in the manner described in the paragraph below titled "Covenant defeasance." This defeasance is commonly known as "covenant defeasance."

     Legal defeasance

     EarthWatch may exercise its legal defeasance option with respect to notes that mature or are to be called for redemption within one year if, among other things:

     (1) EarthWatch deposits with the Trustee, in trust, money, and/or U.S. Government Obligations, that through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium (if any), and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indenture and the Notes;

     (2) no Default or Event of Default will have occurred and be continuing on the date of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which EarthWatch is a party or by which EarthWatch is bound; and

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

     (3) if at such time the notes are listed on a national securities exchange, EarthWatch has delivered to the Trustee an opinion of counsel to the effect that the notes will not be delisted as a result of such deposit, defeasance, and discharge.

     Covenant defeasance

     EarthWatch may exercise its covenant defeasance option if, among other things, it:

     (1) deposits with the Trustee, in trust, money, and/or U.S. Government Obligations, that through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium (if any), and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indenture and the notes;

     (2) satisfies the provisions described in clauses (2) and (3) under the discussion "Legal defeasance" above; and

     (3) delivers to the Trustee an opinion of counsel to the effect that (a) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (b) holders will not recognize income, gain, or loss for federal income tax purposes as a result of EarthWatch's exercise of its option under this defeasance provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance, and discharge had not occurred and (c) after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or
          Section 15 of the New York Debtor and Creditor Law.

     Once EarthWatch has satisfied these conditions, the provisions of the indenture will no longer be in effect with respect to all of the covenants described under "Covenants;" clauses (4) and (9) under "Events of Default" with respect to certain covenants; and clauses (5) and (6) under "Events of Default."

     Defeasance and certain other Events of Default

     If EarthWatch exercises its option to omit compliance with certain covenants and provisions of the indenture with respect to the notes as described in the immediately preceding paragraph and the notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, EarthWatch will remain liable for such payments.

Modification and waiver

     Modifications and amendments of the indenture may be made by EarthWatch and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount at maturity of the outstanding notes. However, no such modification or amendment may, without the consent of each holder affected thereby:

     (1) change the Stated Maturity of the principal of, or any installment of interest on, any note;

     (2) reduce the Accreted Value of, or premium, if any, or interest on, any note;

     (3) change the place or currency of payment of principal of, or premium, if any, or interest on, any note;

     (4) impair the right to institute suit for the enforcement of any payment of any note on or after the Stated Maturity, or, in the case of a redemption, on or after the Redemption Date, of any note;

     (5) reduce the above-stated percentage of outstanding notes the consent of whose holders is necessary to modify or amend the indenture;

     (6) waive a default in the payment of principal of, or premium, if any, or interest on, the notes;

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

     (7) alter the obligation of EarthWatch to offer to purchase the notes in accordance with the indenture following the occurrence of a Change of Control or waive any default in the performance of such obligation;

     (8) reduce the percentage or aggregate principal amount at maturity of outstanding notes, the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

     (9) alter EarthWatch's obligation to purchase the notes under the "Repurchase of notes upon an insurance proceeds payment" and "Repurchase of notes upon a failure to meet certain conditions" covenants.

     In addition, without the consent of 66 2/3% of the holders affected thereby, the Trustee may not direct the Collateral Trustee or otherwise permit the release of any Collateral except as expressly provided in the Security Documents.

No personal liability of incorporators, stockholders, officers, directors, or employees

     No incorporator, stockholder, officer, director, employee, or controlling person of EarthWatch or any of its successors will have any liability for any of EarthWatch's obligations under the notes or the indenture, or for any claim based on, or in respect of, such obligations or their creation. Each holder, by accepting the notes, waives and releases all such liability.

Concerning the Trustee

     Except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The indenture and provisions of the Trust Indenture Act of 1939, as amended, that are incorporated by reference into the indenture contain limitations on the rights of the Trustee, should it become a creditor of EarthWatch, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions but if it acquires any conflicting interest, it must eliminate such conflict or resign.

     The Trustee is also the Collateral Trustee under the Pledge Agreement and Pledge and Security Agreement and the collateral trustee under the Junior Pledge and Security Agreement.

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                                SELLING HOLDERS

     We originally issued the notes on August 11, 2000, and they were registered under the Securities Act. They were issued in exchange for notes with substantially similar terms to these notes that had not been registered. In April and May 2001, Morgan Stanley sold an aggregate of $19.5 million in principal amount at maturity of notes in private placement transactions to the other selling holders listed below. Because Morgan Stanley may be deemed to be an affiliate of ours, the notes that it sold in private placement transactions may not be freely transferable under federal securities laws. Accordingly, we agreed to register these notes. The selling holders listed below, or their transferees, pledgees, donees, or successors, may from time to time offer and sell any or all of the notes listed below pursuant to this prospectus. The selling holders listed below provided us the information contained in the following table with respect to themselves and the respective principal amount of notes beneficially owned by them and which may be sold by each of them under this prospectus. We have not independently verified this information. See "Plan of Distribution."

     The following table sets forth as of July 12, 2001:

     .   the name of each selling holder;

     . the principal amount at maturity of notes which they may sell from time to time pursuant to the registration statement; and

     . the percentage of outstanding notes beneficially owned by each selling holder prior to any sales under this prospectus.

                                   Principal amount at maturity
    Name of selling holder           of notes that may be sold       Percentage of outstanding notes
------------------------------     ----------------------------    -----------------------------------
ITT Industries, Inc.               $16,000,000                     22.3%
Morgan Stanley Dean Witter         $71,650,000*                    100.0%
Telespazio S.p.A.                  $3,500,000                      4.9%

----------
* Includes notes which may be offered and sold in market-making transactions from time to time, including the notes listed above for the other selling holders. See "Plan of Distribution."

     Morgan Stanley holds in excess of 10% of our outstanding capital stock and acted as placement agent in connection with:

     . our offering in April 1996 of 7,000,000 shares of our former Series C preferred stock;

     . our offering in March 1997 of 50,000 units, consisting of 12 1/2% Senior Notes due 2005 and warrants to purchase shares of our common stock; and

     . our offering in July 1999 of 199,000 units, consisting of 13% Senior Discount Notes due 2007 and shares of our existing Series C preferred stock.

     In addition, Morgan Stanley acts as exclusive financial advisor to us under a five-year agreement and received $750,000 in connection with its advisory role in our 1999 recapitalization and $1 million in connection with its advisory role in our 2001 recapitalization. See "Material Relationships and Related Party Transactions."

     Because the selling holders may, pursuant to this prospectus, offer all or some portion of the notes they presently hold, no estimate can be given as to the number or percentage of notes that will be held by the selling holders upon termination of any such sales. In addition, the selling holders may have sold, transferred or otherwise disposed of all or a portion of their notes in transactions exempt from the registration requirements of the Securities Act since the date on which they provided the information regarding their notes. This information may change from time to time, and, if required, such changes will be set forth in a supplement or supplements to this prospectus.

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

                         DESCRIPTION OF CAPITAL STOCK

     The following description summarizes material terms of our capital stock and is qualified in its entirety by reference to the actual terms of the capital stock contained in our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part.

     Our certificate of incorporation authorizes us to issue 150,000,000 shares of common stock, par value $.001 per share, and 74,000,000 shares of preferred stock, par value $.001 per share. We are authorized to issue 12,000,000 shares of Series A preferred stock, 12,000,000 shares of Series B preferred stock, and 50,000,000 shares of Series C preferred stock.

     As of June 18, 2001, we had outstanding 259,588 shares of common stock, 8,192,170 shares of Series A preferred stock, 8,192,170 shares of Series B preferred stock, and 36,746,905 shares of Series C preferred stock.

Common stock

     The holders of common stock are entitled to one vote for each share held of record at all meetings of the stockholders, and are not entitled to cumulative voting rights with respect to the election of directors. Subject to preferences that are applicable to outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available to be paid.

     In the event of a liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of the outstanding preferred stock. The holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption provisions applicable to the common stock. The outstanding shares of common stock are fully paid and nonassessable.

Series A and Series B preferred stock

     Except with respect to the voting rights and representation on the board of directors as set forth below, our Series A preferred stock and Series B preferred stock are identical in all material respects.

     Rank. Our Series A preferred stock and Series B preferred stock rank equally with each other and senior to our Series C preferred stock and common stock with respect to dividends, liquidation preference, and redemption.

     Dividends. The holders of our Series A preferred stock and Series B preferred stock are entitled to receive cumulative dividends, whether or not declared by our board of directors, at an annual rate of 7% of the liquidation preference amount until no later than June 15, 2002. Such dividends are payable quarterly on March 31, June 30, September 30, and December 31, and commenced on June 30, 1999. Such dividends may be paid, subject to certain limitations, at our option, either in cash or in additional shares of Series A preferred stock or Series B preferred stock, as applicable, until June 15, 2002. After June 15, 2002, dividends will accrue at an annual rate of 7% of the liquidation preference amount and will be payable, when, as, and if declared by the board of directors, in cash only. If any dividend is not paid in full in cash on a quarterly payment date after June 15, 2002, the liquidation preference of the Series A preferred stock and Series B preferred stock will be increased by an amount equal to the product of (a) the amount per share not paid divided by the total amount payable per share and (b) one quarter of the dividend rate multiplied by the effective liquidation preference. We are prohibited from paying dividends on any shares of stock having rights junior to the Series A and Series B preferred stock until all accumulated dividends have been paid on the Series A and Series B preferred stock.

     Liquidation preference. Upon our liquidation, dissolution, or winding up, the holders of Series A preferred stock and Series B preferred stock will be entitled to receive out of the assets available for distribution prior to and in preference of the Series C preferred stock, an amount equal to $3.50 per share, plus all accrued and unpaid dividends, subject to adjustment.

     Conversion. From June 15, 1999 and until June 15, 2003, each share of Series A preferred stock and Series B preferred stock is convertible at the option of the holder into that number of shares of common stock obtained by

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

dividing the applicable liquidation preference, plus any accumulated but unpaid dividends by $3.50, subject to antidilution adjustments. Prior to June 15, 2003, each share of Series A preferred stock and Series B preferred stock will automatically convert into common stock at the applicable conversion ratio upon the earlier of (a) our initial public offering of shares of common stock with an aggregate public offering price of at least $35 million and (b) the listing of shares of our common stock under certain circumstances. After June 15, 2003, each share of Series A preferred stock and Series B preferred stock shall not be convertible into common stock.

     Antidilution. The conversion price of the Series A preferred stock and Series B preferred stock is subject to adjustment under certain circumstances, including upon any subsequent issuance of capital stock. The issuance of the Series C preferred stock resulted in an adjustment in the conversion prices of the Series A preferred stock and Series B preferred stock. See "Principal stockholders".

     Redemption. We are required to redeem all of the Series A preferred stock and Series B preferred stock outstanding on March 31, 2009, at a redemption price equal to 100% of the then existing applicable liquidation preference, plus accrued and unpaid dividends to the date of redemption, subject to the legal availability of funds.

     Voting rights. Each holder of Series A preferred stock is entitled to .65 (subject to adjustment) votes per share held (on an as-converted basis) and each holder of Series B preferred stock is entitled to 1.35 (subject to adjustment) votes per share held (on an as-converted basis).

     Board representation. The holder of Series A preferred stock has the right to designate two persons to our board of directors and the holders of the Series B preferred stock have the right to designate four persons to our board of directors.

     Put right. In connection with our 2001 recapitalization, we amended our certificate of incorporation to grant a put right to the holders of Series A and Series B preferred stock. This right permits holders to sell to us, and require us to purchase, from any source of funds legally available therefor, up to all of their shares of Series A and Series B preferred stock. The right becomes exercisable upon notice from us that we (or the collateral trustee under the Junior Pledge and Security Agreement) have received insurance proceeds under the QuickBird 2 satellite launch and in-orbit operations insurance policy. The right expires 60 days after it becomes exercisable. The purchase price for the shares equals their liquidation preference, plus accrued and unpaid dividends to the date of purchase. If the aggregate purchase price would otherwise exceed the available insurance proceeds, the number of shares of Series A and Series B preferred stock to be purchased is reduced on a pro rata basis.

Series C preferred stock

     Rank. The Series C preferred stock is junior to the Series A preferred stock and Series B preferred stock, but senior to the common stock, with respect to dividends, liquidation preference, and redemption.

     Dividends. The holders of Series C preferred stock are entitled to cumulative dividends, whether or not declared by the board of directors, at an annual rate of 8.5% until no later than June 15, 2002. Such dividends are payable quarterly on March 31, June 30, September 30, and December 31, and commenced on June 30, 1999. Until June 15, 2002, such dividends may be paid, subject to certain limitations, at our option, either in cash or in additional shares of Series C preferred stock. After June 15, 2002, dividends will accrue at an annual rate of 8.5% of the liquidation preference amount and will be payable, when, as, and if declared by the board of directors, in cash only. If any dividend is not paid in full in cash on a quarterly payment date after June 15, 2002, the liquidation preference of the Series C preferred stock will be increased by an amount equal to the product of (a) the amount per share not paid divided by the total amount payable per share and (b) one quarter of the dividend rate multiplied by the effective liquidation preference. We are prohibited from paying dividends on any shares of stock having rights junior to the Series C preferred stock until all accumulated dividends have been paid on the Series C preferred stock.

     Liquidation preference. Upon our liquidation, dissolution, or winding up, the holders of the Series C preferred stock will be entitled to receive out of the assets available for distribution following payment of the Series A and Series B liquidation preference an amount equal to $3.50 per share, plus all accrued and unpaid dividends, subject to adjustment.

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

     Conversion. Until June 15, 2003, each share of Series C preferred stock will be convertible at the option of the holder into that number of shares of common stock obtained by dividing the Series C liquidation preference, plus any accumulated but unpaid dividends by $3.50, subject to antidilution adjustments. Prior to June 15, 2003, each share of Series C preferred stock will automatically convert into common stock at the applicable conversion ratio upon the earlier of (a) our initial public offering of shares of common stock with an aggregate public offering price of at least $35 million and (b) the listing of shares of our common stock under certain circumstances. After June 15, 2003, each share of Series C preferred stock shall not be convertible into common stock.

     Antidilution. The conversion price of the Series C preferred stock is subject to adjustment under certain circumstances.

     Redemption. We are required to redeem all of the Series C preferred stock outstanding on March 31, 2009, at a redemption price equal to 100% of the then liquidation preference, plus accrued and unpaid dividends to the date of redemption, subject to the legal availability of funds.

     Voting rights. Each holder of Series C preferred stock is entitled to one (subject to adjustment) vote per share held on an "as-converted" basis.

     Board representation. The holders of the Series C preferred stock are entitled to designate three members of the board of directors.

     Tag along rights. If one of our stockholders or a group of our stockholders proposes to sell any shares of capital stock in one transaction such that, following such sale, shares of capital stock representing more than 35% of the then outstanding shares (on a fully diluted basis) will have been sold to one holder or a group of related holders, then each holder of Series C preferred stock shall have the right to receive notice of such a transaction and shall also have the right to participate in the transaction and sell a proportionate number of such holders' Series C preferred stock in such transaction.

Stockholders' agreement

     In connection with our recapitalization, we entered into a stockholders' agreement which provides for voting agreements with respect to election of directors, agreements requiring board approval for major transactions, and registration rights for holders of our Series C preferred stock.

     Election of additional directors

     The stockholders' agreement provides for a board of 11 members. The holder of the Series A preferred stock is entitled to designate two directors, the holders of the Series B preferred stock are entitled to designate four directors, our Chief Executive Officer is entitled to designate two directors, and the holders of the Series C preferred stock are entitled to designate the remaining three directors. If the percentage ownership of the holders of Series A and Series B preferred stock changes, the numbers of directors that those holders are entitled to designate may be adjusted.

     Approval requirements

     The stockholders' agreement provides that a majority of the Board, a majority of the directors designated by the holder of the Series A preferred stock, and a majority of the directors designated by the holders of the Series B preferred stock must approve certain corporate actions, including:

     . amendments to our certificate of incorporation, bylaws, and other organizational documents;

     . the amendment, termination, or waiver of any provision under the 1999 recapitalization agreement;

     .   the issuance of equity securities;

     . the grant or exercise of certain shares or equity interests, options, warrants, or conversion, or other rights;

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

     . any new agreements granting any preemptive, antidilution, or registration rights with respect to any class of securities;

     .   the incurrence of any indebtedness over $10 million; and

     . the replacement of independent auditors or making material changes to accounting methodology.

     Registration rights

     The holders of the Series A, Series B, and Series C preferred stock each have three rights to demand a registration of their securities having an aggregate fair market value of at least $5 million beginning on the 90th day following the successful launch and commercially viable operation, for a period of 60 consecutive days, of QuickBird 1, or any successor satellite, and unlimited piggyback registration rights.

Transfer agent and registrar

     The transfer agent and registrar for our common stock and preferred stock is The Bank of New York.

Delaware law and certain charter provisions

     Our certificate of incorporation does not provide for cumulative voting for the election of directors. As a result, the holders of shares representing a majority of the voting power of the shares present or represented at a meeting in which directors are to be elected have the power to elect all the directors to be elected at such meeting, and no person may be elected without the support of holders of shares representing a majority of the voting power of the shares present or represented at such meeting.

     Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. Our bylaws authorize the Chairman of the Board, the Chief Executive Officer, the President, the board of directors, or stockholders holding in the aggregate not less than 10% of the voting power of the company to call a special meeting of stockholders.

     Under Delaware law and our bylaws, stockholders may execute an action by written consent in lieu of a stockholder meeting. Delaware law permits a corporation to eliminate such actions by written consent. Elimination of written consents of stockholders may lengthen the amount of time required to take stockholder actions since certain actions by written consent are not subject to the minimum notice requirement of a stockholders' meeting. The elimination of stockholders' written consents, however, deters hostile takeover attempts. Without the availability of stockholders' actions by written consent, a holder or group of holders controlling a majority in interest of our capital stock would not be able to amend our bylaws or remove directors pursuant to a stockholder's written consent. Any such holder or group of holders would have to call a stockholders' meeting and wait until the notice periods determined by the board of directors pursuant to our bylaws prior to taking any such action.

Provisions of Delaware law

     We do not currently have publicly-traded equity securities. In the future, if we have publicly-traded equity securities, we would become subject to Section 203 of the Delaware General Corporation Law, a provision that, in general, prohibits a publicly-held Delaware corporation from engaging in various "business combination" transactions with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless:

     . prior to that date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder,

     . upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned by:

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

               (1)  persons who are directors and also officers and

               (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

     . on or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Section 203 defines "business combination" to include:

     . any merger or consolidation involving the corporation and the interested stockholder;

     . any sale, transfer, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

     . subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

     . any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

     . the receipt of the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

     In general, Section 203 defines an interested stockholder as an entity or person who, together with affiliates and associates, beneficially owns (or within three years did beneficially own) 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us, if we have publicly-traded equity securities. No assurance can be given that we will have publicly-traded equity securities in the future.


                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences to U.S. holders (as defined below) resulting from the ownership of the notes. This summary is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, Treasury regulations, administrative pronouncements and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not purport to be a complete discussion of all U.S. federal income tax consequences. This summary also does not address the tax consequences of the ownership of the notes under state, local, or non-U.S. tax laws. In addition, this summary does not address the tax consequences applicable to holders subject to special rules, such as:

     .   broker-dealers;

     .   banks;

     .   insurance companies;

     .   tax-exempt entities;

     . investors holding the notes as a part of a straddle, hedge, or conversion transaction; or

     .   investors whose functional currency is not the U.S. dollar.

     This summary applies only to a holder of a note if such holder is a "U.S. Holder". You are a U.S. Holder if you are:

     .   an individual who is a citizen or resident of the United States;

     . a corporation or partnership created or organized in the United States or under the laws of the United States or any state thereof (including the District of Columbia);

     . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

     . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one of more United States persons have the authority to control all substantial decisions of the trust (or, under certain circumstances, a trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source).

     This discussion assumes that the notes are considered debt for U.S. federal income tax purposes. This discussion also assumes that the notes are or will be held as capital assets. Finally, a ruling from the IRS with respect to the tax consequences of the ownership of the notes has not been received. As such, there can be no assurance that the IRS will not take a different position.

     PROSPECTIVE HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS.

Original issue discount

     The notes were issued with original issue discount ("OID"). Except as described under "Applicable high-yield discount obligations" below, you will be required to include OID in income as interest periodically over the term of the note before receipt of cash or other payments attributable to such income. Since the cash payments of stated interest on the notes will not constitute "qualified stated interest," you will not separately include such payments in income upon receipt.

     The amount of OID with respect to each note will be equal to the excess of its "stated redemption price at maturity" over its issue price. Under the OID Regulations, the "stated redemption price at maturity" of each note will include all payments to be made in respect thereof, including any stated interest payments, other than "qualified stated interest." Payments of qualified stated interest are payments of interest which are unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a qualifying rate, including a single fixed rate. Since no actual cash payments will be made in respect of the notes until January 15, 2003, no interest payments on the notes will constitute "qualified stated interest" and, accordingly, the stated redemption price at maturity of each note will equal the sum of all interest and principal payments that are intended to be made with respect to the note.

     A U.S. holder of a debt instrument issued with OID is required to include in gross income for U.S. federal income tax purposes an amount equal to the sum of the "daily portions" of OID for all days during the taxable year on which the holder holds the debt instrument. The daily portions of OID required to be included in a holder's gross income in a taxable year will be determined upon a constant-yield to maturity basis by allocating to each day during the taxable year on which the holder holds the debt instrument a pro-rata portion of the OID on such debt instrument which is attributable to the "accrual period" in which such day is included. Accrual periods with respect to a note may be of any length and may vary in length over the term of the note as long as (i) no accrual period is longer than one year, and (ii) each scheduled payment of interest or principal on the note occurs on either the final or first day of an accrual period. The amount of the OID attributable to each "accrual period" will be the product of the "adjusted issue price" at the beginning of such accrual period and the "yield to maturity" of the debt instrument (stated in a manner appropriately taking into account the length of the accrual period). The "adjusted issue price" of a debt instrument at the beginning of an accrual period is defined generally as the issue price of the debt instrument plus the aggregate amount of OID that accrued in all prior accrual periods, less any cash payments on the debt instrument. The "yield to maturity" is the discount rate that, when used in computing the present value of all payments to be made under the notes, produces an amount equal to the issue price of the notes. Accordingly, you will be required to include OID in respect of a note in gross income for U.S. federal income tax purposes in advance of the receipt of cash in respect of such income. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length. The amount of OID allocable to the final accrual period at maturity of the note is the difference between (x) the amount payable at the maturity of the note, and (y) the note's adjusted issue price as of the beginning of the final accrual period.

     Under the OID Regulations, an issuer of a debt instrument may be deemed to redeem such instrument prior to maturity if the exercise of that redemption right would reduce the instrument's yield to maturity. If we were deemed to redeem the notes, as a result of these rules, the timing and amount of OID accrued would be different.

Acquisition premium

     A U.S. holder who purchases a note for an amount that is greater than the adjusted issue price of such note, but that is less than or equal to the sum of the amounts payable on the note after the purchase date (other than qualified stated interest) will be considered to have purchased such note at an "acquisition premium." To the extent a holder has acquisition premium with respect to a note, the holder will reduce the OID otherwise includable for each accrual period by an amount equal to the product of (i) the amount of such OID otherwise includable for such period, and (ii) a fraction, the numerator of which is the acquisition premium and the denominator of which is the excess of the amounts payable on the note after the purchase date over the adjusted issue price.

Market discount

     Any gain or loss on a disposition of a note would generally be capital gain or loss. However, a subsequent purchaser of a note who did not acquire the note at its original issue, and who acquires such note at a price that is less than the adjusted issue price may be required to treat the note as a "market discount bond". Any recognized gain on a disposition of the note would then be treated as ordinary income to the extent that it does not exceed the "accrued market discount" on the note which has not previously been included in income.

     In general, any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note. However, an election may be made to accrue market discount on the basis of a constant interest rate in lieu of ratable accrual. In addition, there are rules deferring the deduction of all or part of the interest expense on indebtedness incurred or continued to purchase or carry such bond, and permitting a holder to elect to include accrued market discount in income on a current basis.

Applicable high-yield discount obligations

     If the yield on the notes is at least five percentage points above the applicable federal rate and the notes were issued with "significant original issue discount," otherwise deductible interest and original issue discount will not be deductible with respect thereto until such interest is actually paid. In addition, if the yield of the notes is more than six percentage points above the applicable federal rate, (i) a portion of such interest corresponding to the yield in excess of six percentage points above the applicable federal rate will not be deductible by us at any time, and (ii) a corporate holder may be entitled to treat the portion of the interest that is not deductible by us as a dividend for purposes of qualifying for the dividends received deductions provided for by the tax code, subject to applicable limitations.

Sale, redemption, or retirement

     If a note is redeemed, sold, or otherwise disposed of, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition of such note (to the extent such amount does not represent accrued but unpaid interest) and such holder's tax basis in the note. A U.S. holder's tax basis in a note equals the initial purchase price of a note by such holder, increased by the amount of any OID previously included in income by such holder, and reduced by any payments of amounts on the notes not constituting "qualified stated interest." Such gain or loss generally will be capital gain or loss, provided that such holder has held the note as a capital asset. A capital gain or loss will be a long-term capital gain or loss if the holder's holding period is more than 12 months. For individual holders, long-term capital gains are subject to a maximum federal income tax rate of 20 percent. The deduction of capital losses may be subject to limitation. In addition, a holder will recognize interest income to the extent of any accrued but unpaid interest on the notes not previously recognized by the holder at the time of the redemption or sale.

Backup withholding

     A holder may be subject, under certain circumstances, to backup withholding at a 31% rate with respect to "reportable payments" on the notes. This withholding generally applies only if the holder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed to report proper payments of interest and dividends and the IRS has notified us the holder is subject to backup withholding, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding. Any amount withheld from payment to a holder under the backup withholding rules is allowable as a credit against such holder's federal income tax liability, provided that the required information is furnished to the IRS. Certain holders (including, among others, corporations) are not subject to backup withholding. Holders should consult their tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

Information reporting

     We are required to furnish certain information to the IRS and will furnish annually to record holders of the notes information with respect to interest paid (and OID accrued) on the notes during the calendar year. The OID information will be based upon the adjusted issue price of the notes as if the U.S. Holder were the original holder of the notes. No assurance can be given that the IRS will not challenge the accuracy of the reported information. Holders who purchase the notes for an amount other than the adjusted issue price and/or on a date other than the last day of an accrual period will be required to determine for themselves the amount of OID, if any, they are required to include in gross income for U.S. federal income tax purposes.

                             PLAN OF DISTRIBUTION

Morgan Stanley Dean Witter

     This prospectus is to be used by Morgan Stanley Dean Witter in connection with offers and sales of the notes in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. Morgan Stanley Dean Witter may act as principal or agent in such transactions. Morgan Stanley Dean Witter has no obligation to make a market in the notes, and may discontinue its market-making activities at any time without notice, at its sole discretion.

     There is currently no established public market for the notes. We do not currently intend to apply for listing of the notes on any securities exchange. Therefore, any trading that does develop will occur on the over-the-counter market. We have been advised by Morgan Stanley Dean Witter that it intends to make a market in the notes but it has no obligation to do so and any market-making activity, if it occurs, may be discontinued at any time. No assurance can be given that an active public market for the notes will develop.

     Morgan Stanley Dean Witter acted as placement agent in connection with the original private placement of the notes and received a placement fee in connection therewith. As of June 18, 2001, Morgan Stanley Dean Witter and its affiliated entities collectively beneficially own $25.2 million in principal amount at maturity of the notes, as well as approximately 60% of our Series B preferred stock, 11.2% of our Series C preferred stock, and one share of our common stock, which ownership represents approximately 27.2% of our outstanding common stock on an as-converted basis.

     Although there are no agreements to do so, Morgan Stanley Dean Witter, as well as others, may act as broker or dealer in connection with the sale of the notes contemplated by this prospectus and may receive fees or commissions in connection therewith.

     We have agreed to indemnify Morgan Stanley Dean Witter, and its affiliates, against certain liabilities under the Securities Act or to contribute to payments that Morgan Stanley Dean Witter or its affiliates may be required to make in respect of such liabilities.

Other selling holders

     We are registering the notes held by the selling holders other than Morgan Stanley to permit public secondary trading of such notes by the holders from time to time after the date of this prospectus. We will bear all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the notes covered by this prospectus. We will not receive any of the proceeds from the offering of the notes by the selling holders. The notes may be sold from time to time:

     .   directly by any selling holder to one or more purchasers;

     .   to or through underwriters, brokers, or dealers;

     .   through agents on a best-efforts basis or otherwise; or

     .   through a combination of such methods of sale.

     If notes are sold through underwriters, brokers, or dealers, the selling holder will be responsible for underwriting discounts or commissions or agents' commissions. The notes may be sold:

     . in one or more transactions at a fixed price or prices, which may be changed;

     . at prevailing market prices at the time of sale or at prices related to such prevailing prices;

     .   at varying prices determined at the time of sale; or

     .   at negotiated prices.

     Such sales may be effected in transactions (which may involve crosses or block transactions):

     . on any national securities exchange or quotation service on which the notes may be listed or quoted at the time of sale;

     .   in the over-the-counter market;

     . in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

     .   through the writing of options.

     In connection with sales of the notes or otherwise, any selling holder may:

     . enter into hedging transactions with brokers, dealers, or others, which may in turn engage in short sales of the notes in the course of hedging the positions they assume;

     .   sell short and deliver notes to close out such short positions; or

     . loan or pledge notes to brokers, dealers, or others who in turn may sell such securities.

     A selling holder may pledge or grant a security interest in some or all of the notes owned by it, and if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the notes from time to time pursuant to this prospectus. The selling holders may also transfer and donate shares in other circumstances, in which case the transferees, donees, pledgees, or other successors in interest will be the selling holders for purposes of this prospectus.

     The selling holders and any brokers, dealers, agents, or underwriters that participate with the selling holders in the distribution of the notes may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by such brokers, dealers, agents, or underwriters and any profits realized by the selling holders on the resales of the notes may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any notes covered by this prospectus which qualify for sale pursuant to Rule 144, Rule 144A, or any other available exemption from registration under the Securities Act may be sold under Rule 144, Rule 144A, or such other available exemption rather than pursuant to this prospectus. There is no assurance that any selling holder will sell any or all of the notes described herein, and any selling holder may transfer, devise or gift such securities by other means not described herein.

                                 LEGAL MATTERS

     The validity of the notes offered hereby have been passed upon by Baker & McKenzie.

                                    EXPERTS

     The consolidated financial statements of EarthWatch Incorporated and subsidiaries as of December 31, 1999 and 2000 and for each of the three years in the period ended December 31, 2000 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the company's ability to continue as a going concern as described in
Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-1, relating to the notes offered by this prospectus, with the Securities and Exchange Commission, or SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the notes offered by this prospectus, reference is made to the registration statement, exhibits, and schedules. A copy of the registration statement may be inspected by anyone without charge at the Public Reference Room maintained by the SEC at 450 Fifth Street, NW, Judiciary Plaza, Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the SEC upon payment of certain fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a World Wide Web site that contains reports, proxy and information statements, and other information filed electronically with the SEC. The address of the site is http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS


                                                                       Page
                                                                       ----

         Report of Independent Accountants                              F-2
         Consolidated Balance Sheet                                     F-3
         Consolidated Statement of Operations                           F-4
         Consolidated Statement of Cash Flows                           F-5
         Consolidated Statement of Stockholders' Equity (Deficit)       F-6
         Notes to Consolidated Financial Statements                     F-7

EarthWatch Incorporated
(A Development Stage Company)

Report of Independent Accountants
--------------------------------------------------------------------------------



To the Board of Directors and Stockholders of EarthWatch Incorporated:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of EarthWatch Incorporated (a development stage company) and its subsidiaries at December 31, 1999 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered a recent satellite launch failure and, in accordance with the terms of its outstanding debt instruments, has initiated a tender offer for such instruments with the proceeds from the related launch insurance policies. These events raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
March 29, 2001

EarthWatch Incorporated
(A Development Stage Company)

Consolidated Balance Sheet
--------------------------------------------------------------------------------

                                                                                         December 31,               March 31,
                                                                              --------------------------------
                                                                                  1999              2000               2001
                                                                              ---------------  ---------------   ---------------
                                                                                                                    (unaudited)
                                                          ASSETS

Current Assets:
     Cash and cash equivalents                                                 $ 82,193,314      $ 5,725,779      $ 27,780,718
     Accounts receivable, net of allowance for
        doubtful accounts of $90,646, zero and
        $81,148, respectively                                                        768,029          251,408         1,512,061
     Insurance proceeds receivable - restricted                                            -      265,000,000                 -
     Investment securities                                                         3,026,480                -                 -
     Investment securities - restricted                                           28,374,848        6,295,382       236,760,935
     Other current assets                                                            968,769          398,101           568,722
                                                                              ---------------  ---------------   ---------------
               Total current assets                                              115,331,440      277,670,670       266,622,436
                                                                              ---------------  ---------------   ---------------
Property, plant, and equipment:
     Construction in progress                                                    143,716,962       89,716,474        94,881,022
     Computer equipment and software                                              12,275,986       15,365,444        15,370,977
     Machinery and equipment                                                       5,665,918        5,770,640         5,770,640
     Furniture and fixtures                                                        1,113,073        1,281,911         1,281,474
                                                                              ---------------  ---------------   ---------------
               Total property, plant, and equipment                              162,771,939      112,134,469       117,304,113
     Accumulated depreciation and amortization                                   (12,031,861)     (15,419,714)      (16,162,614)
                                                                              ---------------  ---------------   ---------------
               Net property, plant, and equipment                                150,740,078       96,714,755       101,141,499
                                                                              ---------------  ---------------   ---------------

Debt issuance costs, net                                                           5,069,065        4,682,127         4,504,223
Other assets                                                                         328,537          310,664           281,591
                                                                              ---------------  ---------------   ---------------
               TOTAL ASSETS                                                    $ 271,469,120    $ 379,378,216     $ 372,549,749
                                                                              ===============  ===============   ===============

LIABILITIES, MANDATORY REDEEMABLE PREFERRED
     STOCK, AND STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities
Current Liabilities:
     Accounts payable                                                           $ 12,307,440     $ 11,289,385       $ 3,721,184
     Accounts payable to related parties                                             645,464          982,232           690,149
     Accrued expenses                                                              1,503,408        3,988,060         4,070,551
     Current portion of long-term debt                                                92,743      195,484,650       203,591,898
                                                                              ---------------  ---------------   ---------------
               Total current liabilities                                          14,549,055      211,744,327       212,073,782
Long-term debt, net                                                              167,055,390                -                 -
                                                                              ---------------  ---------------   ---------------
               Total liabilities                                                 181,604,445      211,744,327       212,073,782
                                                                              ---------------  ---------------   ---------------

Mandatorily redeemable preferred stock due 2009
     7%   Cumulative convertible - Series A;
               $.001 par value; 10,000,000 shares
               authorized; 7,505,765, 8,051,273,
               and 8,192,170 shares issued and
               outstanding as of December 31, 1999
               and 2000, and March 31, 2001,
               respectively; aggregate liquidation
               preference of $28,672,595 as of
               March 31, 2001                                                     25,478,661       27,473,699        27,987,928
     7%   Cumulative convertible - Series B; $.001
               par value; 10,000,000 shares
               authorized; 7,505,765,  8,051,273,
               and 8,192,170 shares issued and
               outstanding as of December 31, 1999
               and 2000, and March 31, 2001,
               respectively; aggregate liquidation
               preference of $28,672,595 as of
               March 31, 2001                                                     25,478,661       27,473,699        27,987,928
     8.5% Cumulative convertible - Series C; $.001
               par value; 25,000,000 shares
               authorized; 22,987,305, 25,000,000
               and 25,000,000 shares issued and
               outstanding as of December 31, 1999
               and 2000, and March 31, 2001,
               respectively; aggregate liquidation
               preference of $89,440,001 as of
               March 31, 2001                                                     79,021,011       86,298,993        88,199,432
                                                                              ---------------  ---------------   ---------------
                    Total mandatorily redeemable
                       preferred stock                                           129,978,333      141,246,391       144,175,288
                                                                              ---------------  ---------------   ---------------

Stockholders' equity (deficit)
     Common stock; $.001 par value; 100,000,000
               shares authorized, 1, 195,420, and
               215,438 shares issued and outstanding
               at December 31, 1999 and 2000, and
               March 31, 2001, respectively                                                -              195               215
     Additional paid-in capital                                                   71,587,153       61,824,829        58,902,055
     Deferred stock compensation                                                           -         (534,600)         (493,375)
     Accumulated other comprehensive loss                                           (115,953)               -                 -
     Deficit accumulated during the development stage                           (111,584,858)     (34,902,926)      (42,108,216)
                                                                              ---------------  ---------------   ---------------
               Total stockholders' equity (deficit)                              (40,113,658)      26,387,498        16,300,679
                                                                              ---------------  ---------------   ---------------
               TOTAL LIABILITIES, MANDATORILY
                    REDEEMABLE PREFERRED STOCK, AND
                    STOCKHOLDERS' EQUITY (DEFICIT)                             $ 271,469,120    $ 379,378,216     $ 372,549,749
                                                                              ===============  ===============   ===============

 The accompanying notes are an integral part of these consolidated financial statements.

EarthWatch Incorporated
(A Development Stage Company)

Consolidated Statement of Operations
--------------------------------------------------------------------------------


                                                                                                                      Period from
                                                                                                                    January 1, 1995
                                                                                                                     (Inception) to
                                                    Year Ended December 31,             Three Months Ended March 31,   March 31,
                                           ------------------------------------------   ----------------------------
                                                1998          1999            2000          2000          2001            2001
                                           -------------  -------------   ------------  ------------  --------------  -------------
                                                                                         (unaudited)   (unaudited)     (unaudited)
Revenue                                    $   1,808,573  $   5,913,310   $  3,336,052  $  2,019,248  $   3,817,744   $  20,205,235

Cost of goods sold                             1,904,867      5,120,575      2,098,513     1,343,535      2,970,050      16,110,289
                                           -------------  -------------   ------------  ------------  -------------   -------------
          Gross profit (loss)                    (96,294)       792,735      1,237,539       675,713        847,694       4,094,946
                                           -------------  -------------   ------------  ------------  -------------   -------------

Expenses:
     Selling, general, and administrative      4,975,232     12,762,636     15,332,973     3,015,742      2,794,366      52,874,881
     Research and development                  9,112,745      6,956,244     13,442,214     2,379,624      2,158,457      74,094,239
     Loss (gain) from impairment of fixed
           assets, net of insurance
           recoveries                            599,015              -   (107,607,601)            -              -     (81,489,890)
     Gain from arbitration settlement         (1,514,776)             -              -             -              -      (1,514,776)
                                           -------------  -------------   ------------  ------------  -------------   -------------
          Total expenses                      13,172,216     19,718,880    (78,832,414)    5,395,366      4,952,823      43,964,454
                                           -------------  -------------   ------------  ------------  -------------   -------------

Gain (loss) from operations                  (13,268,510)   (18,926,145)    80,069,953    (4,719,653)    (4,105,129)    (39,869,508)
Interest expense                              (1,339,599)    (5,481,820)    (4,492,399)   (1,984,390)    (4,726,377)    (16,215,287)
Interest income                                1,688,554      4,089,199      4,104,378     1,332,397      1,626,216      16,976,579
                                           -------------  -------------   ------------  ------------  -------------   -------------
          Income (loss) before provision
            for income taxes                 (12,919,555)   (20,318,766)    79,681,932    (5,371,646)    (7,205,290)    (39,108,216)

Provision for income taxes                             -              -     (3,000,000)            -              -      (3,000,000)
                                           -------------  -------------   ------------  ------------  -------------   -------------
          Net income (loss)                  (12,919,555)   (20,318,766)    76,681,932    (5,371,646)    (7,205,290)    (42,108,216)

Mandatorily redeemable preferred stock
     dividends and accretion                           -     (6,690,537)   (11,268,058)   (2,809,259)    (2,927,755)    (20,886,350)
                                           -------------  -------------   ------------  ------------  -------------   -------------
          Net income (loss) attributable
           to common stockholders          $ (12,919,555) $ (27,009,303)  $ 65,413,874  $ (8,180,905) $ (10,133,045)  $ (62,994,566)
                                           =============  =============   ============  ============  =============   =============

  The accompanying notes are an integral part of these consolidated financial statements.

EarthWatch Incorporated
(A Development Stage Company)

 Consolidated Statement of Cash Flows
--------------------------------------------------------------------------------

CAPTION>
                                                                                          Year Ended December 31,
                                                                             ------------------------------------------------
                                                                                 1998              1999             2000
                                                                             -------------     -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                            $ (12,919,555)    $ (20,318,766)   $  76,681,932
Adjustments to reconcile net loss to net cash provided (used)
   by operating activities:
   Depreciation expense                                                          4,383,188         3,885,611        3,775,680
   Non-cash interest expense                                                       789,298         4,752,339        4,428,974
   Non-cash (gain) loss from disposals and impairments of property
        plant, and equipment, net of insurance recoveries                          667,358             3,346     (107,607,601)
   Non-cash stock compensation                                                           -                 -          921,400
   Changes in assets and liabilities:
        Accounts receivable, net                                                  (670,097)          (47,995)         516,621
        Other assets                                                             1,243,312          (458,088)         588,541
        Accounts payable                                                        (2,153,712)        8,001,287       (1,018,055)
        Accounts payable - related parties                                      (2,484,767)         (763,291)         336,768
        Accrued expenses                                                           280,716        (1,474,643)       2,484,652
                                                                             -------------     -------------    -------------

            Net cash provided (used) by operating activities                   (10,864,259)       (6,420,200)     (18,891,088)
                                                                             -------------     -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investment securities                                                (882,000)      (27,686,994)               -
Proceeds from maturities of investment securities                                5,431,000         5,853,910       25,105,946
Proceeds from sales of property, plant, and equipment                            3,959,280             1,213                -
Insurance proceeds from loss of satellites                                      29,000,000                 -                -
Construction in progress additions                                             (25,912,268)      (72,681,412)     (78,888,733)
Other property, plant, and equipment additions                                    (124,893)       (2,557,024)      (3,750,845)
                                                                             -------------     ---------------  -------------

            Net cash provided (used) by investing activities                    11,471,119       (97,070,307)     (57,533,632)
                                                                             -------------     -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term notes, net                                           -        97,450,086                -
Proceeds from issuance of preferred and common stock, net                           50,872        83,512,114           49,929
Cash acquired in merger                                                                  -                 -                -
Principal payments on debt                                                      (2,023,118)         (322,984)         (92,744)
                                                                             --------------    -------------    -------------

            Net cash provided (used) by financing activities                    (1,972,246)      180,639,216          (42,815)
                                                                             -------------     -------------    -------------
            Net increase (decrease) in cash and cash equivalents                (1,365,386)       77,148,709      (76,467,535)
Cash and cash equivalents, beginning of period                                   6,409,991         5,044,605       82,193,314
                                                                             -------------     -------------    -------------
Cash and cash equivalents, end of period                                     $   5,044,605     $  82,193,314    $   5,725,779
                                                                             =============     =============    =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
       Interest paid                                                         $   6,344,475     $   3,150,575    $       3,153

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
       Assets acquired pursuant to capital-lease and financing obligations   $           -     $           -    $           -
       Net book value of assets acquired in merger                                       -                 -                -
       Liabilities assumed in merger                                                     -                 -                -
       Stockholder advances converted to equity                                          -                 -                -
       Property in-kind contributed by stockholder                                       -                 -                -
       Non-cash interest capitalized in construction in progress                 6,056,000        11,340,000       24,328,936
       Issuance of mandatorily redeemable preferred stock                                -        39,765,364       10,940,902

                                                                                                                  Period from
                                                                                                                January 1, 1995
                                                                                                                 (Inception) to
                                                                              Three Months Ended March 31,          March 31,
                                                                            --------------------------------      -------------
                                                                                 2000              2001               2001
                                                                             ------------      -------------      -------------
CASH FLOWS FROM OPERATING ACTIVITIES                                          (unaudited)       (unaudited)        (unaudited)
Net income (loss)                                                            $ (5,371,646)     $  (7,205,290)     $ (42,108,216)
Adjustments to reconcile net loss to net cash provided (used)
   by operating activities:
   Depreciation expense                                                           894,225            742,900         17,744,645
   Non-cash interest expense                                                    1,980,668          4,725,976         14,823,356
   Non-cash (gain) loss from disposals and impairments of property
        plant, and equipment, net of insurance recoveries                               -                  -        (79,886,959)
   Non-cash stock compensation                                                          -             41,225            962,625
   Changes in assets and liabilities:
        Accounts receivable, net                                                  684,691         (1,260,653)          (512,936)
        Other assets                                                              562,068           (141,548)          (627,939)
        Accounts payable                                                       (4,379,717)        (7,568,201)         3,208,575
        Accounts payable - related parties                                       (489,884)          (292,083)           690,149
        Accrued expenses                                                           49,872             83,633          1,944,903
                                                                             ------------      -------------      -------------
            Net cash provided (used) by operating activities                   (6,069,723)       (10,874,041)       (83,761,797)
                                                                             ------------      -------------      -------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investment securities                                                      -       (236,760,935)      (281,909,267)
Proceeds from maturities of investment securities                               2,814,866          6,295,382         44,990,238
Proceeds from sales of property, plant, and equipment                                   -                  -          4,216,978
Insurance proceeds from loss of satellites                                              -        265,000,000        294,000,000
Construction in progress additions                                            (14,207,685)        (1,586,106)      (267,440,060)
Other property, plant, and equipment additions                                 (1,592,802)            (5,096)       (15,566,564)
                                                                             ------------      -------------      -------------
            Net cash provided (used) by investing activities                  (12,985,621)        32,943,245       (221,708,675)
                                                                             ------------      -------------      -------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term notes, net                                          -                  -        145,718,374
Proceeds from issuance of preferred and common stock, net                          11,260              5,001        191,177,335
Cash acquired in merger                                                                 -                  -            916,457
Principal payments on debt                                                        (30,164)           (19,266)        (4,560,976)
                                                                             -------------     -------------       -------------

            Net cash provided (used) by financing activities                      (18,904)           (14,265)       333,251,190
                                                                             ------------      -------------      -------------

            Net increase (decrease) in cash and cash equivalents              (19,074,248)        22,054,939         27,780,718
Cash and cash equivalents, beginning of period                                 82,193,314          5,725,779                  -
                                                                             ------------      -------------      -------------
Cash and cash equivalents, end of period                                     $ 63,119,066      $  27,780,718      $  27,780,718
                                                                             ============      =============      =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
       Interest paid                                                         $      3,481      $         401      $  12,672,062

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
       Assets acquired pursuant to capital-lease and financing obligations   $          -      $           -      $   4,599,935
       Net book value of assets acquired in merger                                      -                  -          4,290,496
       Liabilities assumed in merger                                                    -                  -          3,738,588
       Stockholder advances converted to equity                                         -                  -          1,030,000
       Property in-kind contributed by stockholder                                      -                  -          7,521,028
       Non-cash interest capitalized in construction in progress                5,295,655          3,578,442         51,118,378
       Issuance of mandatorily redeemable preferred stock                       2,727,967                  -         50,706,266

The accompanying notes are an integral part of these consolidated financial statements.

EarthWatch Incorporated
(A Development Stage Company)

Consolidated Statement of Stockholders' Equity (Deficit)
--------------------------------------------------------------------------------

                                                         Convertible                 Convertible             Convertible Senior
                                                           Series A                    Series B                   Series C
                                                        Preferred Stock             Preferred Stock            Preferred Stock
                                                   -------------------------    ------------------------    -----------------------
                                                      Shares       Amount         Shares       Amount         Shares      Amount
                                                   -----------  ------------    ---------- -------------    ---------- ------------
Balance at January 1, 1995 (inception)                       -  $          -             - $           -             - $          -
Issuance of stock in exchange for future
      cash contributions and contributions
      of property in-kind                            8,000,000    14,400,000             -             -             -            -
Contribution of net assets in merger                 5,362,285       551,908             -             -             -            -
Issuance of common stock for services
      and for stock options exercised                        -             -             -             -             -            -
Issuance of preferred stock                          5,475,001    21,712,635       189,040     1,890,400             -            -
Property in-kind, conversion of debt, and
      cash contributions from stockholder                    -             -             -             -             -            -
Net and comprehensive income (loss)                          -             -             -             -             -
                                                   -----------  ------------    ---------- -------------    ---------- ------------
Balance at December 31, 1995                        18,837,286    36,664,543       189,040     1,890,400             -            -
Restatement of capital stock and additional
      paid-in capital for reincorporation as
      of January 1, 1996                                     -   (36,645,706)            -    (1,890,211)            -            -
Issuance of stock in exchange for property
      in-kind and other, net                           513,124           513        22,260            22             -            -
Issuance of preferred stock                                  -             -       100,000           100     7,000,000        7,000
Property in-kind contributed by stockholder                  -             -             -             -             -            -
Net and comprehensive income (loss)                          -             -             -             -             -            -
                                                   -----------  ------------    ---------- -------------    ---------- ------------
Balance at December 31, 1996                        19,350,410        19,350       311,300           311     7,000,000        7,000
Issuance of common stock                                     -             -             -             -             -            -
Issuance of common stock for services
      and for stock options exercised                        -             -             -             -             -            -
Issuance of preferred stock                                  -             -             -             -             -            -
Other                                                        -             -             -             -             -            -
Net and comprehensive income (loss)                          -             -             -             -             -            -
                                                   -----------  ------------    ---------- -------------    ---------- ------------
Balance at December 31, 1997                        19,350,410        19,350       311,300           311     7,000,000        7,000
Issuance of preferred and common stock for
      stock options exercised                           17,916            18             -             -             -            -
Net and comprehensive income (loss)                          -             -             -             -             -            -
                                                   -----------  ------------    ---------- -------------    ---------- ------------
Balance at December 31, 1998                        19,368,326        19,368       311,300           311     7,000,000        7,000
Issuance of preferred and common stock for
      stock options exercised                                -             -             -             -             -            -
Issuance of common stock for warrants
      exercised                                              -             -             -             -             -            -
Surrender and cancellation of shares from
      Ball Technologies Holdings Corp.              (2,761,983)       (2,762)            -             -             -            -
Reclassification of preferred and common
      stock into Series C 8.5% Cumulative
      Convertible Redeemable Preferred Stock
      Due 2009 in connection with the
      recapitalization                             (16,606,343)      (16,606)     (311,300)         (311)   (7,000,000)      (7,000)
Issuance of preferred and common stock
      in connection with the recapitalization                -             -             -             -             -            -
Mandatorily redeemable preferred stock
      dividends and accretion                                -             -             -             -             -            -
Net and comprehensive income (loss)                          -             -             -             -             -            -
                                                   -----------  ------------    ---------- -------------    ----------  -----------
Balance at December 31, 1999                                 -             -             -             -             -            -
Issuance of preferred and common stock
      for stock options exercised                            -             -             -             -             -            -
Deferred stock compensation                                  -             -             -             -             -            -
Amortization of deferred stock compensation                  -             -             -             -             -            -
Mandatorily redeemable preferred stock
      dividends and accretion                                -             -             -             -             -            -
Net and comprehensive income (loss)                          -             -             -             -             -            -
                                                   -----------  ------------    ---------- -------------    ----------  -----------
 Balance at December 31, 2000                                -             -             -             -             -            -
Issuance of preferred and common stock
      for stock options exercised
      (unaudited)                                            -             -             -             -             -            -
Amortization of deferred stock
      compensation (unaudited)                               -             -             -             -             -            -
Mandatorily redeemable preferred stock
      dividends and accretion (unaudited)                    -             -             -             -             -            -
Net and comprehensive income (loss)
      (unaudited)                                            -             -             -             -             -            -
                                                   -----------  ------------    ---------- -------------    ----------  -----------
 Balance at March 31, 2001 (unaudited)                       -  $          -             - $           -             -  $         -
                                                   ===========  ============    ========== =============    ==========  ===========

                                                    Convertible
                                                     Series D
                                                  Preferred Stock            Common Stock          Additional
                                              ------------------------  ------------------------     Paid-in
                                               Shares         Amount      Shares       Amount        Capital            Other
                                              ----------  ------------  ----------  ------------ -------------    ----------------

Balance at January 1, 1995 (inception)                 -  $          -           -  $          - $           -    $              -
Issuance of stock in exchange for future
      cash contributions and contributions
      of property in-kind                              -             -           1             -             -         (14,400,000)
Contribution of net assets in merger                   -             -           -             -             -                   -
Issuance of common stock for services
      and for stock options exercised                  -             -      79,500        63,600             -                   -
Issuance of preferred stock                            -             -           -             -             -                   -
Property in-kind, conversion of debt, and
      cash contributions from stockholder              -             -           -             -             -          13,381,523
Net and comprehensive income (loss)                    -             -           -             -             -                   -
                                              ----------  ------------  ----------  ------------ -------------    ----------------
Balance at December 31, 1995                           -             -      79,501        63,600             -          (1,018,477)
Restatement of capital stock and additional
      paid-in capital for reincorporation as
      of January 1, 1996                               -             -           -       (63,521)   38,599,438                   -
Issuance of stock in exchange for property
      in-kind and other, net                           -             -           -             -     2,288,561                   -
Issuance of preferred stock                      400,000           400           -             -    69,833,305                   -
Property in-kind contributed by stockholder            -             -           -             -       (25,944)          1,018,477
Net and comprehensive income (loss)                    -             -           -             -             -                   -
                                              ----------  ------------  ----------  ------------ -------------    ----------------
Balance at December 31, 1996                     400,000           400      79,501            79   110,695,360                   -
Issuance of common stock                               -             -           -             -     1,229,240                   -
Issuance of common stock for services
      and for stock options exercised                  -             -      69,416            70        55,463                   -
Issuance of preferred stock                      600,000           600           -             -     5,999,400                   -
Other                                                  -             -           -             -        (4,773)                  -
Net and comprehensive income (loss)                    -             -           -             -             -                   -
                                              ----------  ------------  ----------  ------------ -------------    ----------------
Balance at December 31, 1997                   1,000,000         1,000     148,917           149   117,974,690                   -
Issuance of preferred and common stock for
      stock options exercised                          -             -      54,631            55        50,799                   -
Net and comprehensive income (loss)                    -             -           -             -             -                   -
                                              ----------  ------------  ----------  ------------ -------------    ----------------
Balance at December 31, 1998                   1,000,000         1,000     203,548           204   118,025,489                   -
Issuance of preferred and common stock for
      stock options exercised                          -             -       1,000             1           799                   -
Issuance of common stock for warrants
      exercised                                        -             -   1,556,000         1,556        14,004                   -
Surrender and cancellation of shares from
      Ball Technologies Holdings Corp.                 -             -           -             -         2,762                   -
Reclassification of preferred and common
      stock into Series C 8.5% Cumulative
      Convertible Redeemable Preferred Stock
      Due 2009 in connection with the
      recapitalization                        (1,000,000)       (1,000) (1,760,548)       (1,761)  (39,765,364)                  -
Issuance of preferred and common stock
      in connection with the recapitalization          -             -           1             -             -                   -
Mandatorily redeemable preferred stock
      dividends and accretion                          -             -           -             -    (6,690,537)                  -
Net and comprehensive income (loss)                    -             -           -             -                                 -
                                              ----------  ------------  ----------  ------------ -------------    ----------------
Balance at December 31, 1999                           -             -           1             -    71,587,153                   -
Issuance of preferred and common stock
      for stock options exercised                      -             -     195,419           195        49,734                   -
Deferred stock compensation                            -             -           -             -     1,456,000          (1,456,000)
Amortization of deferred stock compensation            -             -           -             -             -             921,400
Mandatorily redeemable preferred stock
      dividends and accretion                          -             -           -             -   (11,268,058)                  -
Net and comprehensive income (loss)                    -             -           -             -             -                   -
                                              ----------  ------------  ----------  ------------ -------------    ----------------
 Balance at December 31, 2000                          -             -     195,420           195    61,824,829            (534,600)
Issuance of preferred and common stock
      for stock options exercised
      (unaudited)                                      -             -      20,018            20         4,981                   -
Amortization of deferred stock
      compensation (unaudited)                         -             -           -             -             -              41,225
Mandatorily redeemable preferred stock
      dividends and accretion (unaudited)              -             -           -             -    (2,927,755)                  -
Net and comprehensive income (loss)
      (unaudited)                                      -             -           -             -             -                   -
                                              ----------  ------------  ----------  ------------ -------------    ----------------
 Balance at March 31, 2001 (unaudited)                 -  $          -     215,438  $        215 $  58,902,055    $       (493,375)
                                              ==========  ============  ==========  ============ =============    ================

                                                 Accumulated    Deficit Accumulated
                                                    Other            During the            Total
                                                Comprehensive        Development        Stockholders'
                                                Income (Loss)           Stage          Equity (Deficit)
                                               ---------------   -------------------  ------------------

Balance at January 1, 1995 (inception)         $             -   $                 -  $                -
Issuance of stock in exchange for future
      cash contributions and contributions
      of property in-kind                                    -                     -                   -
Contribution of net assets in merger                         -                     -             551,908
Issuance of common stock for services
      and for stock options exercised                        -                     -              63,600
Issuance of preferred stock                                  -                     -          23,603,035
Property in-kind, conversion of debt, and
      cash contributions from stockholder                    -                     -          13,381,523
Net and comprehensive income (loss)                          -            (3,909.208)         (3,909,208)
                                               ---------------   -------------------  ------------------
Balance at December 31, 1995                                 -            (3,909,208)         33,690,858
Restatement of capital stock and additional
      paid-in capital for reincorporation as
      of January 1, 1996                                     -                     -                   -
Issuance of stock in exchange for property
      in-kind and other, net                                 -                     -           2,289,096
Issuance of preferred stock                                  -                     -          69,840,805
Property in-kind contributed by stockholder                  -                     -             992,533
Net and comprehensive income (loss)                          -           (23,706,344)        (23,706,344)
                                               ---------------   -------------------  ------------------
Balance at December 31, 1996                                 -           (27,615,552)         83,106,948
Issuance of common stock                                     -                     -           1,229,240
Issuance of common stock for services
      and for stock options exercised                        -                     -              55,533
Issuance of preferred stock                                  -                     -           6,000,000
Other                                                        -                     -              (4,773)
Net and comprehensive income (loss)                     80,400           (50,730,985)        (50,650,585)
                                               ---------------   -------------------  ------------------
Balance at December 31, 1997                            80,400           (78,346,537)         39,736,363
Issuance of preferred and common stock for
      stock options exercised                                -                     -              50,872
Net and comprehensive income (loss)                    (36,971)          (12,919,555)        (12,956,526)
                                               ---------------   -------------------  ------------------
Balance at December 31, 1998                            43,429           (91,266,092)         26,830,709
Issuance of preferred and common stock for
      stock options exercised                                -                     -                 800
Issuance of common stock for warrants
      exercised                                              -                     -              15,560
Surrender and cancellation of shares from
      Ball Technologies Holdings Corp.                       -                     -                   -
Reclassification of preferred and common
      stock into Series C 8.5% Cumulative
      Convertible Redeemable Preferred Stock
      Due 2009 in connection with the
      recapitalization                                       -                     -         (39,792,042)
Issuance of preferred and common stock
      in connection with the recapitalization                -                     -                   -
Mandatorily redeemable preferred stock
      dividends and accretion                                -                     -          (6,690,537)
Net and comprehensive income (loss)                   (159,382)          (20,318,766)        (20,478,148)
                                               ---------------   -------------------  ------------------
Balance at December 31, 1999                          (115,953)         (111,584,858)        (40,113,658)
Issuance of preferred and common stock
      for stock options exercised                            -                     -              49,929
Deferred stock compensation                                  -                     -                   -
Amortization of deferred stock compensation                  -                     -             921,400
Mandatorily redeemable preferred stock
      dividends and accretion                                -                     -         (11,268,058)
Net and comprehensive income (loss)                    115,953            76,681,932          76,797,885
                                               ---------------   -------------------  ------------------
 Balance at December 31, 2000                                -           (34,902,926)         26,387,498
Issuance of preferred and common stock
      for stock options exercised
      (unaudited)                                            -                     -               5,001
Amortization of deferred stock
      compensation (unaudited)                               -                     -              41,225
Mandatorily redeemable preferred stock
      dividends and accretion (unaudited)                    -                     -          (2,927,755)
Net and comprehensive income (loss)
      (unaudited)                                                         (7,205,290)         (7,205,290)
                                               ---------------   -------------------  ------------------
 Balance at March 31, 2001 (unaudited)         $             -   $       (42,108,216) $       16,300,679
                                               ===============   ===================  ==================

  The accompanying notes are an integral part of these consolidated financial statements

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

1.   General Information and Financial Condition

         EarthWatch Incorporated and its subsidiaries ("EarthWatch" or the "Company"), a development stage company, was incorporated on September 30, 1994 under the laws of the State of Colorado and, on August 21, 1995, was reincorporated in the State of Delaware. The Company commenced operations on March 31, 1995 with the contribution of the net assets of WorldView Imaging Corporation ("WorldView") and certain assets of Ball Corporation ("Ball") (the "Merger") (See "Note 3--Merger Agreement"). The Company is a supplier of digital geographic imagery and is building high-resolution commercial imaging satellites to generate high-quality, direct-to-desktop digital imagery of the earth's surface. The Company's current and anticipated customers include utility, real estate, engineering, transportation, agricultural, and media companies as well as federal, state, and local governments.

         On November 20, 2000, the QuickBird 1 satellite was launched from Plesetsk, Russia. QuickBird 1 failed to achieve orbit, which resulted in a total loss of the satellite and its write off totaling $157 million in fiscal 2000. In December 2000, the Company filed insurance claims for the loss of the satellite with its various insurance carriers totaling $265 million (the full amount of which was received as of March 26, 2001), resulting in a net gain on the loss of the satellite of approximately $108 million in fiscal 2000. The Company is currently in the process of negotiating, with new and existing investors, debt and equity financing with which it will fund future operations. The Company's ability to continue as a going concern and to generate positive future operating and net cash flows is dependent upon its ability to successfully negotiate such financing, launch, insure and operate QuickBird 2, and to produce and market digital imagery in commercial quantities.


2.   Summary of Significant Accounting Principles

     Principles of Consolidation
         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany investments, accounts, and transactions have been eliminated.

     Cash and Cash Equivalents
         The Company considers all highly liquid investments, excluding restricted investment securities, purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at amortized cost.

     Investment Securities
         The Company accounts for its investment securities in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities, which requires that individual debt and equity securities be classified into one of three categories: trading, held to maturity, or available for sale. The Company determines the appropriate classification of investment securities at the time of purchase and reevaluates such designation at each balance sheet date.

     Property and Equipment
         Property and equipment are recorded at cost. Pursuant to SFAS No. 34, Capitalization of Interest Cost, the cost of significant assets includes capitalized interest incurred during the construction and development period. The costs of satellites under construction are capitalized during the construction phase, assuming the eventual successful launch and in-orbit operation of the satellite. If a satellite were to fail during launch or while in-orbit, the resultant loss would be charged to expense in the period such loss was incurred. The amount of any such loss would be reduced to the extent of insurance proceeds received as a result of the launch or in-orbit failure. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets (three to ten years). Leasehold improvements and assets acquired pursuant to capital-lease obligations are amortized on a straight-line basis over the shorter of their useful lives or lease terms; such amortization is included in depreciation expense. Repairs and maintenance are expensed as incurred.

     Long-Lived Assets
         The Company evaluates the recoverability of its long-lived assets based on fair values or undiscounted cash flows, in the event fair value is not readily determinable, whenever events or changes in circumstances occur which indicate the carrying amount of an asset may not be recoverable. Impairments are recognized as the excess of the carrying amount of the asset over its fair value as estimated, based on the present value of expected future cash flows.

     Revenue Recognition
         Revenue is primarily derived from the sale of third-party imagery under contracts to customers. Revenue is also earned processing third-party data, such as aerial photography, into usable digital imagery. Revenue from these sales is recognized

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     when the product has been delivered to the customer.

     Research and Development Costs
         The Company records as research and development expense all engineering costs associated with the design of its satellites where the Company maintains the risk associated with design failure. Once the satellite is ready for commercial production, engineering costs are capitalized as investments in satellite equipment.

     Advertising Costs
         Advertising costs are expensed as incurred and historically have been immaterial.

     Stock-Based Compensation
         Employee stock awards under the Company's stock option plan are accounted for in accordance with Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees and related interpretations. Stock-based awards to nonemployees, if any, are accounted for in accordance with SFAS No. 123, Accounting for Stock-Based Compensation and related interpretations.

     Income Taxes
         Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

     Comprehensive Income (Loss)
         Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income or loss includes all changes in equity during a period from non-owner sources. Total comprehensive income (loss), which includes unrealized gains and losses on investments classified as available-for-sale securities, was ($12,956,526), ($20,478,148), and $76,797,885 for the years ended December 31, 1998, 1999, and 2000, respectively.

     Fair Values of Financial Instruments
         The Company's financial instruments include cash and cash equivalents, investment securities, accounts receivable, accounts payable, accrued liabilities, and debt. The carrying amounts of financial instruments, other than investments and debt, approximate fair value due to their short-term maturities. The Company's investment securities were accounted for at fair value. The fair value of the Company's debt instruments was approximately $225,889,000 at December 31, 2000.

     Concentration of Credit Risk and Significant Customers
         The Company's cash and cash equivalents and investment securities are maintained in various financial institutions. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk in this area. The Company's restricted accounts receivable balance was with various large insurance institutions, the full amount of which was received as of March 26, 2001 (see Note 6).

         Revenue percentages from each of the Company's significant customers were as follows for the years ended December 31:

                                       1998            1999           2000
                                       ----            ----           ----
               Customer A              63.1%           90.1%          38.6%
               Customer B              26.4%            9.1%          54.3%

     Use of Estimates
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the periods. Actual results could differ from these estimates, making it reasonably possible that a change in these estimates could occur in the near-term.

     Reclassifications
         Certain items previously reported in specific financial statement captions have been reclassified to conform to the current presentation.

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     New Accounting Pronouncements
         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements". SAB No. 101 provides specific guidance, among other things, as to the recognition of revenue related to up-front non-refundable fees and service charges received in connection with a contractual arrangement. The adoption of SAB No. 101 did not have a material impact on the financial condition or results of operations of the Company.

         As of July 1, 2000, FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of Accounting Principles Board Opinion No. 25," which clarifies certain issues related to the accounting for stock-based compensation, became effective. The adoption of this standard did not have a material impact on the financial condition or results of operations of the Company.

         SFAS No. 133, "Accounting for Derivative Instruments and for Hedging Activities," was issued in June 1998 and requires companies to value derivative financial instruments, including those used for hedging purposes, at current market values with the impact of any change in market value being charged against earnings in each period. In addition, SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," was issued in June 2000 and amends SFAS No. 133 to provide additional implementation guidance related to SFAS No. 133. The Company will adopt both pronouncements in the first quarter of 2001 and anticipates that the adoption will not have a material impact on its consolidated financial position or results of operations.


3.   Merger Agreement

         On March 31, 1995, Ball and WorldView consummated the Merger pursuant to an Agreement and Plan of Merger (the "Agreement") which was entered into on January 25, 1995. Pursuant to this Agreement, the stockholders of WorldView contributed assets and liabilities of WorldView with a net carrying value of $551,908 in exchange for 5,362,285 shares of the Company's Series A preferred stock ("Series A Preferred Stock"). Pursuant to this Agreement, Ball provided two gimbaled mirror systems in exchange for 875,000 shares of Series A Preferred Stock. Ball also provided $10,000,000 of cash in exchange for 7,125,000 shares of Series A Preferred Stock. The contributed net assets were recorded by the Company at amounts equal to Ball's and WorldView's basis in such net assets.


4.   Investment Securities

         In connection with the issuance of the 12 1/2% senior notes (the "Senior Notes"), due March 1, 2001, the Company purchased U.S. Treasury notes to be held in escrow as security for the first six semi-annual interest payments on the Notes. During the third quarter of 1999, these securities were released from escrow in connection with the exchange for 12 1/2% notes due March 1, 2005. During the first quarter of 2000, they were sold and converted to cash.


                                                                                         Gross
                                                                                      Unrealized
                        Investment Securities                              Cost     Gains (Losses)    Fair Value
                        ---------------------                              ----     --------------    ----------
     U.S. Government securities as of December 31, 1999:
          Maturing in one year or less.                                   $3,078,360   ($51,880)         $3,026,480
                                                                          ==========   =========         ==========
     U.S. Government securities as of December 31, 2000:
          Maturing in one year or less.                                    (none)       (none)            (none)

         In connection with the issuance of the 13% senior discount notes (the "Senior Discount Notes"), the Company purchased U.S. Treasury notes to be held in escrow as security for the premiums on the launch insurance on the QuickBird 1 satellite.

                                                                                         Gross
                                                                                      Unrealized
                  Investment Securities - Restricted                       Cost     Gains (Losses)   Fair Value
                  ----------------------------------                       ----     --------------   ----------
     U.S. Government securities as of December 31, 1999:
                 Maturing in one year or less                            $28,438,921   ($64,073)       $28,374,848
                                                                         ===========   =========       ===========
     U.S. Government securities as of December 31, 2000:
                 Maturing in one year or less                             $6,295,382    (none)          $6,295,382
                                                                          ==========                    ==========

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

5. Construction In Progress, Losses from Impairments of Fixed Assets and Insurance Recoveries

         Construction in progress consists primarily of satellite construction and launch costs, ground station construction costs, and third-party developed software. Construction in progress consisted of the following:

                                         December 31, 1999     December 31, 2000
                                         -----------------     -----------------
        QuickBird satellites               $ 125,414,700           $55,952,495
        Digital Globe software                14,809,982            26,570,191
        Ground station equipment               3,492,280             7,193,788
                                           -------------           -----------
                                           $ 143,716,962           $89,716,474
                                           =============           ===========

         In 1997, the Company launched and lost contact with its EarlyBird 1 satellite. As a result, the Company wrote off in fiscal 1997 accumulated construction costs for the EarlyBird satellite program of approximately $25.5 million, net of insurance recoveries of $29 million.

         During the year ended December 31, 1998, the Company determined that certain software would not be used with the QuickBird satellite system. Accordingly, the total accumulated development costs of $599,000 are included in the Statement of Operations as a loss from impairment of fixed assets for the year ended December 31, 1998.

         On November 20, 2000, the QuickBird 1 satellite was launched from Plesetsk, Russia. QuickBird 1 failed to achieve orbit, which resulted in a total loss of the satellite and its write off totaling $157 million in fiscal 2000. In December 2000, the Company filed insurance claims for the loss of the satellite with its various insurance carriers totaling $265 million (the full amount of which was received as of March 26, 2001), resulting in a net gain on the loss of the satellite of approximately $108 million in fiscal 2000.


6.   Debt

     12 1/2% Senior Notes and Warrant Issuance
         On March 19, 1997, the Company issued $50,000,000 in Senior Notes representing 50,000 units. Each Unit included one warrant (the "Warrants") to purchase 31.12 shares of Common Stock at an exercise price of $0.01 per share, subject to adjustment. The Senior Notes rank pari passu in right of payment with all existing and future unsubordinated unsecured indebtedness of the Company.

     Recapitalization
         In April 1999, the Company amended and restated the Senior Notes Indenture, dated as of March 1997. Under the amended and restated Senior Notes Indenture, the new senior notes (the "New Senior Notes") replaced the Senior Notes, extending the maturity from March 1, 2001 to March 1, 2005, and the indenture trustee for the Senior Notes authorized the release of all collateral securing the Senior Notes upon the securing of the New Senior Notes with the proceeds of satellite insurance for QuickBird 1. The Company is to accrete the next six semi-annual interest payments, which will result in an increase of the principal of the securities to $72 million. The interest rate remains at 12 1/2%. The Company recorded an additional discount on the New Senior Notes equal to the difference between the current principal balance and the principal balance at maturity. In conjunction with the recapitalization and restructuring of the debt, the Warrants were exercised for the purchase of 1,556,000 shares of Common Stock.

     13% Senior Discount Notes and Series C 8 1/2% Convertible Redeemable Preferred Stock Issuance
         On July 12, 1999 the Company received $136,237,390 gross proceeds from a debt and equity offering. This offering represented 199,000 units, each of which consisted of one Senior Discount Note due July 15, 2007 ("Senior Discount Note") and 49.095 shares of the Company's Series C 8 1/2% Cumulative Convertible Redeemable Preferred Stock ("Series C Convertible Preferred Stock"). Each note had an initial accreted value of $684.61 and has a principal amount at maturity of $1,000.00. The Senior Discount Notes do not begin to accrue cash interest until July 15, 2002. Beginning on January 15, 2003, interest will be payable on January 15 and July 15 of each year.

         The Company may redeem any of the Senior Discount Notes beginning on July 15, 2004. Issuance costs of $6.0 million were incurred in connection with the issuance of the units. Of these costs, $4.5 million were allocated to the Senior Discount Notes and $1.5 million were allocated to the Series C Convertible Preferred Stock. The Company allocated the gross

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     proceeds between the debt and equity securities issued using their relative fair values. This allocation resulted in additional debt discount of $34,195,000.

         The Senior Discount Notes rank equally with the other unsubordinated indebtedness of the Company. The Senior Discount Notes will be senior to any subordinated indebtedness of the Company. The Senior Notes and Senior Discount Notes are secured by the insurance policies covering the launch of QuickBird 1.

         As of February 28, 2001, the trustees for our 12 1/2% notes and our 13% notes had received the majority of the $265 million in proceeds from our insurance on QuickBird 1, and, accordingly, initiated a tender offer to purchase these notes at a purchase price equal to their accreted value, plus any accrued and unpaid interest to the date of purchase. As of March 26, 2001, the full amount of the insurance proceeds had been received.


         The Company's debt is comprised of the following at December 31:

                                                                                    1999               2000
                                                                                    -----              ----
     13% Senior Discount Notes, net of unamortized discount of
         $86,681,504, and $64,852,862, respectively, effective rate of 15.9%      $112,318,496      $134,147,138
     12 1/2% Senior Notes, net of unamortized discount of $17,321,394
         and $10,731,089, respectively, effective rate of 12.9%                     54,678,606        61,268,911
     Capital-lease obligations                                                         151,031            68,601
                                                                                 -------------     -------------
                                                                                   167,148,133       195,484,650
     Less: current portion                                                             (92,743)     (195,484,650)
                                                                                 -------------     -------------
                                                                                  $167,055,390     $          --
                                                                                 =============     =============

7.   Stockholders' Equity

         In conjunction with the Company's reincorporation in Delaware on August 21, 1995, the Company changed the par value of its outstanding common stock ("Common Stock") and all convertible preferred stock from no par value to a par value of $0.001.


     Recapitalization

         A special meeting of the Company's stockholders was called in April 1999 to discuss a preferred stock financing and recapitalization of the Company. The stockholders approved and adopted an Amended and Restated Certificate of Incorporation and a Recapitalization Agreement, which resulted in three new series of EarthWatch Preferred Stock. At the closing, shares of the Company's new Series A 7% Cumulative Convertible Redeemable Preferred Stock ("Series A Convertible Preferred Stock"), Series B 7% Cumulative Convertible Redeemable Preferred Stock ("Series B Convertible Preferred Stock"), and new Common Stock were sold and issued for an aggregate cash payment of $50,000,000. In accordance with the Recapitalization Agreement, all outstanding shares of Common Stock and former Series A, B, C, and D preferred stock were exchanged (at a 1 to .44116 ratio for all outstanding Preferred Stock and at a 1 to .210202 ratio for all outstanding Common Stock) for an aggregate of 11,042,075 shares of new Series C Convertible Preferred Stock.


     Additional Funding

         As discussed in Note 6--Debt, 199,000 units, each of which consisted of one Senior Discount Note and 49.095 shares of Series C Convertible Preferred Stock were issued in July 1999.


     Description of EarthWatch Stock

         The following description summarizes certain terms of the Company's capital stock and certain provisions of the Company's amended and restated certificate of incorporation and bylaws.


     Old Series A and B Convertible Preferred Stock

         Each share of Series A Convertible Preferred Stock (the "Old Series A Preferred Stock") and Series B Convertible Preferred Stock (the "Old Series B Preferred Stock") was, as of December 31, 1998, convertible into one share of Common Stock, subject to future adjustment in the event of recapitalizations or dividends of Common Stock. The holders of Old Series A Preferred Stock had the contractual right to receive additional shares upon certain issuances of stock for a price less than $4.00 per share. The conversion ratio of Old Series B Preferred Stock was subject to adjustment upon certain issuances of stock for a price less than $10.00 per share.

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

         All Old Series A and B Preferred Stock, by their terms, were convertible at the option of the holder at any time and converted into Common Stock simultaneously upon an initial public offering with gross proceeds of at least $5,000,000 or with the written notice to the Company from holders of a majority of the outstanding shares of either of the two series of participating preferred stock consenting thereto. Upon conversion, all accrued and unpaid dividends, whether or not declared, were canceled.

         All Old Series A and B Preferred Stock were voting and had liquidation preferences (Old Series A Stock and Series B Stock at $4.00 and $10.00 per share, respectively, plus an amount equal to all declared but unpaid dividends on each share).

         When, and only if, dividends were declared by the Company's Board of Directors, the Series A Stock and Series B Stock participated pari passu and had a right to receive dividends of $0.32 per share per annum prior to any dividends paid to holders of Common Stock. Upon the distribution to each common stockholder of an amount per share equal to $4.00 divided by the Old Series A Stock conversion ratio, the Old Series A Stock, Old Series B Stock, and Common Stock shared in any remaining liquidation distributions on a pro rata as-converted basis.


     Old Series C Senior Convertible Preferred Stock Issuance

         On April 30, 1996, the Company issued 7,000,000 shares of 12% Series C Convertible Senior Preferred Stock (the "Old Series C Preferred Stock") at a price of $10.00 per share. Holders of the Old Series C Preferred Stock were entitled to dividends at an annual rate of 12% of the accreted liquidation preference on a quarterly basis commencing June 30, 1996. All unpaid dividends compounded quarterly at the annual dividend rate. The Company did not declare or pay in cash the dividends accrued as of December 31, 1998. Accordingly, the liquidation preference increased from $10.00 to $13.72 per share as of December 31, 1998.

         Each share of Old Series C Preferred Stock was convertible, at the option of the holder, at any time into one share of Common Stock of the Company, subject to adjustment in certain events. Accrued and unpaid dividends may be converted concurrently with the conversion of the Old Series C Preferred Stock, at the option of the holder only upon certain events, at a conversion price equal to 85% of the market price of the Company's Common Stock.


     Old Series D Convertible Preferred Stock

         The Old Series D Convertible Preferred Stock (the "Old Series D Preferred Stock") had the same terms as the Old Series B Stock but excluded anti-dilution protection.


     Series A and Series B Convertible Redeemable Preferred Stock

         As of December 31, 2000, there were 8,051,273 shares of Series A Convertible Preferred Stock outstanding held of record by one stockholder and 8,051,273 shares of Series B Convertible Preferred Stock outstanding held of record by six stockholders.

         Except with respect to the voting rights and representation on the board of directors, the Company's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are identical in all respects.

         Rank. Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are pari passu and rank senior to Series C Convertible Preferred Stock and Common Stock with respect to dividends, liquidation preference, and redemption.

         Dividends. The holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are entitled to receive cumulative dividends, whether or not declared by the Company's board of directors, at an annual rate of 7% until no later than June 18, 2002. Such dividends are payable quarterly on March 31, June 30, September 30, and December 31, and commenced on June 30, 1999. Such dividends may be paid, subject to certain limitations, at the Company's option, either in cash or in additional shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as applicable, until June 15, 2002. After June 15, 2002, dividends will accrue at an annual rate of 7% of the liquidation preference and will be payable, when, as, and if declared by the board of directors, in cash only.

         If any dividend is not paid in full in cash on a quarterly payment date after June 15, 2002, the liquidation preference of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will be increased by an amount equal to the product of (a) the amount per share not paid divided by the total amount payable per share and (b) one quarter of the dividend rate multiplied by the effective liquidation preference. The Company is prohibited from paying dividends on any shares of stock having rights junior to the Series A and Series B Convertible Preferred Stock until all accumulated dividends have been paid on the Series A and Series B Convertible Preferred Stock.

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

          Liquidation Preference. Upon liquidation, dissolution, or winding up, the holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will be entitled to receive out of the assets available for distribution prior to and in preference of the Series C Convertible Preferred Stock, an amount equal to $3.50 per share, plus all accrued and unpaid dividends, subject to adjustment.

          Conversion. From June 15, 1999 and until June 15, 2002, each share of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock is convertible at the option of the holder into that number of shares of Common Stock obtained by dividing the applicable liquidation preference, plus any accumulated but unpaid dividends by $3.50, subject to anti-dilution adjustments. Prior to June 15, 2002, each share of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will automatically convert into Common Stock at the applicable conversion ratio upon the earlier of (a) an initial public offering of shares of Common Stock with an aggregate public offering price of at least $35,000,000 and
     (b) the listing of shares of the Company's Common Stock under certain circumstances. After June 15, 2002, each share of Series A Preferred Stock and Series B Preferred Stock shall not be convertible into common stock.

          Anti-dilution. The conversion price of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock is subject to adjustment under certain circumstances, including upon any subsequent issuance of capital stock. The issuance of the Series C Convertible Preferred Stock resulted in an adjustment in the conversion prices of the Series A and Series B Convertible Preferred Stock.

          Redemption. The Company is required to redeem all of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock outstanding on March 31, 2009, at a redemption price equal to 100% of the then existing applicable liquidation preference, plus accrued and unpaid dividends to the date of redemption, subject to the legal availability of funds therefor.

          Voting Rights. Each holder of Series A Convertible Preferred Stock is entitled to .65 (subject to adjustment) votes per share held (on an as-converted basis) and each holder of Series B Convertible Preferred Stock is entitled to 1.35 (subject to adjustment) votes per share held (on an as-converted basis).

          Board Representation. The holders of Series A Convertible Preferred Stock has the right to elect two persons to the board of directors and the holders of the Series B Convertible Preferred Stock have the right to elect four persons to the board of directors.

     Series C Convertible Redeemable Preferred Stock

          As of December 31, 2000, there were 25,000,000 shares of Series C Convertible Preferred Stock outstanding.

          Rank. The Series C Convertible Preferred Stock is junior to the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, but senior to the Common Stock, with respect to dividends, liquidation preference, and redemption.

          Dividends. The holders of Series C Convertible Preferred Stock are entitled to cumulative dividends, whether or not declared by the board of directors, at an annual rate of 8.5% until no later than June 15, 2002. Such dividends are payable quarterly on March 31, June 30, September 30, and December 31, and commenced on June 30, 1999. Until June 15, 2002, such dividends may be paid, subject to certain limitations, at the Company's option, either in cash or in additional shares of Series C Convertible Preferred Stock. After June 15, 2002, dividends will accrue at an annual rate of 8.5% of the liquidation preference and will be payable, when, as, and if declared by the board of directors, in cash only.

          If any dividend is not paid in full in cash on a quarterly payment date after June 15, 2002, the liquidation preference of the Series C Convertible Preferred Stock will be increased by an amount equal to the product of (a) the amount per share not paid divided by the total amount payable per share and (b) one quarter of the dividend rate multiplied by the effective liquidation preference. The Company is prohibited from paying dividends on any shares of stock having rights junior to the Series C Convertible Preferred Stock until all accumulated dividends have been paid on the Series C Convertible Preferred Stock.

          Liquidation Preference. Upon liquidation, dissolution, or winding up, the holders of the Series C Convertible Preferred Stock will be entitled to receive out of the assets available for distribution, following payment of the Series A and Series B liquidation preference, an amount equal to $3.50 per share, plus all accrued and unpaid dividends, subject to adjustment.

          Conversion. Until June 15, 2002, each share of Series C Convertible Preferred Stock will be convertible at the option of the holder into that number of shares of Common Stock obtained by dividing the Series C liquidation preference, plus any accumulated but unpaid dividends by $3.50, subject to anti-dilution adjustments. Prior to June 15, 2002, each share of Series C Convertible Preferred Stock will automatically convert into Common Stock at the applicable conversion ratio upon the

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

     earlier of (a) an initial public offering of shares of Common Stock with an aggregate public offering price of at least $35,000,000 and (b) the listing of shares of the Company's Common Stock under certain circumstances. After June 15, 2002, each share of Series C preferred stock shall not be convertible into common stock.

          Antidilution. The conversion price of the Series C Convertible Preferred Stock is subject to adjustment under certain circumstances.

          Redemption. The Company is required to redeem all of the Series C Convertible Preferred Stock outstanding on March 31, 2009, at a redemption price equal to 100% of the effective liquidation preference, plus accrued and unpaid dividends to the date of redemption, subject to the legal availability of funds therefor.

          Voting Rights. Each holder of EarthWatch Series C Convertible Preferred Stock is entitled to one (subject to adjustment) vote per share on an "as-converted" basis.

          Board Representation. The holders of the Series C Convertible Preferred Stock are entitled to elect three members of the board of directors.

          Tag-along Rights. If one stockholder or a group of stockholders proposes to sell any shares of capital stock in one transaction such that, following such sale, shares of capital stock representing more than 35% of the then outstanding shares (on a fully-diluted basis) will have been sold to one holder or a group of related holders, then each holder of Series C Convertible Preferred Stock shall have the right to receive notice of such a transaction and shall also have the right to participate in the transaction and sell a proportionate number of such holders' Series C Convertible Preferred Stock in such transaction.

     Common Stock

          Holders of Common Stock are entitled to one vote for each share held of record at all meetings of the stockholders. Holders of Common Stock are not entitled to cumulative voting rights with respect to the election of directors. Subject to preferences that are applicable to outstanding shares of preferred stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available to be paid.

          In the event of a liquidation, dissolution, or winding up, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of the outstanding preferred stock. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption provisions applicable to the Common Stock. The outstanding shares of Common Stock are fully paid and nonassessable.

8.   Stock Options and Warrants

          The Company maintains a 1995 Stock Option/Stock Issuance Plan (the "95 Plan") pursuant to which incentive and nonqualified stock options to purchase shares of the Company's stock or the stock itself have been issued to employees, officers, directors, and consultants. Under the 95 Plan, incentive stock options were granted with exercise prices not less than the fair value of the stock on the various dates of grant, as determined by the Company's Board of Directors. Options granted pursuant to the 95 Plan are subject to certain terms and conditions as contained in the 95 Plan itself, have a ten-year term, generally vest over a four-year period, and are immediately exercisable. Upon termination of services to the Company by optionees, any acquired but unvested shares are subject to repurchase by the Company at the original exercise price. During 1999, the Board of Directors amended the 95 Plan eliminating future grants. As a result of the Recapitalization Agreement adopted in 1999, the stock from any exercised options under the 95 Plan automatically convert to the new Series C Convertible Preferred Stock at the rates established in the Recapitalization Agreement.

          On February 15, 2000, the Board of Directors approved the written 1999 Equity Incentive Plan (the "99 Plan") pursuant to which incentive and nonqualified stock options to purchase shares of the Company's stock or the stock itself may be issued to employees, officers, directors, and consultants. Under the 99 Plan, incentive stock options are granted with exercise prices not less than the fair value of the stock on the various dates of grant, as determined by the Company's Board of Directors. Options granted pursuant to the 99 Plan are subject to certain terms and conditions as contained in the 99 Plan itself, have a ten-year term, generally vest over a four-year period, and are immediately exercisable. Upon termination of services to the Company by optionees, any acquired but unvested shares are subject to repurchase by the Company at the original exercise price. At December 31, 2000, there were 6,565,254 shares available for grant under the 99 Plan.

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

          The following is a summary of stock option activity:

                                               Number      Weighted-                  Weighted-      Number       Weighted-
                                            of Series A     Average       Number       Average     of Series C     Average
                                             Preferred      Exercise    of Common      Exercise     Preferred      Exercise
                                               Shares        Price        Shares        Price        Shares         Price
                                               ------        -----        ------        -----        ------         -----
   Outstanding at January 1, 1997                 37,800     $0.05        1,158,300      $0.80
       Granted                                         -         -          620,295       0.80
       Exercised                                       -         -          (10,282)      0.80
       Expired                                         -         -         (117,571)      0.80
                                            ------------                 ----------
   Outstanding at December 31, 1997               37,800      0.05        1,650,742       0.80
       Granted                                         -         -          798,655       0.80
       Exercised                                 (17,916)     0.05          (54,631)      0.80
       Expired or terminated                      (2,084)     0.05       (1,019,595)      0.80
                                            ------------                 ----------
   Outstanding at December 31, 1998               17,800      0.05        1,375,171       0.80
       As converted                              (17,800)     0.05       (1,375,171)      0.80          296,916      $3.71
       Adjustment for conversion rounding              -         -                -          -               (5)      3.71
       Granted                                         -         -                -          -           12,297       3.71
       Exercised                                       -         -                -          -           (5,025)      3.71
       Expired or terminated                           -         -                -          -          (10,859)      3.71
                                            ------------                 ----------                ------------
   Outstanding at December 31, 1999                    -         -                -          -          293,324       3.71
       Granted                                         -         -        3,719,075       0.25                -          -
       Exercised                                       -         -         (195,419)      0.25             (293)      3.81
       Expired or terminated                           -         -         (284,329)      0.25          (39,731)      3.81
                                            ------------                 ----------                ------------
   Outstanding at December 31, 2000                    -                  3,239,327       0.25          253,300       3.69
                                            ============                 ==========                ============

   Weighted-average  remaining contractual
     life                                                                 9.3 years                   6.0 years
   Range of exercise prices                                                               0.25                     0.05 - 3.81
   Outstanding options vested                                             1,615,250       0.25          250,738       3.69

          Weighted-average grant-date fair values were as follows:

                                                        1998                1999                 2000
                                                        ----                ----                 ----
     Exercise price * market value                         --                  --                $0.57
     Exercise price = market value                      $0.17               $0.94                 0.07

* denotes less than

          The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                                        1998                1999                 2000
                                                        ----                ----                 ----
     Expected dividend yield                             0.00%               0.00%                0.00%
     Expected stock price volatility                     0.00%               0.00%                0.00%
     Risk free interest rate                        5.27% - 5.63%        4.60% - 5.14%            6.50%
     Expected life of options (years)                    4.42                5.00                 5.00

          Prior to fiscal 2000, the Company had not recognized any stock compensation expense in its financial statements. As part of its fiscal 2000 year end close process, the Company recorded approximately $1.5 million of deferred stock compensation expense in accordance with APB No. 25, approximately $0.9 million of which was recognized in fiscal 2000. Had compensation expense for the Company's stock options been determined based on the fair values at the grant dates for awards under the plan consistent with the method of accounting prescribed by SFAS No. 123, Accounting for Stock-based Compensation, the Company's net loss for the current period would have been as follows (in thousands):

                                                      1998             1999             2000
                                                      ----             ----             ----
     Net income (loss) - as reported               $(12,920)          $(20,319)       $76,682
     Net loss - pro forma                           (13,030)           (20,396)        76,402

          As of December 31, 2000, the Company had warrants outstanding for the purchase of 12,463 shares of Series C Preferred Stock, with an exercise price of $4.53 per share. The warrants are exercisable through May 27, 2001.

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

9.   Income Taxes

          The provision for income taxes consists of the following for the fiscal years ended December 31:



     Current provision:                                      1998                1999               2000
                                                             ----                ----               ----
         Federal                                        $           --      $           --      $    2,500,000
         State                                                      --                  --             500,000
                                                        --------------      --------------      --------------
             Provision for income taxes                 $           --      $           --      $    3,000,000
                                                        ==============      ==============      ==============

          At December 31, 2000, the Company had net operating loss carryforwards for federal income tax purposes of approximately $134.5 million. In addition, the Company has research and development tax credits of approximately $1.5 million. If unused, the carryforwards and credits will begin to expire in 2010. The Internal Revenue code places certain limitations on the annual amount of net operating loss carryforwards which can be utilized if certain changes in the Company's ownership occurs. The Company believes that such changes have occurred and could occur in the future to further limit the utilization of the carryforwards.

          The Company's deferred tax assets and liabilities are comprised of the following as of December 31:

     Deferred tax assets:                                   1999            2000
                                                            ----            ----
         Net operating loss carryforwards               $  3,762,887    $ 52,615,023
         Fixed assets                                      4,950,790              --
         Other                                             1,573,977       5,859,826
                                                        ------------    ------------
             Gross deferred tax assets                    40,284,654      58,474,849
                                                        ------------    ------------
     Deferred tax liabilities:
             Fixed assets                                         --     (41,707,211)
                                                        ------------    ------------
     Net deferred tax assets                                        --    16,767,638
                                                         (40,284,654)    (16,767,638)
                                                        ------------    ------------
             Net deferred tax assets (liabilities)      $         --              --
                                                        ============    ============

          Net deferred tax assets have been reduced to zero by a valuation allowance based on current evidence which indicates that it is considered more likely than not that these benefits will not be realized.

          The following is a reconciliation of the statutory U.S. federal income tax rate to the Company's effective income tax rate of continuing operations for the fiscal years ended December 31:

                                                                  1998      1999      2000
                                                                  ----      ----      ----
     Federal income tax rate                                      34.0%     34.0%     35.0%
     State income tax rate, net of federal benefit                 5.0       5.0       4.7
     Meals and entertainment                                      (0.5)     (0.2)     (1.0)
     Disqualified interest                                           -         -       1.2
     Effect of change in valuation allowance and other items     (38.5)    (38.8)    (36.1)
                                                                ------    ------    ------
     Effective income tax rate                                       -%        -%     3.8%
                                                                 ======    ======    ======

10.  Benefit Plan

          In October 1995, the Company adopted a 401k Savings and Retirement Plan (the "401k Plan"), a tax-qualified plan covering all of its employees. Employees may elect to contribute, subject to certain limitations, up to 15% of their annual compensation to the 401k Plan. The 401k Plan provides that the Company may contribute matching or additional contributions to the 401k Plan at the discretion of the Board of Directors. The Company has not made any contributions to the 401k Plan since its inception.

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

11.  Commitments

     Operating Leases

          The Company leases its facilities under various operating lease arrangements. Future minimum lease payments under noncancelable operating leases as of December 31, 2000 are summarized below:


              2001                                             $    887,956
              2002                                                  783,651
              2003                                                  742,025
              2004                                                  724,527
              2005 and thereafter                                   135,921
                                                               ------------
                 Total                                         $  3,274,080
                                                               ============

          Rent expense approximated $988,422, $888,305, and $1,451,324 for the years ended December 31, 1998, 1999, and 2000, respectively.

     Material Relationships and Related Party Transactions

     Ball Aerospace & Technologies Corp.
          The Company has had various contracts with Ball Aerospace & Technologies Corp. ("Ball Aerospace"), a stockholder of the Company, since inception for the design and manufacture of satellites. The Company currently has a contract with a total fixed cost of approximately $36.0 million for the QuickBird 2 spacecraft. The Company made payments to Ball Aerospace totaling $9,976,000, $33,455,000, $16,225,217 and $85,294,755
     under these contracts for the years ended December 31, 1998, 1999, and 2000, and for the period from January 1, 1995 (inception) through December 31, 2000, respectively. At December 31, 1999 and 2000, amounts totaling $68,276 and $537,298 are included in accounts payable to Ball Aerospace.

          Mr. Vanlandingham, a director of EarthWatch, is the President and Chief Executive Officer of Ball Aerospace.

     Hitachi, Ltd./Hitachi Software Engineering Company, Ltd.
          Hitachi, Ltd. ("Hitachi"), a stockholder of the Company, currently is a master international distributor of our products, and the exclusive distributor in most of Asia. Under the Company's distribution agreement, Hitachi will be entitled to purchase our products at significant discounts. Additionally, the Company has entered into an agreement with Hitachi Software Engineering Company, Ltd. ("Hitachi Software"), an affiliate of Hitachi, Ltd., for the development and delivery of a product processor and to cross-license certain intellectual property rights related to the Company's ground system and the proprietary software of Hitachi Software. The license grants Hitachi Software the right to offer customers ground systems that permit them to receive data directly from the Company's QuickBird satellite. The Company made payments to Hitachi Software totaling $2,167,000 under this agreement for the year ended December 31, 2000.

          Mr. Kodaira, a director of EarthWatch, is the General Manager of the Geospatial Information Division of Hitachi Software.

     ITT Industries, Inc.
          Since December 1998, the Company has had various contracts with the ITT Systems division of ITT Industries, Inc. ("ITT"), a stockholder of the Company, for system engineering and other efforts associated with the scheduling and tasking module of the QuickBird satellites, the development of a satellite simulator and certain other research and development efforts. The Company made payments to ITT totaling $2,946,117 and $3,083,399 under these contracts for the years ended December 31, 1999 and 2000, respectively. At December 31, 1999 and 2000, amounts totaling $447,034 and $28,020 are included in accounts payable to ITT.

          Dr. Sambur, a director of EarthWatch, is the President and General Manager of ITT Industries' Aerospace/Communications Division. Mr. Foley, a director of EarthWatch, is the Treasurer of ITT Industries.

     MacDonald Dettwiler and Associates
          Since June 1996, the Company and MacDonald Dettwiler and Associates ("MDA"), a stockholder of the Company, have had an agreement whereby the Company has purchased various goods and services from MDA. Amounts totaling $322,102, $3,091,653, $2,034,831 and $6,445,811 have been paid to MDA during the years ended December 31, 1998, 1999, and 2000,

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

     and for the period from January 1, 1995 (inception) through December 31, 2000, respectively. At December 31, 1999 and 2000, amounts totaling $307,016 and $236,220 are included in accounts payable to Ball Aerospace.

     Morgan Stanley & Co. Incorporated
          Morgan Stanley & Co. Incorporated ("Morgan Stanley"), a stockholder of the Company, acted as placement agent in connection with the Company's offering in April 1996 of 7,000,000 shares of the Company's former Series C preferred stock and the Company's offering in March 1997 of 50,000 units, each consisting of one note and one warrant to purchase 31.12 shares of the Company's common stock. Morgan Stanley also acted as placement agent in connection with the Company's offering in July 1999 of 199,000 units, each consisting of one 13% note and 49.095 shares of the Company's existing Series C preferred stock. In connection with its role in these offerings, Morgan Stanley received customary commissions and discounts in its capacity as placement agent.

          As of December 31, 2000, Morgan Stanley, in addition to its equity investment, held $2.9 and $2.0 million principal amount at maturity of the 12 1/2% Senior Notes and 13% Senior Discount Notes, respectively. In addition, Morgan Stanley acts as exclusive financial advisor to EarthWatch under a five-year agreement. Morgan Stanley received $750,000 in connection with its advisory role in the recapitalization in April 1999.

          Mr. Petrick, a director of EarthWatch, is a Managing Director of Morgan Stanley.

     United Start Corporation/Assured Space Access, Inc.
          In 1998, the Company entered into an agreement with United Start Corporation ("United Start") pursuant to which United Start provided launch and associated services for the QuickBird 1 satellite launch and we have an option to launch another satellite. The Company made payments to United Start under this agreement of approximately $153,559, $3.3 million, and $5.2 million in 1998, 1999, and 2000, respectively. At December 31, 1999 and 2000, amounts totaling $1,850,000 and $2,240,000 are included in accounts payable to United Start. In addition, the Company made payments to Assured Space Access, Inc., which performed services in connection with the launch of the QuickBird 1 satellite, of approximately $1.1 million in 1999 and $662,781 in 2000.

          Mr. Lushtak, a director of EarthWatch, is Co-Chairman and Chief Executive Officer of United Start, and is Chairman and Chief Executive Officer of Assured Space Access.

          The Company believes that all of the transactions set forth above were made on terms no less favorable than would be obtained for similar services provided to unrelated third parties. Any future transactions between the Company and its executive officers, directors, and their affiliates will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties, and any material transactions with such persons will be approved by a majority of the disinterested members of the Company's board of directors.

12.  Summary of Activity by Geographical Area

          Net Sales (in thousands)                          U.S.                  Other              Consolidated
          ------------------------                          -----                 ------             ------------
     1998                                                 $  1,808.6                     -            $  1,808.6
     1999                                                    5,913.3                     -               5,913.3
     2000                                                    3,336.1                     -               3,336.1

          Long-Lived Assets (in thousands)
          --------------------------------
     1999                                                 $161,093.6             $ 1,678.3           $ 162,771.9
     2000                                                  110,047.7               2,086.8             112,134.5


13.  Subsequent Events (unaudited)

          On February 28, 2001, as required by the indentures governing our 12 1/2% Senior Notes due 2005 and our 13% Senior Discount Notes due 2007, respectively, we offered to purchase all of our outstanding notes at their accreted value on the date of purchase, using the insurance proceeds relating to the loss of our QuickBird 1 satellite in November 2000. The offer expired on April 2, 2001, and we repurchased $127.4 million in principal amount at maturity of outstanding 13% notes and

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

     all outstanding 12 1/2% notes on April 3, 2001, resulting in an extraordinary loss on early extinguishment of debt of approximately $23.0 million. The combined repurchase price totaled $172.9 million.

          In connection with the offer, we entered into a Recapitalization Agreement and Consent dated as of April 2, 2001 (the "Recapitalization Agreement") with certain holders of our 13% notes. Pursuant to the Recapitalization Agreement, these noteholders agreed to refrain from tendering their notes in the offer, thus allowing us to have the use of the funds that would otherwise be used to repurchase their notes. Pursuant to the Recapitalization Agreement, we also:

          . granted registration rights to certain holders of notes and Series C preferred stock;

          . pledged government securities to secure certain repurchase rights of the noteholders;

          . obtained the consent of the holders of notes and amended the indenture governing the notes in certain respects;

          . amended our certificate of incorporation to (a) require that we purchase, at each holder's option, that holder's shares of our Series A and B preferred stock, if an insurable event occurs under the QuickBird 2 insurance policy, (b) increase the number of authorized shares of our common stock and each series of our preferred stock, and (c) extend the time period by one year during which holders of our preferred stock may convert their shares into shares of our common stock;

          . issued 10,843,297 additional shares of our Series C preferred stock to the holders of the notes that signed the Recapitalization Agreement and their assignees;

          . purchased launch and in-orbit insurance for our QuickBird 2 satellite; and

          . pledged the QuickBird 2 insurance in favor of The Bank of New York, as collateral agent for (a) the holders of notes and for Ball Aerospace, and (b) the holders of our Series A preferred stock and Series B preferred stock.

          In April 2001, we secured a $9.0 million borrowing facility with Ball Aerospace, one of our stockholders, which we are using to fund the completion of QuickBird 2. This vendor financing facility accrues interest at an annual rate of 11%, which will become payable seven months following the launch of QuickBird 2. Beginning with the eighth month and ending with the eighteenth month following the launch of QuickBird 2, principal, in equal monthly amounts, and interest are payable in cash each month. In conjunction with this arrangement, we issued to Ball Aerospace 903,608 shares of Series C preferred stock in June 2001.

          Based on our current operating plan, we believe that existing capital resources will meet our anticipated cash needs through fiscal 2002. If we face any launch delays, if our satellite system takes longer to become operational, if technical or regulatory developments require that we modify the design of our satellite system, if we are unable to achieve our revenue targets, or if we incur other additional unforeseen costs, we may require additional capital. We do not have a revolving credit facility or other source of readily available capital. Therefore, any shortfall in funds available for our operations or to service our debt would cause us serious liquidity problems. In such case, we would need to seek additional financing which we may not be able to obtain on commercially reasonable terms or at all. Failure to obtain such additional financing may result in a material adverse effect on our business and would significantly increase existing doubt about our ability to continue as a going concern.

         We have incurred transaction costs associated with the Recapitalization Agreement of approximately $1.2 million, of which $1.0 million was paid to Morgan Stanley.

14.  Interim Financial Statements (unaudited)

          The accompanying interim consolidated balance sheet as of March 31, 2001, the consolidated statements of operations, cash flows, and of stockholders' equity for the three-month periods ended March 31, 2000 and 2001, are unaudited. In the opinion of the Company, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results for the interim periods.

================================================================================


WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS. IF ANY PERSON DOES MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY, THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS COMPLETE AND ACCURATE AS OF ITS DATE, BUT THE INFORMATION MAY CHANGE AFTER THAT DATE.


                            EarthWatch Incorporated




                      13% SENIOR DISCOUNT NOTES DUE 2007



                                 -------------

                                  PROSPECTUS

                                 -------------


                              ____________, 2001


================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

    The following table shows the costs and expenses to be incurred, other than underwriting discounts and commissions, in connection with the offering described in this registration statement, all of which will be paid by the registrant. All amounts are estimates, other than the SEC registration fee.

                  SEC registration fee..........................    $  4,290
                  Accounting fees and expenses..................     100,000
                  Legal fees and expenses.......................     150,000
                  Printing and engraving expenses...............      20,000
                  Transfer Agent and registrar fees.............          --
                  Miscellaneous expenses........................      10,000
                  Total.........................................    $284,290

Item 14. Indemnification of Directors and Officers.

         Article X of our Amended and Restated Certificate of Incorporation provides for the indemnification of our directors to the fullest extent permissible under Delaware law.

         Article XI of our Bylaws provides that we will indemnify our officers, directors, and employees against any and all liability and reasonable expenses incurred in connection with any claim, action, suit, or proceeding in which that person may become involved by reason of their relationship to us, provided that the person acted in good faith and in a manner reasonably believed to be in our best interests. Our bylaws prevent us from indemnifying an officer, director, or employee to the extent not permitted under Delaware law as well as in the following circumstances:

         . as to amounts paid or payable to us for or based upon the director, officer, or employee having gained any personal profit or advantage to which he was not legally entitled; or

         . as to amounts paid or payable to us for accounting profits made from the purchase or sale of our securities within the meaning of
             Section 16(b) of the Securities Exchange Act of 1934, as amended.

         Our bylaws also provide that we will grant indemnification only if our board of directors, outside legal counsel, or a court of competent jurisdiction determines that the officer, director, or employee has met the applicable standard of conduct as described above, or if the officer, director, or employee has been wholly successful with respect to the claim, action, suit, or proceeding.

         Section 145 of the Delaware General Corporation Law permits us to include in our charter documents, and in agreements between a corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

         We maintain liability insurance coverage for our directors and officers.

Item 15.  Recent Sales of Unregistered Securities.

      The following is a summary of our transactions since January 1, 1997, involving sales of our securities that were not registered under the Securities Act of 1933, as amended:

      (1) In March 1997, we sold 50,000 units, each consisting of one note and one warrant to purchase 31.12 shares of common stock for an aggregate purchase price of $50 million to accredited investors in reliance on Rule 144A promulgated under the Securities Act. Morgan Stanley served as the placement agent in connection with this offering and received a placement fee of approximately $1.5 million.

      (2)  In April 1999, as a result of our recapitalization:

      . all of our outstanding shares of common stock and preferred stock were exchanged (at a 1 to .44116 ratio for all outstanding preferred stock and a 1 to .210202 ratio for all outstanding common stock) for an aggregate of 11,042,075 shares of newly created Series C preferred stock;

      . all warrants issued in connection with our 1997 units offering were exercised for an aggregate of 327,074 shares of new Series C preferred stock for aggregate proceeds to us of $15,600;

      . all warrants issued to Odetics, Incorporated to purchase Series A preferred stock automatically converted by their terms into warrants to purchase an aggregate of 12,463 shares of new Series C preferred stock;

      . all outstanding options to purchase common stock or preferred stock were automatically converted by their terms into options to purchase an aggregate of 306,700 shares of new Series C preferred stock;

      . Ball Technologies surrendered 2,761,983 shares of Series A preferred stock to us (which we cancelled and retired);

      . we have included 30,500 shares of common stock issued to the Waterstone Group in the number of shares that were exchanged for new Series C preferred stock in the recapitalization;

      . ITT Industries invested $25 million in exchange for 7,142,857 shares of new Series A preferred stock;

      . Morgan Stanley invested $15 million in exchange for 4,285,714 shares of new Series B preferred stock and one share of new common stock;

      . Capital Research invested $10 million in exchange for 2,857,143 shares of new Series B preferred stock; and

      . our 12 1/2% Senior Notes due March 1, 2001 were exchanged for new 12 1/2% Senior Notes having a maturity of March 1, 2005.

Each of the purchasers in these transactions were accredited investors. Accordingly, we relied on the exemptions from registration provided by Rule 144A promulgated under the Securities Act or Section 4(2) of the Securities Act to effect these transactions. Morgan Stanley served as our financial advisor in connection with the recapitalization and received $750,000 in connection with its advisory role.

      (3) In July 1999, we sold 199,000 units, each consisting of one 13% Senior Discount Note due 2007 and 49.095 shares of Series C preferred stock for $199 million to accredited investors in reliance on Rule 144A promulgated under the Securities Act. Morgan Stanley served as the placement agent in connection with this offering and received a placement fee of approximately $1.5 million.

      (4) From May 1995 to April 1999, we granted options to purchase 585,349 shares of Series C preferred stock under our 1995 Stock Option/Stock Issuance Plan; 48,094 shares of Series C preferred stock were issued upon exercise of these options and 272,629 options are outstanding. All options were granted under Rule 701 promulgated under the Securities Act or, for those employees who are our officers or directors or that are accredited investors, Section 4(2) of the Securities Act.

      (5) From February 2000 to April 2001, we have granted options to purchase 3,777,804 shares of common stock under our 1999 Equity Incentive Plan; 217,900 shares of common stock were issued upon exercise of these options and 3,176,375 options are outstanding. All options were granted under Rule 701 promulgated under the Securities Act or, for those employees who are our officers or directors or that are accredited investors, Section 4(2) of the Securities Act.

      (6) In June 2001, we issued 10,843,297 shares of Series C preferred stock to holders of notes in partial consideration for those holders refraining from tendering their notes in our previous tender offer. Each of the purchasers in this transaction were accredited investors. Accordingly, we relied on the exemptions from registration provided by Regulation D promulgated under the Securities Act or Section 4(2) of the Securities Act to effect this transaction. Morgan Stanley served as our financial advisor in connection with these and related transactions and received $1 million in connection with its advisory role.

      (7) In June 2001, we issued 903,608 shares of Series C preferred stock to Ball Aerospace, an accredited investor, in connection with its provision of vendor financing. We relied on the exemption from registration provided by Regulation D promulgated under the Securities Act or Section 4(2) of the Securities Act to effect this transaction.

      Appropriate legends are affixed to the stock certificates issued in the transactions listed above. Similar legends were imposed in connection with any subsequent sales of any such securities. Each of the purchasers that are our employees or directors had access to information through their employment by us. Each purchaser was given the opportunity to ask questions of and request information from EarthWatch. Each investor represented and acknowledged to EarthWatch in writing that it had this opportunity. Some of the purchasers asked questions and requested information. EarthWatch complied with all requests that it deemed reasonable.

Item 16.  Exhibits and Financial Statement Schedules.

(a)   Exhibits.

Exhibit Number            Description
--------------            -----------
1.1*                      Placement Agreement dated July 7, 1999 by and between
                          EarthWatch and Morgan Stanley & Co. Incorporated.
2.1*                      Recapitalization Agreement dated as of April 8, 1999
                          among EarthWatch, Morgan Stanley & Co. Incorporated,
                          Capital Research and Management Company, for the
                          benefit of American High-Income Trust, American
                          Variable Insurance Series Asset Allocation Fund,
                          American Variable Insurance Series Bond Fund, American
                          Variable Insurance Series High-Yield Bond Fund and
                          Bond Fund of America, Inc., Ball Technologies Holdings
                          Corp. and ITT Industries, Inc.
2.2**                     Recapitalization Agreement and Consent dated as of
                          April 2, 2001 by and among EarthWatch Incorporated,
                          Morgan Stanley & Co. Incorporated, Post Balanced Fund,
                          Post High Yield LP, Post Total Return Fund,
                          Opportunity Fund, Dickstein & Co., L.P., Dickstein
                          International Limited, Hitachi Software Engineering
                          Co., Ltd., Sun America High Income Fund and Sun
                          America Series Trust High Yield Portfolio.
3.1*                      Amended and Restated Certificate of Incorporation, as
                          amended, of EarthWatch, as currently in effect.
3.2*                      Bylaws, as currently in effect.
3.3****                   Certificate of Amendment to Amended and Restated
                          Certificate of Incorporation.
4.1*                      Stockholders' Agreement dated as of April 8, 1999
                          among EarthWatch, Morgan Stanley & Co. Incorporated,
                          Capital Research and Management Company, for the
                          benefit of American High Income Trust, American
                          Variable Insurance Series Asset Yield Bond Fund and
                          Bond and Bond Fund of America, Inc., ITT Industries,
                          Inc. and the other persons listed on the signature
                          pages thereto.
4.3*                      Indenture dated as of July 12, 1999, by and between
                          EarthWatch and The Bank of New York, including form of
                          13% Senior Discount Note Due 2007.
4.6*                      Series C Preferred Registration Rights Agreement dated
                          as of July 7, 1999 between EarthWatch and Morgan
                          Stanley & Co. Incorporated.
4.7*                      Notes registration rights agreement dated as of July
                          12, 1999 between EarthWatch and Morgan Stanley & Co.
                          Incorporated.
4.8*                      Specimen 13% Senior Discount Note Due 2007.
4.10**                    Notes Registration Rights Agreement dated as of April
                          3, 2001 by and among EarthWatch, The Bank of New York and Morgan Stanley & Co. Incorporated.

4.11**                    Series C Preferred Registration Rights Agreement dated
                          as of April 3, 2001 by and among EarthWatch, Morgan
                          Stanley & Co. Incorporated, Post Balanced Fund, Post
                          High Yield LP, Post Total Return Fund, Opportunity
                          Fund, Dickstein & Co., L.P., Dickstein International
                          Limited, Sun America High Income Fund, Sun America
                          Series Trust High Yield Portfolio, Hitachi Software
                          Engineering Co., Ltd. and Ball Technologies Holdings
                          Corp.
4.12**                    Pledge Agreement dated as of April 3, 2001 by and
                          among EarthWatch, The Bank of New York, as trustee,
                          and The Bank of New York, as securities intermediary.
4.13**                    First Supplemental Indenture dated April 16, 2001, by
                          and between EarthWatch and The Bank of New York, as
                          trustee.
4.14****                  Senior Collateral Pledge and Security Agreement, dated
                          as of June 15, 2001, between EarthWatch Incorporated
                          and The Bank of New York, as collateral agent.
4.15****                  Junior Collateral Pledge and Security Agreement, dated
                          as of June 15, 2001, between EarthWatch Incorporated
                          and The Bank of New York, as collateral agent.
5.1+                      Opinion of Baker & McKenzie.
10.1*                     EarthWatch Incorporated 1995 Stock Option Stock
                          Issuance Plan.
10.2*                     EarthWatch Incorporated 1999 Equity Incentive Plan.
10.3*                     Ball-EarthWatch Agreement dated as of April 8, 1999 by
                          and between EarthWatch and Ball Technologies Holdings
                          Corp.
10.4*                     Contract for QuickBird Spacecraft dated as of June 9,
                          1998, as amended, by and between EarthWatch and Ball
                          Aerospace & Technologies Corp.
10.5*                     Engineering Services Agreement dated as of March 6,
                          1996, as amended, by and between EarthWatch and Ball
                          Aerospace & Technologies Corp.
10.6*                     Strategic Supplier Agreement dated as of February 26,
                          1999, by and between EarthWatch and ITT Industries,
                          Inc.
10.7*                     Agreement for the EarthWatch QuickBird Sensor
                          Subsystem dated as of October 15, 1996, as amended, by
                          and between EarthWatch and Eastman Kodak Company.
10.8*                     EarthWatch-Hitachi Imaging Distribution Agreement
                          dated as of June 4, 1995, as amended, by and between
                          EarthWatch and Hitachi, Ltd.
10.9*                     Distributor Agreement dated as of August 1, 1997, by
                          and between Nuovo Telespazio, S.p.A.
10.10*                    Launch Services Agreement dated as of April 1, 1999,
                          by and between EarthWatch and United Start
                          Corporation.
10.11*                    Lease Agreement between EarthWatch and Pratt Land
                          Limited Liability Company.
10.12***                  Delta II Launch Services Agreement between Earthwatch
                          and Delta Launch Services, Inc. (Confidential
                          treatment has been requested for portions of this
                          document.)
10.13***                  Credit Agreement, dated as of April 20, 2001, by and
                          between EarthWatch and Ball Aerospace & Technologies
                          Corp.
10.14*                    Amendment Seven to Contract 9602-0117 (Engineering
                          Services Agreement), dated January 4, 2001, by and
                          between EarthWatch and Ball Aerospace & Technologies
                          Corp.
12.1 *                    Statements regarding computation of ratio of earnings
                          to fixed charges.
21.1 *                    Subsidiaries of EarthWatch.
23.1                      Consent of PricewaterhouseCoopers LLP.
23.2 +                    Consent of Baker & McKenzie (to be included in
                          Exhibit 5.1 hereto).
24.1                      Power of Attorney (included on page II-7 hereto).
25.1                      Statement of Eligibility of Trustee.

* Incorporated by reference to the exhibits with the corresponding exhibit numbers in EarthWatch's registration statement on Forms S-4 and S-1/A (File No. 333-39202).
** Incorporated by reference to the exhibits with the corresponding exhibit numbers in EarthWatch's Form 8-K filed with the SEC on April 25, 2001.
*** Incorporated by reference to the exhibits with the corresponding exhibit numbers in EarthWatch's Form 10-Q for the quarterly period ended March 31, 2001.
**** Incorporated by reference to the exhibits with the corresponding exhibit numbers in EarthWatch's Form 8-K filed with the SEC on June 20, 2001.
+      To be filed by amendment.


   (b) Financial Statement Schedules

         Schedules are not listed above because the information to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 17. Undertakings.

     We hereby undertake:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

   (c)  The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497 (h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, we have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado on July 12, 2001.
                                           EARTHWATCH INCORPORATED

                                           By: /s/ Herbert F. Satterlee III
                                               ---------------------------------
                                                 Herbert F. Satterlee III
                                                 President and Chief Executive
                                                 Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Herbert F. Satterlee and Henry E. Dubois and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                  Signature                            Title                                     Date
---------------------------------   ---------------------------------------------------   -------------------

/s/ Herbert F. Satterlee III              President and Chief Executive Officer,          July 12, 2001
---------------------------------     Director, Chairman (Principal Executive Officer)
Herbert F. Satterlee III

/s/ Henry E. Dubois                   Chief Operating Officer, Chief Financial Officer,   July 12, 2001
---------------------------------                  Executive Vice President
Henry E. Dubois                         (Principal Financial and Accounting Officer)

                                                   Chief Technical Officer,
---------------------------------         Executive Vice President, Director
Walter S. Scott

/s/ Paul M. Albert, Jr.                                   Director                        July 12, 2001
---------------------------------
Paul M. Albert, Jr.

/s/ Henry J. Driesse                                      Director                        July 12, 2001
---------------------------------
Henry J. Driesse

/s/ Donald E. Foley                                       Director                        July 12, 2001
---------------------------------
Donald E. Foley

/s/ Anne Karalekas                                        Director                        July 12, 2001
---------------------------------
Anne Karalekas

/s/ Takatoshi Kodaira                                     Director                        July 12, 2001
---------------------------------
Takatoshi Kodaira

/s/ Michael J. Petrick                                    Director                        July 12, 2001
---------------------------------
Michael J. Petrick

/s/ Donald W. Vanlandingham                               Director                        July 12, 2001
---------------------------------
Donald W. Vanlandingham

                                 EXHIBIT INDEX

Exhibit Number     Description
--------------     -----------
1.1*               Placement Agreement dated July 7, 1999 by and between
                   EarthWatch and Morgan Stanley & Co. Incorporated.
2.1*               Recapitalization Agreement dated as of April 8, 1999
                   among EarthWatch, Morgan Stanley & Co. Incorporated,
                   Capital Research and Management Company, for the
                   benefit of American High-Income Trust, American
                   Variable Insurance Series Asset Allocation Fund,
                   American Variable Insurance Series Bond Fund, American
                   Variable Insurance Series High-Yield Bond Fund and
                   Bond Fund of America, Inc., Ball Technologies Holdings
                   Corp. and ITT Industries, Inc.
2.2**              Recapitalization Agreement and Consent dated as of April 2,
                   2001 by and among EarthWatch Incorporated, Morgan Stanley &
                   Co. Incorporated, Post Balanced Fund, Post High Yield LP,
                   Post Total Return Fund, Opportunity Fund, Dickstein & Co.,
                   L.P., Dickstein International Limited, Hitachi Software
                   Engineering Co., Ltd., Sun America High Income Fund and Sun
                   America Series Trust High Yield Portfolio.
3.1*               Amended and Restated Certificate of Incorporation, as
                   amended, of EarthWatch, as currently in effect.
3.2*               Bylaws, as currently in effect.
3.3****            Certificate of Amendment to Amended and Restated Certificate
                   of Incorporation.
4.1*               Stockholders' Agreement dated as of April 8, 1999 among
                   EarthWatch, Morgan Stanley & Co. Incorporated, Capital
                   Research and Management Company, for the benefit of American
                   High Income Trust, American Variable Insurance Series Asset
                   Yield Bond Fund and Bond and Bond Fund of America, Inc., ITT
                   Industries, Inc. and the other persons listed on the
                   signature pages thereto.
4.3*               Indenture dated as of July 12, 1999, by and between
                   EarthWatch and The Bank of New York, including form of 13%
                   Senior Discount Note Due 2007.
4.6*               Series C Preferred Registration Rights Agreement dated as of
                   July 7, 1999 between EarthWatch and Morgan Stanley & Co.
                   Incorporated.
4.7*               Notes registration rights agreement dated as of July 12, 1999 between EarthWatch and Morgan Stanley & Co. Incorporated.
4.8*               Specimen 13% Senior Discount Note Due 2007.
4.10**             Notes Registration Rights Agreement dated as of April 3, 2001 by and among EarthWatch, The Bank of New York and Morgan
                   Stanley & Co. Incorporated.
4.11**             Series C Preferred Registration Rights Agreement dated as of
                   April 3, 2001 by and among EarthWatch, Morgan Stanley & Co.
                   Incorporated, Post Balanced Fund, Post High Yield LP, Post
                   Total Return Fund, Opportunity Fund, Dickstein & Co., L.P.,
                   Dickstein International Limited, Sun America High Income
                   Fund, Sun America Series Trust High Yield Portfolio, Hitachi
                   Software Engineering Co., Ltd. and Ball Technologies Holdings
                   Corp.
4.12**             Pledge Agreement dated as of April 3, 2001 by and among
                   EarthWatch, The Bank of New York, as trustee, and The Bank of
                   New York, as securities intermediary.
4.13**             First Supplemental Indenture dated April 16, 2001, by and
                   between EarthWatch and The Bank of New York, as trustee.
4.14****           Senior Collateral Pledge and Security Agreement, dated
                   as of June 15, 2001, between EarthWatch Incorporated
                   and The Bank of New York, as collateral agent.
4.15****           Junior Collateral Pledge and Security Agreement, dated
                   as of June 15, 2001, between EarthWatch Incorporated
                   and The Bank of New York, as collateral agent.
5.1+               Opinion of Baker & McKenzie.
10.1*              EarthWatch Incorporated 1995 Stock Option Stock Issuance
                   Plan.
10.2*              EarthWatch Incorporated 1999 Equity Incentive Plan.
10.3*              Ball-EarthWatch Agreement dated as of April 8, 1999 by and between EarthWatch and Ball Technologies Holdings Corp.
10.4*              Contract for QuickBird Spacecraft dated as of June 9, 1998, as amended, by and between EarthWatch and Ball Aerospace &
                   Technologies Corp.
10.5*              Engineering Services Agreement dated as of March 6, 1996, as amended, by and between EarthWatch and Ball Aerospace &
                   Technologies Corp.

10.6*              Strategic Supplier Agreement dated as of February 26, 1999, by and between EarthWatch and ITT Industries, Inc.
10.7*              Agreement for the EarthWatch QuickBird Sensor Subsystem dated as of October 15, 1996, as amended, by and between EarthWatch and Eastman Kodak Company.
10.8*              EarthWatch-Hitachi Imaging Distribution Agreement dated as of
                   June 4, 1995, as amended, by and between EarthWatch and
                   Hitachi, Ltd.
10.9*              Distributor Agreement dated as of August 1, 1997, by and
                   between Nuovo Telespazio, S.p.A. 10.10* Launch Services
                   Agreement dated as of April 1, 1999, by and between
                   EarthWatch and United Start Corporation.
10.11*             Lease Agreement between EarthWatch and Pratt Land Limited
                   Liability Company.
10.12***           Delta II Launch Services Agreement between Earthwatch and
                   Delta Launch Services, Inc. (Confidential treatment has been requested for portions of this document.)
10.13***           Credit Agreement, dated as of April 20, 2001, by and between
                   EarthWatch and Ball Aerospace & Technologies Corp.
10.14*             Amendment Seven to Contract 9602-0117 (Engineering
                   Services Agreement), dated January 4, 2001, by and
                   between EarthWatch and Ball Aerospace & Technologies
                   Corp.
12.1 *             Statements regarding computation of ratio of earnings to
                   fixed charges.
21.1 *             Subsidiaries of EarthWatch.
23.1               Consent of PricewaterhouseCoopers LLP.
23.2 +             Consent of Baker & McKenzie (to be included in Exhibit 5.1 hereto).
24.1               Power of Attorney (included on page II-7 hereto).
25.1               Statement of Eligibility of Trustee.

* Incorporated by reference to the exhibits with the corresponding exhibit numbers in EarthWatch's registration statement on Forms S-4 and S-1/A (File No. 333-39202).
** Incorporated by reference to the exhibits with the corresponding exhibit numbers in EarthWatch's Form 8-K filed with the SEC on April 25, 2001.
*** Incorporated by reference to the exhibits with the corresponding exhibit numbers in EarthWatch's Form 10-Q for the quarterly period ended March 31, 2001.
**** Incorporated by reference to the exhibits with the corresponding exhibit numbers in EarthWatch's Form 8-K filed with the SEC on June 20, 2001.
+      To be filed by amendment.